PROSPECTUS SUPPLEMENT	Filed Pursuant to Rule 424(b)(2)
(To Prospectus dated April 19, 2012)	Registration No. 333-180154

VISTA GOLD CORP.

225,000 Common Shares

This prospectus supplement relates to the registration for distribution of 225,000 of our common shares (which we refer to as the “Compensation Option Shares”), issuable from time to time upon the exercise of our Compensation Options (defined below) under this prospectus supplement and the accompanying base prospectus.

On April 12, 2011, we entered into an underwriting agreement (which we refer to as the “Underwriting Agreement”), by and among us and GMP Securities L.P. and Wellington West Capital Markets Inc. (which we refer to collectively as the “Underwriters”).  Pursuant to the Underwriting Agreement, we granted the Underwriters compensation options (which we refer to as the “Compensation Options”) to purchase a number of our common shares equal to 5% of the number of common shares sold under our April 12, 2011 offering.  We issued 450,000 Compensation Options to the Underwriters.  The issuance of the Compensation Options and the common shares underlying the Compensation Options was previously registered pursuant to a prospectus supplement dated April 12, 2011 to the base prospectus dated April 27, 2009 to our Registration Statement on Form S-3 (333-158633) which expired in May of 2012. Of the 450,000 Compensation Options issued to the Underwriters, 225,000 remain outstanding and are covered by this prospectus supplement.  Each Compensation Option allows its holder to acquire one Compensation Option Share at an exercise price of Cdn$3.30 at any time up to 5:00 p.m. Vancouver time, on April 20, 2013.

We do not intend to list the Compensation Options on any securities exchange.  The exercise price of the Compensation Options was determined by negotiation between us and the Underwriters with reference to the prevailing market price of our common shares.

Our outstanding common shares are listed on the NYSE MKT (which we refer to as the “NYSE MKT”) and the Toronto Stock Exchange (which we refer to as the “TSX”), in each case under the symbol “VGZ’’.  The closing price of our common shares on September 26, 2012 on the NYSE MKT was $3.65 and on the TSX was Cdn$3.58.  Our principal executive offices are located at 7961 Shaffer Parkway, Suite 5, Littleton, Colorado 80127, and its telephone number is (720) 981-1185.

INVESTING IN OUR SECURITIES INVOLVES RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-6 OF THIS PROSPECTUS SUPPLEMENT BEFORE YOU MAKE AN INVESTMENT IN OUR SECURITIES.

Neither the United States Securities and Exchange Commission (which we refer to as the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying base prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is September 28, 2012

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

ABOUT THIS PROSPECTUS SUPPLEMENT	S-1
SUMMARY	S-2
RISK FACTORS	S-6
NOTE REGARDING FORWARD LOOKING STATEMENTS	S-20
CAUTIONARY NOTE TO U.S. INVESTORS REGARDING RESERVE AND RESOURCE ESTIMATES	S-22
DOCUMENTS INCORPORATED BY REFERENCE	S-23
PRESENTATION OF FINANCIAL INFORMATION AND EXCHANGE RATE DATA	S-24
USE OF PROCEEDS	S-24
DIVIDEND POLICY	S-24
DESCRIPTION OF COMMON SHARES	S-24
CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. RESIDENTS	S-25
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	S-26
PLAN OF DISTRIBUTION	S-35
TRANSFER AGENT AND REGISTRAR	S-35
LEGAL MATTERS	S-35
EXPERTS	S-35
WHERE TO FIND ADDITIONAL INFORMATION	S-37

BASE PROSPECTUS

ABOUT THIS PROSPECTUS	1
SUMMARY	2
THE COMPANY	2
BUSINESS OF THE COMPANY	2
RECENT DEVELOPMENTS	3
THE SECURITIES OFFERED UNDER THIS PROSPECTUS	4
RISK FACTORS	6
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION	20
CAUTIONARY NOTE FOR U.S. INVESTORS REGARDING RESERVE AND RESOURCE ESTIMATES	23
DOCUMENTS INCORPORATED BY REFERENCE	24
PRESENTATION OF FINANCIAL INFORMATION AND EXCHANGE RATE DATA	25
USE OF PROCEEDS	25
MARKET FOR COMMON SHARES AND WARRANTS	25
CHANGES TO CONSOLIDATED CAPITALIZATION	26
CERTAIN INCOME TAX CONSIDERATIONS	26
DESCRIPTION OF COMMON SHARES	27
DESCRIPTION OF WARRANTS	27
DESCRIPTION OF SUBSCRIPTION RECEIPTS	29
DESCRIPTION OF UNITS	32
PLAN OF DISTRIBUTION	33
AUDITORS, TRANSFER AGENT AND REGISTRAR	35
EXPERTS	35
LEGAL MATTERS	36
WHERE YOU CAN FIND MORE INFORMATION	36

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts.  The first part is this prospectus supplement, which describes the specific terms of the offering of the Compensation Option Shares and also adds to, updates and modifies information contained in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.  The second part is the accompanying base prospectus, which gives more general information, some of which may not be applicable to this offering.

This prospectus supplement relates to a registration statement on Form S-3 that we filed with the SEC, utilizing a shelf registration process.  Under this shelf registration process, we may, from time to time, offer, sell and issue any of the securities or any combination of the securities described in the accompanying base prospectus in one or more offerings.  You should read this prospectus supplement, the accompanying base prospectus, the documents incorporated into this prospectus supplement and the accompanying base prospectus and each free writing prospectus filed by us, if any, together with the information described under the sections entitled “Where to Find Additional Information” and “Documents Incorporated by Reference” in this prospectus supplement, and any additional information you may need to make your investment decision.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying base prospectus and any free writing prospectus, if any, relating to this offering. We have not, authorized any other person to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying base prospectus, any free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.  Information in this prospectus supplement updates and modifies the information in the accompanying base prospectus and information incorporated by reference herein and therein. To the extent that any statement made in this prospectus supplement or any free writing prospectus (unless otherwise specifically indicated therein) differs from those in the accompanying base prospectus, the statements made in the accompanying base prospectus and the information incorporated by reference herein and therein are deemed modified or superseded by the statements made by this prospectus supplement or any free writing prospectus.

The registration statement that contains the accompanying base prospectus (SEC File No. 333-180154) (including the exhibits filed with and the information incorporated by reference into the registration statement) contains additional important business and financial information about us and our common shares that is not presented or delivered with this prospectus supplement. That registration statement, including the exhibits filed with the registration statement and the information incorporated by reference into the registration statement, can be read at the SEC’s website, www.sec.gov, or at the SEC office mentioned under the section of this prospectus supplement entitled “Where to Find Additional Information” below.

Prospective investors should be aware that the acquisition of the Compensation Option Shares described herein may have tax consequences in the United States and Canada. Such consequences for investors who are resident in, or citizens of, the United States and Canada may not be described fully herein. Investors should read the tax discussion in this prospectus supplement under the captions “Material United States Federal Income Tax Considerations” and “Material Canadian Federal Income Tax Consequences,” and should consult their own tax advisor with respect to their own particular circumstances.

The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that we are incorporated or organized under the laws of the Yukon Territory, Canada, that some of our officers and directors are residents of a foreign country, that some of the experts named in the registration statement, this prospectus supplement and the accompanying base prospectus are residents of a foreign country, and that a substantial portion of our assets and the assets of said persons are located outside the United States

Unless stated otherwise or the context otherwise requires, references in this prospectus supplement and the accompanying base prospectus to the “Company,” “Vista,” “we” or “us” includes Vista Gold Corp. and each of its subsidiaries.

SUMMARY

The following is a summary of the principal features of the offering and is not intended to be complete. It should be read together with the more detailed information and financial data and statements contained elsewhere in this prospectus supplement, the accompanying base prospectus, each free writing prospectus filed by us, if any, and the documents incorporated by reference herein and therein, including the section entitled “Risk Factors’’ in this prospectus supplement.

The Company

Vista Gold Corp. was originally incorporated on November 28, 1983 under the name “Granges Exploration Ltd.”.  In November 1983, Granges Exploration Ltd. acquired all the mining interests of Granges AB in Canada. On June 28, 1985, Granges Exploration Ltd. and Pecos Resources Ltd. amalgamated under the name “Granges Exploration Ltd.” and on June 9, 1989, Granges Exploration Ltd. changed its name to “Granges Inc.” On May 1, 1995, Granges Inc. and Hycroft Resources & Development Corporation were amalgamated under the name “Granges Inc.” Effective November 1, 1996, Granges Inc. and Da Capo Resources Ltd. amalgamated under the name “Vista Gold Corp.” Effective December 17, 1997, Vista Gold Corp. was continued from British Columbia to the Yukon Territory, Canada under the Business Corporations Act (Yukon Territory). On September 22, 2006, we entered into an Arrangement and Merger Agreement with Allied Nevada Gold Corp. (which we refer to as “Allied Nevada”), Carl Pescio and Janet Pescio pursuant to which our Nevada-based mining properties and related assets were transferred to Allied Nevada and the Pescios’ interests in certain Nevada-based mining properties and related assets were transferred to Allied Nevada. Completion of the transaction occurred on May 10, 2007. Our current addresses, telephone and facsimile numbers of our offices are:

Executive Office	Registered and Records Office
Suite 5 - 7961 Shaffer Parkway Littleton, Colorado, USA 80127 Telephone: (720) 981-1185 Facsimile: (720) 981-1186	200 - 204 Lambert Street Whitehorse, Yukon Territory, Canada Y1A 3T2 Telephone: (867) 667-7600 Facsimile: (867) 667-7885

Business of the Company

We are currently engaged in the evaluation, acquisition, exploration and advancement of gold exploration and potential development projects, which may lead to gold production.  Historically, our approach to acquisitions of gold projects has generally been to seek projects within political jurisdictions with well established mining, land ownership and tax laws, which have adequate drilling and geological data to support the completion of a third-party review of the geological data and to complete an estimate of mineral resources and/or mineral reserves. In addition, we look for opportunities to improve the value of our gold projects, including through exploration drilling and re-engineering the operating assumptions underlying previous engineering work.

Beginning in 2007, our Board of Directors and management implemented the strategy of moving our more advanced projects forward through technical, engineering and feasibility studies in preparation for mine development so that production decisions could be made on those projects.

Currently, our holdings include the Mt. Todd gold project in Australia; the Guadalupe de los Reyes gold/silver project in Mexico; the Concordia gold project in Mexico; the Awak Mas gold project in Indonesia; the Long Valley gold project in California; and mining claims in Utah.  We also own approximately 27.8% of the shares of Midas Gold Corp. (which we refer to as “Midas Gold”), a company exploring for gold and developing the Golden Meadows project in the Yellow Pine – Stibnite District in Idaho. Additional information about these projects is available herein under the heading “Recent Developments” and in our Annual Report on Form 10-K for the year ended December 31, 2011, filed on Form 10-K, under “Item 2. Properties”.

On February 7, 2012, we entered into an Earn-in Right Agreement (which we refer to as the “Earn-in Right Agreement”) with Invecture Group, S.A. de C.V. (which we refer to as “Invecture”) with respect to the Concordia gold project in Baja California Sur, Mexico.  Pursuant to the terms of the Earn-in Right Agreement, Invecture has a right, exercisable by February 7, 2014 (subject to extension), to earn a 60% interest (subsequently adjusted to 62.5%) in the Concordia gold project.  See “Recent Developments” for additional information on the earn-in right agreement.

On April 6, 2011, we completed a combination (which we refer to as the “Combination”) with Midas Gold, Inc.  As part of the Combination, each of Midas Gold, Inc. and Vista Gold U.S. Inc. (which we refer to as “Vista US”), our wholly-owned subsidiary, contributed their respective interests in gold assets in the Yellow Pine-Stibnite District in Idaho to Midas Gold.  In exchange for the contribution of its equity interests in Idaho Gold Holding Company, Vista US was issued 30,402,615 common shares in the capital of Midas Gold.  Concurrently with the Combination, Midas Gold completed a private placement of 6,129,800 common shares at a purchase price of Cdn$2.50 per share to raise gross proceeds of Cdn$15,324,500.  We purchased 1,400,000 common shares through the private placement for an aggregate purchase price of Cdn$3,500,000. On July 14, 2011, Midas Gold completed an initial public offering, issuing 13,930,855 common shares and Midas Gold common shares began trading on the Toronto Stock Exchange under the symbol “MAX”. In total we hold 31,802,615 Midas common shares representing as at September 4, 2012 approximately 27.8% of the issued and outstanding Midas Gold Shares.  Our Midas common shares are currently subject to certain contractual restrictions on sale or transfer, which expire July 14, 2013.

We do not produce gold and do not currently generate operating earnings. Through fiscal 2011, funding to acquire and explore gold properties and to operate our business has been principally acquired through an equity financing (consisting of a public offering of common shares).  We expect to continue to raise capital through additional equity and/or debt financings, and through the exercise of stock options and warrants.

Recent Developments

Concordia Gold Project – Earn-in Right Agreement

On February 7, 2012, we entered into the Earn-in Right Agreement with Invecture with respect to our Concordia gold project in Baja California Sur, Mexico.

We hold the Concordia gold project through our wholly-owned, Mexican subsidiary, Desarrollos Zapal, S.A. de C.V. (which we refer to as “DZ Mexico”).  Under the terms of the Earn-in Right Agreement, Invecture made a non-refundable payment of US$2.0 million in exchange for the right to earn a 60% interest (subsequently adjusted to 62.5%) in DZ Mexico (which we refer to as the “Earn-in Right”).  The Earn-in Right will expire if not exercised by February 7, 2014, subject to extension in certain circumstances (which we refer to as the “Earn-in Period”).  The Earn-in Right Agreement provides that during the Earn-in Period, Invecture will, at its sole expense, manage and operate the Concordia gold project and will undertake all commercially reasonable efforts to obtain the Change of Forest Land Use Permit (which we refer to as the “CUSF”) and the Authorization of Environmental Impact which are required to develop the Concordia gold project.

The Agreement provides that the exercise of the Earn-in Right by Invecture is conditional upon, among other things: (i) receipt of the CUSF and the Authorization of Environmental Impact; (ii) the completion of a feasibility report on the Concordia gold project, which updates the existing feasibility report with respect to costs; (iii) Invecture funding the Concordia gold project during the Earn-in Period; and (iv) Invecture making an additional payment of US$20.0 million to DZ Mexico, which amount will be used to repay intercompany loans owed by DZ Mexico to Vista.

During the Earn-in Period and subject to the terms of the Earn-in Right Agreement, we will hold 40% of the DZ Mexico shareholder voting rights.  The remaining 60% of the DZ Mexico shareholder voting rights will be held in a trust that will be instructed by our representatives and Invecture’s representatives.  Upon Invecture’s exercise of the Earn-in Right, we will continue to hold a 40% interest (subsequently adjusted to 37.5%) in DZ Mexico and the Concordia gold project.

As part of the Earn-in Right Agreement, we granted Invecture the option to cause DZ Mexico to acquire the mill equipment, which we had acquired for the Concordia gold project in 2008, for US$16.0 million plus certain storage, insurance and transportation costs and any applicable taxes. Notice of the intent to exercise this option is must be given no later than February 7, 2013.

Vista Mt. Todd  Feasibility Study Update

On March 30, 2012, we announced that due to a longer than expected process to finalize capital and operating costs for the process facility, the release of a definitive feasibility study for our Mt. Todd gold project would not occur until the middle of the second quarter of 2012.

Filing of Canadian Final Short Form Base prospectus and Effectiveness of Shelf Registration Statement

On April 19, 2012, we announced that we had filed a final short form base shelf prospectus with certain Canadian securities regulators and that our shelf registration statement filed on Form S-3 filed with the United States Securities and Exchange Commission was brought effective (collectively with the base shelf prospectus, the “Offering Documents”).  The Offering Documents allow us to make offerings of common shares, warrants, subscription receipts or units for aggregate proceeds of up to $200 million during the next three years to potential purchasers in the United States, and during the next 25 months to potential purchasers in each province and territory of Canada (other than Quebec).

Appointment of Chief Financial Officer

On May 29, 2012, we announced that John F. Engele was appointed to serve as our Senior Vice President-Chief Financial Officer.  In connection with Mr. Engele’s appointment, we also announced that concurrently with Mr. Engele’s appointment, Ms. Terri Eggert resigned as our Interim Chief Financial Officer.

Vista Mt. Todd Feasibility Study Scope Revision

On June 5, 2012, we announced that we were revising the scope of the definitive feasibility study for our Mt. Todd gold project to incorporate the increased throughput rate of the processing facility, the new resource estimate from the ongoing drill program and the results from the heap leach testing programs.

On September 4, 2012, we announced an updated mineral resource estimate from our ongoing resource conversion drilling program at the Mt. Todd gold project.  The drilling program is ongoing and new results are expected to be included in a further updated resource estimate that will be the basis for the definitive feasibility study, which we expect to release in early 2013

$15,000,000 Unit Offering

On July 27, 2012, we closed of a private placement of units.  We completed the sale of 5,000,000 units for gross proceeds of $15,000,000.  Each unit consists of one common share and one-half of one Warrant.  Each full Warrant entitles the holder thereof to purchase one share common share at a price of $3.60 until July 27, 2014.  In connection with the private placement, we paid cash commissions in the aggregate of $500,000 and issued a total of 166,667 2012 Compensation Warrants to finders that provided services in respect of subscriptions for 3,333,333 units.  Each 2012 Compensation Warrant entitles the holder to thereof to purchase one common share at a price of $3.18 until July 27, 2014.

The Offering

The following is a brief summary of certain terms of this offering and is not intended to be complete. It does not contain all of the information that will be important to a holder of Compensation Option Shares. For a more complete description of our common shares, see the section entitled "Description of Common Shares" in this prospectus supplement and the accompanying base prospectus.

Issuer:	Vista Gold Corp.

Offering:
225,000 Compensation Option Shares issuable upon the exercise of the Compensation Options.  Each Compensation Option entitles the holder to purchase one Compensation Option Share, at a price of Cdn$3.30 per Compensation Option Share at any time up to 5:00 p.m. Vancouver time, on April 20, 2013

Amount:	Cdn$742,500

Price to holders of Compensation Options:	Cdn$3.30 per Compensation Option Share

Use of Proceeds:	The net proceeds of the Compensation Options will be used for general working capital purposes. See the section entitle “Use of Proceeds” in this prospectus supplement

Risk Factors:
Investing in the Compensation Option Shares involves risks that are described in the “Risk Factors” section beginning on page S-6 of this prospectus supplement, the “Risk Factors and Uncertainties” section on page 6 of the accompanying base prospectus and the “Risk Factors” section of our annual report on Form 10-K as filed with the SEC and Canadian securities authorities.

Tax Considerations:
Purchasing the Compensation Option Shares may have tax consequences in the United States and Canada.  This prospectus supplement and the accompanying base prospectus may not describe these consequences fully for all investors.  Investors should read the tax discussion in this prospectus supplement and consult with their tax advisor.  See the sections entitled “Material United States Federal Income Tax Considerations” and “Material Canadian Federal Income Tax Considerations” in this prospectus supplement.

Listing Symbol:	Our common shares are listed for trading on the NYSE MKT and the TSX, in each case under the symbol “VGZ.”

RISK FACTORS

Investing in the Compensation Option Shares  involves a high degree of risk. Prospective investors should carefully consider the following risks, as well as the other information contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein before investing in the Compensation Option Shares. If any of the following risks actually occurs, our business could be harmed. Additional risks and uncertainties, including those of which we are currently unaware or those that are deemed immaterial, may also adversely affect our business.

We cannot be certain that our acquisition, exploration and development activities will be commercially successful or that any transaction we enter into will maximize the realization of the market value of our assets.

We currently have no properties that produce gold in commercial quantities. Substantial expenditures are required to acquire existing gold properties, to establish mineral reserves through drilling and analysis, to develop metallurgical processes to extract metal from the ore and, in the case of new properties, to develop the mining and processing facilities and infrastructure at any site chosen for mining. We cannot be assured that any mineral reserves or mineral resources acquired or discovered will be in sufficient quantities to justify commercial operations or that the funds required for development can be obtained on a timely basis.  In addition, we have entered, may in the future enter, into agreements with third parties to realize the market value of certain of our assets.  There is no assurance that transactions resulting from such agreements will maximize or realize the market value of our assets.

We have no history of producing metals from our current mineral properties and limited recent experience with producing mines; there can be no assurance that we will successfully establish mining operations or profitably produce precious metals.

We have no history of producing metals from our current mineral properties.  We do not produce gold and do not currently generate operating earnings.  While we seek to move the Mt. Todd gold project into production, such efforts will be subject to all of the risks associated with establishing new mining operations and business enterprises, including:

●	the timing and cost, which are considerable, of the construction of mining and processing facilities;

●	the ability to find sufficient gold reserves to support a profitable mining operation;

●	the availability and costs of skilled labor and mining equipment;

●	compliance with environmental and other governmental approval and permit requirements;

●	the availability of funds to finance construction and development activities;

●	potential opposition from non-governmental organizations, environmental groups, local groups or local inhabitants that may delay or prevent development activities; and

●	potential increases in construction and operating costs due to changes in the cost of labor, fuel, power, materials and supplies.

The costs, timing and complexities of mine construction and development may be increased by the remote location of our properties.  It is common in new mining operations to experience unexpected problems and delays during construction, development and mine start-up.  In addition, management of Vista will need to be expanded.  This could result in delays in the commencement of mineral production and increased costs of production.  Accordingly, we cannot assure you that our activities will result in profitable mining operations or that we will successfully establish mining operations.

We have a history of losses and may incur losses in the future.

We have incurred losses in all periods since inception, except for the year ended December 31, 2011, and may incur net losses in the future.  We reported the following earnings/(losses) from operations during each of the following periods:

●	approximately $51 million for the year ended December 31, 2011;

●	approximately ($20 million) for the year ended December 31, 2010; and

●	approximately ($6 million) for the year ended December 31, 2009.

We had an accumulated deficit of approximately $264 million as at December 31, 2011 and $315 million and $295 million as at December 31, 2010 and December 31, 2009, respectively.  Additionally, we had negative cash flows from our operating activities of $25 million for the year ended December 31, 2011.

We expect to continue to incur losses unless and until such time as one of our properties enters into commercial production and generate sufficient revenues to fund continuing operations.  We have committed and plan to continue to commit substantial capital and other resources to the ongoing development of the Mt. Todd gold project.  The amount and timing of future expenditures will depend on a number of factors, including, but not limited to, the progress of ongoing development and operations, permitting matters, the timing of development, the costs of production, the commercial viability of production and other factors, some of which are beyond our control.  We cannot assure investors that we will ever achieve profitability.

Feasibility study results and preliminary assessment results are based on estimates that are subject to uncertainty.

Feasibility studies are used to determine the economic viability of a deposit, as are pre-feasibility studies and preliminary assessments. Feasibility studies are the most detailed and reflect a higher level of confidence in the reported capital and operating costs. Generally accepted levels of confidence are plus or minus 15% for feasibility studies, plus or minus 25-30% for pre-feasibility studies and plus or minus 35-40% for preliminary assessments. These levels reflect the levels of confidence that exist at the time the study is completed. While these studies are based on the best information available to us for the level of study, we cannot be certain that actual costs will not significantly exceed the estimated cost. While we incorporate what we believe is an appropriate contingency factor in cost estimates to account for this uncertainty, there can be no assurance that the contingency factor is adequate.

The economic viability of a mineral deposit is based on many factors that are subject to uncertainty.

Many factors are involved in the determination of the economic viability of a mineral deposit, including the achievement of satisfactory mineral reserve estimates, the level of estimated metallurgical recoveries, capital and operating cost estimates and estimates of future gold prices. Resource estimates are based on the assay results of many intervals from many drill holes and the interpolation of those results between holes. Mineral reserve estimates may be materially affected by metallurgical, environmental, permitting, legal title, socio-economic factors, marketing, political and other factors. There is no certainty that metallurgical recoveries obtained in bench scale or pilot plant scale tests will be achieved in commercial operations. Capital and operating cost estimates are based upon many factors, including anticipated tonnage and grades of ore to be mined and processed, anticipated tonnage of waste rock to be mined, the configuration of the orebody, ground and mining conditions, hardness and abrasiveness of the ore, expected recovery rates of the gold from the ore and anticipated environmental and regulatory compliance costs. Each of these factors involves uncertainties and as a result, we cannot give any assurance that our development or exploration projects will become operating mines. Further, it may take many years from the initial phase of drilling before production is possible and, during that time, the economic feasibility of exploiting a discovery may change as the result of changing commodity and supply costs. If a mine is developed, actual operating results may differ from those anticipated in a feasibility study.

We require certain governmental authorizations and permits for our business, including our development plans and operating activities.  We could incur substantial costs or disruptions to our business if we cannot obtain, renew or maintain the necessary authorizations and permits.

A major risk inherent in our business is the requirement to obtain authorizations and permits from governmental authorities.  Delays in obtaining authorizations or permits, failure to obtain an authorization or permit or receipt of an authorization or permit with unreasonable conditions or costs could have a material adverse effect on our ability to develop one or more of our gold projects, including, but not limited to, the Mt. Todd gold project.  The failure to obtain necessary permits could result in an impairment and write down of the carrying value of our projects.

As we proceed with development at the Mt. Todd gold project, we may experience delays in the commencement of construction due to delays in receiving any required permits.  There can be no assurance whether or when construction at the Mt. Todd gold project will commence.  If we are unable to acquire the necessary permits for construction and mining at the Mt. Todd gold project, then we will not have mineral reserves under SEC Industry Guide 7 or Canadian National Instrument 43-101—Standards of Disclosure for Mineral Projects (“NI 43-101”), which would significantly reduce the market value of the Concordia gold project and could result in an impairment and write down of the carrying value of the project.

We depend on the issuance of certain permits for the exploration activities at the Guadalupe de los Reyes gold/silver project.  There can be no assurance that we will obtain the additional permits for drilling.  If we are unable to acquire the necessary permits, then we may not be able to advance the project to more detailed levels of technical and economic evaluation

We are awaiting receipt of certain permits needed before construction can begin at the Concordia gold project. We continue to experience delays in the commencement of construction on the Concordia gold project due to delays in receiving the required permits.  There can be no assurance of whether or when construction at the Concordia gold project will commence.  If we (whether itself or through Invecture as part of Invecture’s exercise of the Earn-in Right) are unable to acquire the required permits to mine the Concordia gold project, then the Concordia gold project will not have mineral reserves under SEC Industry Guide 7 or NI 43-101, which would significantly reduce the market value of the Concordia gold project and could result in an impairment and write down of the carrying value of the project.

Potential development at the Mt. Todd gold project depends, in part, on obtaining a positive definitive feasibility study.

We have engaged independent consultants to prepare a definitive feasibility study on the Mt. Todd gold project.  There can be no assurance that the results of the definitive feasibility study will be positive or that such study will be completed when expected.  If the results of the definitive feasibility study are positive, we may be unable to raise sufficent capital required to construct a mine at the Mt. Todd gold project (see “We may be unable to raise additional capital on favorable terms” below).

There may be delays in commencement of construction on the Mt. Todd gold project.

Delays in commencement of construction could result from delays in receiving the required governmental permits or from factors such as availability and performance of engineering and construction contractors, suppliers and consultants; availability of required equipment and receipt of required governmental approvals. Any delay in the performance of any one or more of the contractors, suppliers, consultants or other persons on which we depend, or lack of availability of required equipment, or delay or failure to receive required governmental approvals, could delay or prevent commencement of construction on the Mt. Todd gold project. There can be no assurance whether or when construction at the Mt. Todd gold project will commence or that the necessary personnel, equipment or supplies will be available to us if and when construction is commenced. If we are unable to acquire permits to mine the property, then we will have no reserves under SEC Industry Guide 7 and NI 43-101, which could result in a significantly reduced market value of the Mt. Todd gold project and an impairment and write down of the carrying value of the project.

There may be delays in commencement of construction on the Concordia gold project.

Delays in commencement of construction could result from delays in receiving the required governmental permits, including permits related to the construction of the desalination plant, pipeline, power line; or widening of the public access road; or from factors such as availability and performance of engineering and construction contractors, suppliers and consultants, availability of required equipment and receipt of required governmental approvals. Any delay in the performance of any one or more of the contractors, suppliers, consultants or other persons on which Invecture depends, or lack of availability of required equipment, or delay or failure to receive required governmental approvals, could delay or prevent commencement of construction on the Concordia gold project. There can be no assurance whether or when construction on the Concordia gold project will commence or that the necessary personnel, equipment or supplies will be available to Invecture if and when construction is commenced. If Invecture is unable to acquire permits to mine the property, then we will have no reserves under SEC Industry Guide 7 and NI 43-101, which would significantly reduce the market value of the Concordia gold project and could result in an impairment and write down of the carrying value of the project.

We require the authorization of the Ejido (communal landowners) for access to the surface land in the area of Guadalupe de los Reyes gold/silver project.

We presently have a two-year contract with the Ejido that owns the land in the Guadalupe de los Reyes gold-silver project to have un-restricted access to the surface for the purpose of undertaking exploration activities.  Delays in re-negotiating or agreeing to a new contract would delay any planned exploration or development activities related to the project.

There may be delays in commencement of construction on the Concordia gold project.

Delays in commencement of construction could result from delays in receiving the required governmental permits, including permits related to the construction of the desalination plant, pipeline, power line; or widening of the public access road; or from factors such as availability and performance of engineering and construction contractors, suppliers and consultants, availability of required equipment and receipt of required governmental approvals. Any delay in the performance of any one or more of the contractors, suppliers, consultants, Invecture or other persons on which we depend, or lack of availability of required equipment, or delay at or failure to receive required governmental approvals, could delay or prevent commencement of construction at the Concordia gold project. There can be no assurance of whether or when construction at the Concordia gold project will commence or that the necessary personnel, equipment or supplies will be available if and when construction is commenced. If we (whether itself or through Invecture as part of Invecture’s exercise of the Earn-in Right) are unable to acquire permits to mine the property, then the Concordia gold project will have no reserves under SEC Industry Guide 7 and NI 43-101, which would significantly reduce market value of the Concordia gold project and could result in an impairment and write down of the carrying value of the project.

Failure to secure permits for the Mt. Todd gold project could negatively impact our mineral reserves.

We have not received all of the governmental permits for the Mt. Todd gold project. There are many variables and uncertainties involved throughout the permitting process and approval is not guaranteed. If we are unable to secure all necessary permits, Australian law will prohibit us from mining the Mt. Todd gold project and, accordingly, we will have no reserves at the Mt. Todd gold project under SEC Industry Guide 7 and NI 43-101, which would significantly reduce the market value of the Mt. Todd gold project and could result in an impairment and write down of the carrying value of the project.

There may be delays in obtaining the CUSF for the Concordia gold project.

Our initial CUSF application was dismissed on administrative grounds by SEMARNAT.  Specifically, SEMARNAT dismissed the CUSF application, without a review of our substantive merit, for the alleged failure by our Mexican subsidiary, Desarrollos Zapal S.A. de C.V., to provide certain information and satisfy procedural requirements.  Invecture is currently working to clarify SEMARNAT’s specific requirements.  Invecture intends to make the appropriate amendments and re-file a new CUSF application.  The CUSF is required before Invecture can commence construction of the Concordia gold project.  Amending and resubmitting the CUSF application for review by SEMARNAT will cause unknown delays in the commencement of the Concordia gold project.  There are many variables and uncertainties involved throughout the CUSF application approval process, which could further delay the application and therefore further delay commencement of the Concordia gold project.

Increased costs could affect our financial condition.

We anticipate that costs at our projects, including the Mt. Todd gold project, Guadalupe de Los Reyes gold/silver project, Concordia gold project and Awak Mas gold project, as well as other properties that we may explore or develop, will frequently be subject to variation from one year to the next due to a number of factors, such as changing ore grade, metallurgy and revisions to mine plans in response to the physical shape and location of the mineral deposit. In addition, costs are affected by the costs of labor and the price of commodities such as fuel and electricity. Such commodities are at times subject to volatile price movements, including increases that could make production at certain operations less profitable.  A material increase in costs at any project could have a significant effect on our profitability and could result in an impairment charge.

A shortage of equipment and supplies could adversely affect our ability to operate our business.

We are dependent on various supplies and equipment to carry out our mining exploration and development operations. The shortage of such supplies, equipment and parts could have a material adverse effect on our ability to carry out our operations and therefore limit or increase the cost of production.

Joint ventures and other partnerships in relation to our properties may expose us to risks.

We have entered into, and may enter into, joint ventures or other partnership arrangements with other parties in relation to the exploration, development and production of properties in which we have an interest.  Joint ventures can often require unanimous approval of the parties to the joint venture or their representatives for certain fundamental decisions, such as an increase or reduction of registered capital, merger, division, dissolution, amendments of constating documents, and the pledge of joint venture assets, which means that each joint venture party may have a veto right with respect to such decisions, which could lead to a deadlock in the operations of the joint venture or partnership.  Further, we may be unable to exert control over strategic decisions made in respect of such properties.  Any failure of such other companies to meet their obligations to us or to third parties, or any disputes with respect to the parties’ respective rights and obligations, could have a material adverse effect on the joint ventures or their properties and therefore could have a material adverse effect on our results of operations, financial performance and cash flows.

We rely on third parties to fulfill their obligations under agreements, which may not be successful, and non-managed projects may not comply with our standards or meet our objectives.

We have entered into agreements with Awak Mas Holdings Pty. Ltd. (“Awak Mas Holdings”) pursuant to which Awak Mas Holdings has an option to acquire up to an 80% beneficial interest in the Awak Mas gold project.  In addition, we have granted Invecture the right to earn a 62.5% interest in the Concordia gold project.  We may enter into similar arrangements with respect to our properties in the future.  Awak Mas Holdings currently operates the Awak Mas gold project and Invecture currently operates the Concordia gold project.  Although we have sought to protect our interests in relation to our arrangements with Awak Mas Holdings and Invecture, these transactions necessarily involve special risks.  Whether or not we hold majority interest or maintain operational control in the projects we hold an interest in, our partners may (i) have economic or business interests or goals that are inconsistent with or opposed to ours, (ii) exercise veto rights so as to block actions that we believe to be in the best interests of the project, (iii) take action contrary to our policies or objectives with respect to our investments, or (iv) as a result of financial or other difficulties, be unable or unwilling to fulfill their obligations under the joint venture, option, earn-in right or other agreements, such as contributing capital for the expansion or maintenance of projects.  Where projects and operations are controlled and managed by our partners, we may provide expertise and advice, but we have limited control with respect to compliance with our standards and objectives.  Improper management or ineffective policies, procedures or controls could adversely affect the value of the related non-managed projects and operations and, by association, damage our reputation and thereby harm our operations, value of assets and access to new assets.

In addition, the exploration and development of our projects (including Awak Mas and Concordia gold projects) require substantial additional financing.  If Awak Mas Holdings, Invecture or any of our other partners are unable to satisfy the funding obligations under their respective agreements with us, we will have to raise funds from external sources in order to maintain and advance our projects.  See “We may be unable to raise additional capital on favorable terms”.

Acquisitions and integration issues may expose us to risks.

Our business strategy includes the potential to make targeted acquisitions.  Any acquisition that we may make may be of a significant size, may change the scale of our business and operations, and may expose us to new geographic, political, operating, financial and geological risks.  Our success in our acquisition activities depends on our ability to identify suitable acquisition candidates, negotiate acceptable terms for any such acquisition and integrate the acquired operations successfully with our operations.  Any acquisitions would be accompanied by risks.  For example, there may be significant decreases in commodity prices after we have committed to complete the transaction and established the purchase price or exchange ratio; a material mineral deposit may prove to be below expectations; we may have difficulty integrating and assimilating the operations and personnel of any acquired companies, realizing anticipated synergies and maximizing the financial and strategic position of the combined enterprise and maintaining uniform standards, policies and controls across the organization; the integration of the acquired business or assets may disrupt our ongoing business and our relationships with employees, customers, suppliers and contractors; and the acquired business or assets may have undisclosed liabilities that may be significant.  If we choose to use equity securities as consideration for such an acquisition, existing shareholders may be diluted.  Alternatively, we may choose to finance any such acquisition with our existing resources.  There can be no assurance that we would be successful in overcoming these risks or any other problems encountered in connection with such acquisitions.

The issuance of additional common shares may negatively impact the trading price of our securities.

We have issued equity securities in the past and may continue to issue equity securities to finance our activities in the future, including to finance future acquisitions, or as consideration for acquisitions of businesses or assets.  In addition, outstanding options, restricted stock units, warrants and broker warrants to purchase common shares may be exercised; and, restricted stock units may vest resulting in the issuance of additional common shares.  The issuance by us of additional common shares would result in dilution to our shareholders, and even the perception that such an issuance may occur could have a negative impact on the trading price of our securities.

The price of our securities may fluctuate and may result in losses to investors.

The trading price of common shares have been and may continue to be subject to large fluctuations, which may result in losses to investors. The high and low intraday sale prices of common shares, respectively, on the NYSE MKT were $3.38 and $1.16 in 2009; $3.45 and $1.30 in 2010 and $4.59 and $2.39 in 2011 and on the TSX were Cdn$3.63 and Cdn$1.40 in 2009; Cdn$3.59 and Cdn$1.33 in 2010 and Cdn$4.55 and Cdn$2.40 in 2011. The high and low intraday sales prices of common shares, respectively, on the NYSE MKT were $3.70 and $3.58 and on the TSX were Cdn$3.63 and Cdn$3.53 on September 26, 2012. The trading price of thecommon shares may increase or decrease in response to a number of events and factors, including:

●	material events in our business;

●	trends in the gold mining industry and the markets in which we operate;

●	changes in the price of gold;

●	changes in financial estimates and recommendations by securities analysts;

●	acquisitions and financings;

●	global and regional political and economic conditions and other factors;

●	general stock market conditions;

●	the operating and share performance of other companies that investors may deem comparable to us; and

purchases or sales of blocks of the common shares.

Any one, or a combination of, these factors may adversely impact the price of the common shares regardless of our operating performance.

We have never declared dividends.

We have never declared or paid any dividends on the common shares.  Currently, we intend to retain pour earnings, if any, to finance the growth and development of the business and do not expect to pay dividends or to make any other distributions in the foreseeable future, which may limit the way in which investors may realize any returns on their investment.

We cannot be certain that the market price of securities held by us will be sustained or increased.

Our investments in securities of other public companies (including our investment in Midas Gold) are subject to volatility in the share prices of such companies.  There can be no assurance that an active trading market for any of the subject shares is sustainable.  The trading prices of the subject shares could be subject to wide fluctuations in response to various factors beyond our control, including success or failure of exploration and development activities, quarterly variations in the subject companies’ results of operations, changes in earnings, if any, estimates made by analysts, conditions in the industry of such companies and macroeconomic developments in North America and globally, currency fluctuations and market perceptions of the mining industry.  Such market fluctuations could adversely affect the market price of our investments and the value that we could realize on such investments.

Our continuing historical reclamation obligations at the Mt. Todd gold project and our reclamation requirements on our other properties could require significant additional expenditures.

We could be responsible for the reclamation obligations related to previous disturbances located on all of our properties, including the Mt. Todd gold project.  The Mt. Todd site was not reclaimed when the original mine closed and as a result, the waste dumps and heap-leach pad require ongoing care and maintenance.  We provide that care and maintenance, but will not be responsible for the environmental liability resulting from previous operations until we make the decision to re-open the mine and have received the appropriate permits. The reclamation obligations of the historic operations involve substantially the same areas that we would be required to reclaim, if we were to undertake a proposed operation on the property. The obligation therefore would not necessarily involve a substantially greater obligation than we would assume for our own proposed operations. The award of the permits to us would require an agreement by us to provide a bond in a form satisfactory to the Northern Territory Government that would cover the expense of the reclamation of the property. The satisfaction of any bonding requirements and continuing or future reclamation obligations on our properties will require a significant amount of capital.  There is a risk that we will be unable to fund these historical and future reclamation requirements, and further, that the regulatory authorities may increase reclamation and bonding requirements to such a degree that it would not be commercially reasonable to continue exploration or development activities on such properties, including at the Mt. Todd gold project.  Such events could have a material adverse effect on the market value of the Mt. Todd gold project, our results of operations, financial performance and cash flows.

Historical production of gold at our Mt. Todd gold project may not be indicative of the potential for future development or revenue.

The Mt. Todd gold project was an operating mine in the late 1990s.  Based on a review of project files, we believe that approximately 27.1 million short tons grading 0.031 gold ounces per ton and containing 826,000 ounces of gold were extracted between 1996 and the termination of mining in 2000.  Processing was by a combination of heap-leach production from oxide ore and cyanidation of sulfide ore.  The remaining mineralization consists of sulfide mineralization lying below and along strike of the existing open pit.  Historical production of gold from the Mt. Todd gold project may not be indicative of the potential for future development of the property.  Due to the uncertainties associated with exploration and development, including variations in geology and structure, there is no assurance that our development efforts will be successful or that prior operating results are reflective of additional or economically developable deposits.  Investors in our securities should not rely on historical operations as an indication that our mining properties will be placed into commercial production again or that such properties will produce revenues or be profitable.

We cannot assure you that we will have an adequate supply of water to complete desired exploration or development of our mining properties.

We have obtained permits and water rights that we currently use to service the activities on our various properties and we plan to obtain all required permits and water rights to serve other properties we may develop or acquire in the future.

However, the amount of water that we are entitled to use pursuant to our water rights must be determined by the appropriate regulatory authorities in the jurisdictions in which we operate.  Such regulatory authorities may amend the regulations regarding such water rights, increase the cost of maintaining such water rights or eliminate our current water rights, and we may be unable to retain all or a portion of such water rights.  In addition, water at the Mt. Todd gold project is expected to be provided from a raw water dam and reservoir.  Drought or drought-like conditions in the area feeding the reservoir could limit or extinguish this water supply.  Accordingly, there is no assurance that we will have access to the amount of water needed to explore or develop our properties or to operate a mine at our properties, which may prevent us from generating revenue, and which could materially adversely affect our financial condition and cash flows.

We could be subject to environmental lawsuits.

Neighboring landowners and other third parties could file claims based on environmental statutes and common law for personal injury and property damage allegedly caused by the release of hazardous substances or other waste material into the environment on or around our properties.  There can be no assurance that our defense of such claims will be successful.  A successful claim against us could have a material adverse affect on our business prospects, financial condition and results of operation.

We do not insure against all risks to which we may be subject in our planned operations.

We do not maintain insurance to cover all of the potential risks associated with our operations or future operations.  We may also be unable to obtain insurance to cover other risks at economically feasible premiums or at all.  Insurance coverage may not continue to be available, or may not be adequate to cover all liabilities.  We might also become subject to liability for environmental, pollution or other hazards associated with mineral exploration and production that we may not be insured against, which may exceed the limits of our insurance coverage or which we may elect not to insure against because of premium costs or other reasons.  Losses from these events may cause us to incur significant costs that could materially adversely affect our financial condition and our ability to fund activities on our properties.  A significant loss or liability could force us to reduce or terminate our operations on a specific project or altogether.

If we fail to hire and retain our key personnel, it may have an adverse effect on our operations.

We depend on a number of key personnel, including Frederick H. Earnest, the Chief Executive Officer of Vista, and John W. Rozelle, Senior Vice President.  We rely heavily on these individuals for the conduct of our business.  We believe that our success depends on the continued service of our key officers and there can be no assurance that we will be able to retain any or all of such officers.  The loss of any one of these personnel could have an adverse effect on our operations.  We have employment contracts with each of these key personnel.  We do not have key man life insurance.

Our ability to manage growth effectively will require us to continue to implement and improve our management systems and to recruit and train new employees.  Although we have done so in the past and expect to do so in the future, we cannot assure you that we will be successful in attracting and retaining skilled and experienced personnel.

The price of gold is subject to fluctuations, which could adversely affect the realizable value of our assets and potential future results of operations and cash flows.

Our principal assets are mineral reserves and mineral resources, cash, certain mill equipment and the Midas Gold Shares.  We may attempt to acquire additional properties containing mineral reserves and mineral resources.  The price that we pay to acquire these properties would be, in large part, influenced by the price of gold at the time of the acquisition. The value of these properties, and the value of any potential gold production therefrom, will vary in proportion to variations in gold prices. The price of gold has fluctuated widely, and is affected by numerous factors beyond our control, including, but not limited to, international, economic and political trends; expectations of inflation; currency exchange fluctuations; central bank activities; interest rates; global or regional consumption patterns, mine and recycle supply and speculative activities. The effect of these factors on the price of gold, and therefore the economic viability of any of our projects, cannot accurately be predicted. Any drop in the price of gold would adversely affect our asset values, cash flows, potential revenues and profits.

Mining exploration, development and operating activities are inherently hazardous.

Mineral exploration involves many risks that even a combination of experience, knowledge and careful evaluation may not be able to overcome. Operations in which we have direct or indirect interests will be subject to all the hazards and risks normally incidental to exploration, development and production of gold and other metals, any of which could result in work stoppages, damage to property and possible environmental damage. The nature of these risks is such that liabilities might exceed any liability insurance policy limits. It is also possible that the liabilities and hazards might not be insurable, or, we could elect not to be insured against such liabilities due to high premium costs or other reasons, in which event, we could incur significant costs that could have a material adverse effect on our financial condition.

Calculations of mineral reserves and of mineral resources are estimates only, subject to uncertainty due to factors, including metal prices, estimated operating and capital costs, inherent variability of the ore and recoverability of metal in the mining process.

There is a degree of uncertainty attributable to the calculation of reserves and corresponding grades dedicated to future production. Until mineral reserves are actually mined and processed, the quantity of ore and grades must be considered as an estimate only. In addition, the quantity of mineral reserves and ore may vary depending on metal prices, capital and operating costs. Estimates of mineral resources are subject to uncertainty as well. The estimating of mineral reserves and mineral resources is a subjective process and the accuracy of such estimates is a function of the quantity and quality of available data and the assumptions used and judgments made in interpreting engineering and geological information. There is significant uncertainty in any reserve or resource estimate, and the actual deposits encountered and the economic viability of mining a deposit may differ materially from our estimates. Estimated mineral reserves or mineral resources may have to be recalculated based on changes in metal prices, further exploration or development activity or actual production experience. This could materially and adversely affect estimates of the volume or grade of mineralization, estimated recovery rates or other important factors that influence estimates of mineral reserves or mineral resources. Any material change in the quantity of mineral reserves, mineral resources, mineralization, grade or stripping ratio may affect the economic viability of our properties. In addition, there can be no assurance that gold recoveries or other metal recoveries in small-scale laboratory tests will be duplicated in larger scale tests under on-site conditions or during production.

Our exploration and development operations are subject to environmental regulations, which could result in us incurring additional costs and operational delays.

All phases of our operations are subject to environmental regulation. Environmental legislation is evolving in some countries or jurisdictions in a manner that will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect our projects. We are currently subject to U.S. federal and state government environmental regulations with respect to our project in California in the United States. We are also currently subject to environmental regulations with respect to our properties in Australia, Mexico and Indonesia.

U.S. Federal Laws

The U.S. Bureau of Land Management requires that mining operations on lands subject to its regulation obtain an approved plan of operations subject to environmental impact evaluation under the National Environmental Policy Act. Any significant modifications to the plan of operations may require the completion of an environmental assessment or Environmental Impact Statement (“EIS)” prior to approval. Mining companies must post a bond or other surety to guarantee the cost of post-mining reclamation. These requirements could add significant additional cost and delays to any mining project we undertake.

Under the U.S. Resource Conservation and Recovery Act, mining companies may incur costs for generating, transporting, treating, storing, or disposing of hazardous waste, as well as for closure and post-closure maintenance once they have completed mining activities on a property.  Our mining operations may produce air emissions, including fugitive dust and other air pollutants, from stationary equipment, storage facilities, and the use of mobile sources, such as trucks and heavy construction equipment, that are subject to review, monitoring and/or control requirements under the Federal Clean Air Act and state air quality laws. Permitting rules may impose limitations on our production levels or create additional capital expenditures in order to comply with the rules.

The U.S. Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict, joint and several liability on parties associated with releases or threats of releases of hazardous substances. Those liable groups include, among others, the current owners and operators of facilities who release hazardous substances into the environment and past owners and operators of properties who owned such properties at the time the disposal of the hazardous substances occurred. This liability could include the cost of removal or remediation of the release and damages for injury to the surrounding property.  We cannot predict the potential for future CERCLA liability with respect to our U.S. properties.

California Laws

A new mining operation in California, such as the Long Valley gold project which is on federal unpatented mining claims within a National Forest, requires various federal, state and local permits. Mining projects require the establishment and presentation of environmental baseline conditions for air, water, vegetation, wildlife, cultural, historical, geological, geotechnical, geochemical, soil and socioeconomic parameters. An EIS would be required for any mining activities proposed on public lands. Also required would be a Plan of Operations/Reclamation Plan, and permits for waste-water discharge and wetland disturbance (dredge and fill); a county mining plan and reclamation plan; a county mining operations permit; special use permits from the U.S. Forest Service; and possibly others. In addition, compliance must be demonstrated with the Endangered Species Act and the National Historical Preservation Act consultation process. Possible county zoning and building permits and authorization may be required. Baseline environmental conditions are the basis by which direct and indirect project-related impacts are evaluated and by which potential mitigation measures are proposed. If the Long Valley gold project is found to significantly adversely impact any of these baseline conditions, we could incur significant costs to correct the adverse impact, or delay the start of production. In addition, on December 12, 2002, California adopted a “backfilling law” requiring open-pit surface mining operations for metallic minerals to back-fill the mines. While we have determined that the geometry of the Long Valley gold project would lend itself to compliance with this law, future adverse changes to this law could have a corresponding adverse impact on our financial performance and results of operations, for example, by requiring changes to operating constraints, technical criteria, fees or surety requirements.

Australia Laws

Mineral projects in the Northern Territory are subject to Australian federal and Northern Territory laws and regulations regarding environmental matters and the discharge of hazardous wastes and materials. As with all mining projects, the Mt. Todd gold project would be expected to have a variety of environmental impacts should development proceed. We are required under Australian laws and regulations (federal, state and territorial) to acquire permits and other authorizations before the Mt. Todd gold project can be developed and mined. In Australia, environmental legislation plays a significant role in the mining industry. Various environmental documents, such as the EIS over the Mt. Todd gold project, covering studies on inter alia, air, water, pollution, hazardous and toxic wastes, reclamation of mining area, etc., must be prepared and submitted to the Northern Territory Minister For Natural Resources, Environment and Heritage and the Australian Government Minister For Sustainability, Environment, Water, Population and Communities for approval.

The preparations of the EIS and related documents and other relevant environmental licenses would involve incurrence of time and costs and there is no assurance that those approvals/licenses can be obtained in a timely manner. The Northern Territory government also has administrative discretion not to approve the EIS documents or grant the required environmental licenses (including any renewal or extensions of such documents). We have entered into an agreement with the Northern Territory relating to environmental and rehabilitation issues. We must also comply with Aboriginal heritage legislation requirements, which require heritage survey work to be undertaken prior to the commencement of mining operations. All these conditions may result in the occurrence of significant production costs and may delay the production activity of the Mt. Todd gold project.

These conditions could frustrate investors seeking certainty in their investments and as a result, we may incur costs and time to manage any issues that may arise and that could possibly affect the overall mining activity of the Mt. Todd gold project.

Mexico Laws

We are required under Mexican laws and regulations to acquire permits and other authorizations before the Guadalupe de los Reyes gold/silver project or the Concordia gold project can be developed and mined. Since the passage of Mexico’s 1988 General Law on Ecological Equilibrium and Environmental Protection, a sophisticated system for environmental regulation has evolved. In addition, the North American Free Trade Agreement requirements for regulatory standards in Mexico equivalent to those of the United States and Canada have obligated the Mexican government to continue further development of environmental regulation. Most regulatory programs are implemented by various divisions of the Mexican Secretariat of the Environment and Natural Resources (which we refer to as “SEMARNAT”).

There can be no assurance that we will be able to acquire the necessary permits or authorizations on a timely basis to complete evaluation activities or to place the Guadalupe de los Reyes gold/silver project into production. Delays in acquiring any permit, authorization or updates could increase the development cost of the Guadalupe de los Reyes gold/silver project or delay the start of production. The most significant environmental permitting requirements, as they relate to the Guadalupe de los Reyes gold/silver project, are developing reports on environmental impacts; regulation and permitting of discharges to air, water and land; new source performance standards for specific air and water pollutant emitting sources; solid and hazardous waste management regulations; developing risk assessment reports; developing evacuation plans; and monitoring inventories of hazardous materials. If the Guadalupe de los Reyes gold/silver project is found to not be in compliance with any of these requirements, we could incur significant compliance costs, or might have to delay the start of production.

While we believe that we have or we or Invecture will be able to obtain the necessary permits to place the Concordia gold project into production, there can be no assurance that we will be able to acquire updates to necessary permits or authorizations on a timely basis.  Delays in acquiring any permit, authorization or updates could increase the development cost of the Concordia gold project, or delay the start of production. The most significant environmental permitting requirements, as they relate to the Concordia gold project, are developing reports on environmental impacts; regulation and permitting of discharges to air, water and land; new source performance standards for specific air and water pollutant emitting sources; solid and hazardous waste management regulations; developing risk assessment reports; developing evacuation plans; and monitoring inventories of hazardous materials.  In order to exercise its earn-in right, Invecture will need to obtain such reports on environmental impact. There is no certainty that Invecture will be successful or that it will meet the conditions necessary to exercise its earn-in right with respect to the Concordia gold project.  If the Concordia gold project is found to not be in compliance with any of these requirements, we could incur significant compliance costs, or might have to delay the start of production.

Indonesia Laws

We are required under Indonesian laws and regulations to acquire permits and other authorizations before our Indonesian mining project, the Awak Mas gold project, can be developed and mined. In Indonesia, environmental legislation plays a significant role in the mining industry. Various environmental documents, such as the analysis of environmental impact (“AMDAL”) concerning the Awak Mas gold project, covering studies on inter alia, air, water, land, pollution, hazardous and toxic wastes and reclamation of mining area, must be prepared and submitted to the Ministry of Environment for approval. In addition, we are also required to submit periodical environmental reports to the relevant environmental government agencies pursuant to the AMDAL and other required environmental licenses (e.g. license for tailing waste).

The preparation of AMDAL documents and other relevant environmental license documents involves incurrence of time and costs and there is no assurance that those approvals/licenses can be obtained in a timely manner. The Indonesian government also has administrative discretion not to approve AMDAL documents or grant the required environmental licenses (including any renewal or extensions of such documents). All these conditions may delay the production activity of the Awak Mas gold project.

Failure to meet all of the requirements with respect to the above environmental documents, licensing and report submissions could cause us to be subject to administrative and criminal sanctions as well as fines. In extreme cases, the administrative sanctions can also be imposed in the form of revocation of our business license and the contract of work that we have with the Indonesian government.

As well, from time to time, the implementation of the regional autonomy law in Indonesia can cause uncertainty as to the existence and applicability of national and regional regulations (including in the environmental sector). Often regional regulations are in conflict with higher regulations that apply nationally. As a result, we may incur cost and time to manage any issues that may arise and that could possibly affect the overall mining activity of the Awak Mas gold project.

Regulations and pending legislation governing issues involving climate change could result in increased operating costs, which could have a material adverse effect on our business.

A number of governments or governmental bodies have introduced or are contemplating regulatory changes in response to various climate change interest groups and the potential impact of climate change. Legislation and increased regulation regarding climate change could impose significant costs on us, our venture partners and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations. Any adopted future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such limitations. Given the emotion, political significance and uncertainty around the impact of climate change and how it should be dealt with, we cannot predict how legislation and regulation will affect our financial condition, operating performance and ability to compete. Furthermore, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by us or other companies in our industry could harm our reputation. The potential physical impacts of climate change on our operations are highly uncertain, and would be particular to the geographic circumstances in areas in which we operate.

Our business is subject to evolving corporate governance and public disclosure regulations that have increased both our compliance costs and the risk of noncompliance, which could have an adverse effect on the price of our securities.

We are subject to changing rules and regulations promulgated by a number of governmental and self-regulated organizations, including Canadian securities regulatory authorities, the SEC, the NYSE MKT, the TSX and the Financial Accounting Standards Board. These rules and regulations continue to evolve in scope and complexity and many new requirements have been created in response to laws enacted by Congress, making compliance more difficult and uncertain. For example, on July 21, 2010, Congress passed the Dodd-Frank Act. Our efforts to comply with the Dodd-Frank Act and other new regulations have resulted in, and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

Our receipt of future payments in connection with our disposal of the Amayapampa gold project is subject to uncertainty.

In April 2008, we announced the disposal of our wholly-owned subsidiary Vista Gold (Antigua) Corp. (“Vista Gold Antigua”) to Republic Gold Limited (“Republic”). Vista Gold Antigua indirectly held our interest in the Amayapampa gold project in Bolivia. Under the terms of the transaction, Republic agreed to pay us $3.0 million in three equal payments of $1.0 million. The first of these payments is due and payable upon the start of commercial production at Amayapampa, followed by $1.0 million payments on each of the first and second anniversaries of the start of commercial production. In addition, Republic has agreed to pay us a net smelter return royalty on the gold produced by or on behalf of Republic from the Amayapampa gold project in varying percentages depending on the price of gold per ounce.  In February 2012, Republic reported that it had suspended activities at the Amayapampa gold project.

The Amayapampa gold project is not currently in production and we cannot assure that the project will ever become a producing mine or, if production is commenced at the mine, the timing and amounts for any such production. Further, having disposed of the Amayapampa gold project, we have no control over the development of the project. Depending on whether and when production commences at Amayapampa and levels of production achieved, receipt by us of the future payments contemplated by the purchase and sale agreement for the Amayapampa gold project is subject to uncertainty.  Finally, at this time it is uncertain whether Republic will advance the Amayapampa gold project.

We face intense competition in the mining industry.

The mining industry is intensely competitive in all of its phases. As a result of this competition, some of which is with large established mining companies with substantial capabilities and with greater financial and technical resources than ours, we may be unable to acquire additional attractive mining claims or financing on terms we consider acceptable. We also compete with other mining companies in the recruitment and retention of qualified managerial and technical employees. If we are unable to successfully compete for qualified employees, our exploration and development programs may be slowed down or suspended. We compete with other gold companies for capital. If we are unable to raise sufficient capital, our exploration and development programs may be jeopardized or we may not be able to acquire, develop or operate gold projects.

We may be unable to raise additional capital on favorable terms, if at all.

The exploration and development of our properties, specifically the construction of mining facilities and commencement of mining operations, require substantial additional financing. Significant capital investment is required to achieve commercial production from each of our properties. We will have to raise additional funds from external sources in order to maintain and advance our existing property positions and to acquire new gold projects. There can be no assurance that additional financing will be available at all or on acceptable terms, and, if additional financing is not available, we may have to substantially reduce or cease our operations.

Some of our directors may have conflicts of interest as a result of their involvement with other natural resource companies.

Some of our directors are directors or officers of other natural resource or mining-related companies. Michael B. Richings and Frederick H. Earnest are each a director of Midas Gold.  John Clark is a director of Crown Point Ventures and MarketVision Direct Inc.  C. Thomas Ogryzlo is a director of Aura Minerals Inc. and Baja Mining Corp.  W. Durand Eppler is director of Augusta Resource Corporation, Golden Minerals Company, Plata Latina Minerals Corporation and Frontier Mining Limited. Tracy Stevenson is the non-executive chairman and a director of Quaterra Resources Inc. and a director of Ivanhoe Mines Ltd.  These associations may give rise to conflicts of interest from time to time. In the event that any such conflict of interest arises, a director who has such a conflict is required to disclose the conflict at a meeting of the directors of the company in question and to abstain from voting for or against approval of any matter in which such director may have a conflict. In appropriate cases, the company in question will establish a special committee of independent directors to review a matter in which any directors, or management, may have a conflict. In accordance with the laws of the Yukon Territory, the directors of all Yukon Territory companies are required to act honestly, in good faith and in the best interests of a company for which they serve as a director.

There may be challenges to the title in our mineral properties.

There may be challenges to title to the mineral properties in which we hold a material interest. If there are title defects with respect to any of our properties, we might be required to compensate other persons or perhaps reduce our interest in the affected property. Also, in any such case, the investigation and resolution of title issues would divert management’s time from ongoing exploration and development programs.

Our property interests in Mexico and Indonesia are subject to risks from political and economic instability in those countries.

We have property interests in Mexico and Indonesia that may be affected by risks associated with political or economic instability in those countries. The risks include, but are not limited to, military repression, extreme fluctuations in currency exchange rates, labor instability or militancy, mineral title irregularities and high rates of inflation. In addition, changes in mining or investment policies or shifts in political attitude in Mexico or Indonesia may adversely affect our business. We may be affected in varying degrees by government regulation with respect to restrictions on production, price controls, export controls, income taxes, expropriation of property, maintenance of claims, environmental legislation, land use, land claims of local people, water use and mine safety. The effect of these factors cannot be accurately predicted.

Our financial position and results are subject to fluctuations in foreign currency values.

Because we have mining exploration and evaluation operations in North America and in Australia and Indonesia, we are subject to foreign currency fluctuations, which may materially affect our financial position and results. We do not engage in currency hedging to offset any risk of currency fluctuations.

We measure and report our financial results in U.S. dollars. We have mining projects in the United States, Australia, Mexico and Indonesia, and we are looking for other projects elsewhere in the world. Economic conditions and monetary policies in these countries can result in severe currency fluctuations.

Currently all our material transactions in Australia, Mexico and Indonesia are denominated in U.S. dollars. However, if we were to begin commercial operations in any of these or other countries, it is possible that material transactions incurred in the local currency, such as engagement of local contractors for major projects, will be settled at a U.S. dollar value that is different from the U.S. dollar value of the transaction at the time it was incurred. This could have the effect of undermining profits from operations in that country.

We are likely a “passive foreign investment company”, which will likely have adverse U.S. federal income tax consequences for U.S. shareholders.

U.S. shareholders of the common shares should be aware that we believe Vista was classified as a passive foreign investment company (“PFIC”) during the taxable year ended December 31, 2011, and based on current business plans and financial projections, management believes there is a significant likelihood that Vista will be a PFIC during the current taxable year.  If we are a PFIC for any year during a U.S. shareholder’s holding period, then such U.S. shareholder generally will be required to treat any gain realized upon a disposition of common shares, or any so-called “excess distribution” received on their common shares, as ordinary income, and to pay an interest charge on a portion of such gain or distributions, unless the shareholder makes a timely and effective “qualified electing fund” (“QEF Election”) or a “mark-to-market” election with respect to the common shares.  A U.S. shareholder who makes a QEF Election generally must report on a current basis its share of the net capital gain and ordinary earnings for any year in which Vista is PFIC, whether or not we distribute any amounts to our shareholders.  However, U.S. shareholders should be aware that there can be no assurance that we will satisfy record keeping requirements that apply to a QEF Election, or that we will supply U.S. shareholders with information that such U.S. shareholders require to report under the QEF Election rules, in event that Vista is a PFIC and a U.S. shareholder wishes to make a QEF Election.  Thus, U.S. shareholders may not be able to make a QEF Election with respect to their common shares.  A U.S. shareholder who makes the mark-to-market election generally must include as ordinary income each year the excess of the fair market value of the common shares over the taxpayer’s basis therein.  This paragraph is qualified in its entirety by the discussion below under the heading “Certain U.S. Federal Income Tax Considerations.”  Each U.S. shareholder should consult his or her own tax advisor regarding the U.S. federal, U.S. state and local, and foreign tax consequences of the PFIC rules and the acquisition, ownership, and disposition of the common shares.

 It may be difficult to enforce judgments or bring actions outside the United States against us and certain of our directors.

We are a Canadian corporation and certain of our directors are neither citizens nor residents of the United States. A substantial part of the assets of several of these persons, and of Vista, are located outside the United States. As a result, it may be difficult or impossible for an investor:

●
to enforce in courts outside the United States judgments obtained in United States courts based upon the civil liability provisions of United States federal securities laws against these persons and us; or

●	to bring in courts outside the United States an original action to enforce liabilities based upon United States federal securities laws against these persons and us.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus, any free writing prospectus and any documents that are incorporated by reference herein and therein, contain “forward-looking statements” and “forward-looking information” within the meaning of applicable securities laws.  All statements, other than statements of historical facts, included in this prospectus, and documents incorporated herein by reference and filed with the SEC and with securities commissions and other similar authorities in Canada that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements and forward-looking information, including, but not limited to, such things as those listed below:

●	proposed use of proceeds from our private placement completed in October 2010, our public offering completed in April 2011 and our private placement completed in July 2012;

●	estimates of future operating and financial performance;

●	potential funding requirements and sources of capital;

●	the timing, performance and results of feasibility studies;

●	plans and anticipated effects of the holding of approximately 27.8% of the issued and outstanding shares of Midas Gold;

●	timing and receipt of required land use, environmental and other permits for the Concordia gold project and timing for completion of drilling and testing programs at the Concordia gold project;

●	timing and outcome for the amendment to our application for the CUSF for the Concordia gold project and the anticipated re-filling of the application with the SEMARNAT;

●	capital and operating cost estimates for the Concordia gold project and anticipated timing for the commencement of construction at the Concordia gold project;

●	definitive feasibility study and resource estimate results at the Mt. Todd gold project;

●	exploration, resource estimate and preliminary assessment results at the Guadalupe de los Reyes gold-silver project;

●	future business strategy, competitive strengths, goals and expansion and growth of our business;

●	our potential status as a producer;

●	plans and estimates concerning potential project development, including matters such as schedules, estimated completion dates and estimated capital and operating costs;

●	estimates of mineral reserves and mineral resources; and

●	Invecture’s success in meeting the exercise conditions of the Earn-in Right Agreement.

Forward-looking statements and forward-looking information have been based upon our current business and operating plans, as approved by our board of directors; the business’ cash and other funding requirements and timing and sources thereof; results of pre-feasibility and feasibility studies, mineral resource and reserve estimates, preliminary economic assessments and exploration activities; advancements of our required permitting processes; current market conditions and project development plans.  The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe”, “will”, “may” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause or actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements and forward-looking information.  These factors include risks such as:

●	feasibility study results and preliminary assessment results and the accuracy of estimates on which they are based;

●	resource estimates results and the accuracy of assay reports and geologic interpretations on which they are based;

●	the economic viability of deposits;

●	our ability to obtain, renew or maintain the necessary authorizations and permits for our business, including our development plans and operating activities;

●	the timing and results of a definitive feasibility study on the Mt. Todd gold project;

●	delays in commencement of construction at the Mt. Todd gold project;

●	our ability to secure the permits for the Mt. Todd gold project;

●	delays in commencement of construction on the Concordia gold project;

●	status of our required governmental permits for the Concordia gold project;

●	the amendment and re-filing of our CUSF application and uncertainty regarding SEMARNAT's review of our amended CUSF application;

●	political factors influencing the approval of our CUSF application;

●	possible impairment or write down of the carrying value of the Concordia gold project if the CUSF is not granted;

●	increased costs that affect our financial condition;

●	our reliance on third parties to fulfill their obligations under our agreements;

●	whether projects not managed by us will comply with our standards or meet our objectives;

●	a shortage of equipment and supplies;

●	whether our acquisition, exploration and development activities, as well as the realization of the market value of our assets will be commercially successful;

●	acquisition and integration issues;

●
trading price of our securities and our ability to raise funds in new share offerings due to future sales of common shares in the public or private market and our ability to raise funds from the exercise of our warrants;

●	fluctuations in the price of our securities;

●	the lack of dividend payments by us;

●	the success of future joint ventures and partnerships relating to our properties;

●	the market price of the securities held by us;

●	our lack of recent production and limited experience in producing;

●	reclamation liabilities, including reclamation requirements at the Mt. Todd gold project;

●	our history of losses from operations;

●	historical production not being indicative of potential future production;

●	future water supply issues;

●	environmental lawsuits;

●	lack of adequate insurance to cover potential liabilities;

●	our ability to retain and hire key personnel;

●	fluctuations in the price of gold;

●	inherent hazards of mining exploration, development and operating activities;

●
the accuracy of calculations of mineral resources, mineral reserves and mineralized material fluctuations therein based on metal prices, inherent vulnerability of the ore and recoverability of metal in the mining process;

●	changes in environmental regulations to which our exploration and development operations are subject;

●	changes in climate change regulations;

●	changes in corporate governance and public disclosure regulations;

●	uncertainty related to our receipt of future payments in connection with our disposal of the Amayapampa gold project;

●	intense competition in the mining industry;

●	ability to raise additional capital on favorable terms, if at all;

●	conflicts of interest of some of our directors as a result of their involvement with other natural resource companies;

●	potential challenges to the title to our mineral properties;

●	political and economic instability in Mexico and Indonesia;

●	fluctuation in foreign currency values; and

●	our likely status as a passive foreign investment company for U.S. federal tax purposes.

For a more detailed discussion of such risks and other important factors that could cause actual results to differ materially from those in such forward-looking statements and forward-looking information, please see “Risk Factors” in this prospectus supplement.  Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurances that these statements will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements. Except as required by law, we assume no obligation to publicly update any forward-looking statements and forward-looking information, whether as a result of new information, future events or otherwise.

We qualify all forward-looking statements by these cautionary statements.

CAUTIONARY NOTE TO U.S. INVESTORS REGARDING RESERVE AND RESOURCE ESTIMATES

The terms “mineral reserve,” “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with Canadian National Instrument 43-101—Standards of Disclosure for Mineral Projects (“NI 43-101”) and the Canadian Institute of Mining, Metallurgy and Petroleum (the “CIM”)—CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (the “CIM Definition Standards”). These definitions differ from the definitions in SEC Industry Guide 7 under the U.S. Securities Act. Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

In addition, the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all, or any part, of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable.  Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in place tonnage and grade without reference to contained ounces.

Accordingly, information contained in this prospectus supplement, the accompanying base prospectus, any free writing prospectus and the documents incorporated by reference herein and therein contain descriptions of our mineral deposits that may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under United States federal securities laws and the rules and regulations promulgated thereunder.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC.  This means that we can disclose important information to you by referring you to those documents.  Any information we reference in this manner is considered part of this prospectus supplement.  Information we file with the SEC after the date of this prospectus supplement will automatically update and, to the extent inconsistent, supersede the information contained in this prospectus supplement.

The following documents have been filed by us with securities commissions or similar authorities in Canada and with the SEC, are specifically incorporated by reference into, and form an integral part of, this prospectus supplement.

(a)
our Annual Report on Form 10-K for the year ended December 31, 2011, which report contains our audited consolidated financial statements and the notes thereto as at December 31, 2011 and 2010 and for the years ended December 31, 2011, 2010 and 2009, together with the auditors’ report thereon and the related management’s discussion and analysis of financial condition and results of operations for the years ended December 31, 2011 and 2010, as filed with the SEC on March 14, 2012;

(b)	our Annual Report Amendment 1 on Form 10-K/A for the year ended December 31, 2011, as filed with the SEC on April 5, 2012;

(c)
our Quarterly Report on Form 10-Q, for the quarter ended March 31, 2012, which report contains the unaudited consolidated financial statements of the Company and the notes thereto as at March 31, 2012 and for the three months ended March 31, 2012 and 2011, as filed on May 8, 2012;

(d)
our Quarterly Report on Form 10-Q, for the quarter ended June 30, 2012, which report contains the unaudited consolidated financial statements of the Company and the notes thereto as at June 30, 2012 and for the three and six months ended June 30, 2012 and 2011, as filed on August 7, 2012;

(e)
our Proxy Statement on Schedule 14A, dated March 28, 2012, in connection with our April 30, 2012 annual general meeting of shareholders, including the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC on March 27, 2012;

(f)	our Current Reports on Form 8-K as filed on January 5, 2012, February 13, 2012, May 3, 2012, June 1, 2012, June 5, 2012 and August 6, 2012;

(g)	our Current Report on Form 8-K/A filed on August 22, 2012;

(h)	the description of our common stock contained in our registration statement on Form 8-A filed on January 4, 1988, including any amendment or report filed for purposes of updating such description; and

(i)
all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K), after the date of this prospectus supplement but before the end of the offering of the securities made by this prospectus supplement.

You may obtain copies of any of these documents by contacting us at the address and telephone number indicated below or by contacting the SEC as described below. You may request a copy of these documents, and any exhibits that have specifically been incorporated by reference as an exhibit in this prospectus supplement, at no cost, by writing or telephoning to:

Vista Gold Corp.
7961 Shaffer Parkway, Suite 5
Littleton, Colorado 80127
Attention: John F. Engele, Chief Financial Officer
(720) 981-1185

PRESENTATION OF FINANCIAL INFORMATION AND EXCHANGE RATE DATA

We present our consolidated financial statements in United States dollars. All references in this prospectus supplement to “dollars” or “$” are to United States dollars and all references to “Cdn$” are to Canadian dollars, unless otherwise noted. Except as otherwise indicated, all financial statements and financial data contained in, or incorporated by reference into, this prospectus supplement have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), which differ in certain significant respects from International Financial Reporting Standards (“IFRS”).

The following table sets forth, for each period indicated, the exchange rates of the Canadian dollar to the U.S. dollar for the end of each period indicated and the high, low and average (based on the exchange rate on the last day of each month during such period) exchange rates for each of such periods (such rates, which are expressed in Canadian dollars are based on the noon buying rates for U.S. dollars reported by the Bank of Canada).

	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009
High	Cdn$1.0258	Cdn$1.3000	Cdn$1.2969
Low	0.9553	1.0292	0.9719
Average	0.9893	1.1420	1.0660
End of Period	0.9833	1.0466	1.2246

On  September 26, 2012, the noon buying rate reported by the Bank of Canada was $1.00 = Cdn$0.9842.

USE OF PROCEEDS

From time to time, when Compensation Options are exercised, we will receive proceeds equal to the aggregate exercise price of such Compensation Options.  Assuming  that all of the Compensation Options are exercised prior to 5:00 p.m. Vancouver time, on April 20, 2013, the gross proceeds to us will be approximately Cdn$1,485,000.  The net proceeds to us from the exercise of the Compensation Options will be used for general working capital purposes.  Any amounts for general working capital remain unallocated and will be expended at the discretion of our management.

Although we intend to use the net proceeds from this offering for the purposes set forth above, we reserve the right to use such proceeds for other purposes to the extent that circumstances, including unforeseen events, make such use necessary or prudent.

DIVIDEND POLICY

We have never declared or paid any dividends on our common shares.  Our current intention is to retain our earnings, if any, to finance the growth and development of our business and we do not expect to pay dividends or to make any other distributions in the near future.  Our board of directors will review this policy from time to time having regard to our financing requirements, financial condition and other factors considered to be relevant.

DESCRIPTION OF COMMON SHARES

We are authorized to issue an unlimited number of common shares, without par value, of which 77,322,361 are issued and outstanding as at the date of this prospectus supplement. There are 15,219,802 listed warrants to acquire 15,219,802 common shares, which expire on October 22, 2015 (subject to any acceleration event). This includes 553,063 broker warrants outstanding to purchase 553,063 common shares.  The listed warrants were issued on December 15, 2010 and each listed warrant can be exercised to acquire one common share at a purchase price of $3.50 during the first year (ended October 24, 2011), $4.00 during the second year, $4.50 during the third year and

$5.00 until the expiry of the listed warrant.  There are 36,957 2010 compensation warrants to acquire 36,957 of our common shares, which expire October 22, 2012.  The 2010 compensation warrants were issued to certain agents and finders as compensation for services rendered to us in connection with the 2010 private placement of 14,666,739 special warrants.  Each 2010 compensation warrant can be exercised to acquire one common share at a purchase price of $ 2.30 per common share until the expiry of the 2010 Compensation Warrant.  There are 225,000 compensation options to acquire 225,000 common shares at a price of Cdn$3.30 per share which expire April 30, 2013.  The compensation options were issued to the underwriters in our public offering of 9,000,000 common shares in April 2011. There are 2,499,999 warrants to acquire 2,499,999 of our common shares, which expire July 27, 2014.  The warrants were issued on July 27, 2012, pursuant to the private placement of 5,000,000 units which closed on July 27, 2014.  Each full warrant can be exercised to acquire one common share at a purchase price of $3.60 per common share until the expiry of the warrant.  There are 166,667 2012 compensation warrants to acquire 166,667 of our common shares, which expire July 27, 2014.  The 2012 compensation warrants were issued as compensation to certain finders for services rendered to us in connection with the July 27, 2012 private placement.  Each 2012 compensation warrant can be exercised to acquire one common share at a purchase price of $3.18 per common share until the expiry of the 2012 compensation warrant.  There are options outstanding to purchase up to 3,100,000 common shares at prices ranging from $1.77 to $7.45. We have granted 1,202,628 restricted stock units. Upon the vesting conditions being met a holder of restricted stock units is entitled to receive one common share for each restricted stock unit held.  Holders of common shares are entitled to one vote per common share at all meetings of shareholders, to receive dividends as and when declared by our directors and to receive a pro rata share of our assets available for distribution to the shareholders in the event of the liquidation, dissolution or winding-up of the Company. There are no pre-emptive, conversion or redemption rights attached to the common shares.

CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS FOR U.S. RESIDENTS

The following summarizes certain Canadian federal income tax consequences generally applicable under the Income Tax Act (Canada) and the regulations enacted thereunder (collectively, the “Canadian Tax Act”) and the Canada-United States Income Tax Convention (1980) (the “Convention”) to the holding and disposition of our common shares (“Common Shares”) acquired from Selling Securityholders.

Comment is restricted to holders of Common Shares each of whom, at all material times for the purposes of the Canadian Tax Act and the Convention,

(i)	is resident solely in the United States and is entitled to the benefits of the Convention,

(ii)	acquired the holder’s Common Shares solely from Selling Secuityholders,

(iii)	holds all Common Shares solely as capital property,

(iv)	deals at arm's length with and is not affiliated with us,

(v)	does not and is not deemed to use or hold any Common Shares in a business carried on in Canada, and

(vi)	hold any Common Shares which constitute "taxable Canadian property" as defined in the Canadian Tax Act

(each such holder, a "U.S. Resident").

Certain entities that are fiscally transparent for United States federal income tax purposes (including limited liability companies) may not qualify as residents of the United States for the purposes of the Convention.

Generally, a U.S. Resident will be considered to hold a Common Share as capital property provided that the U.S. Resident acquired the Common Share as a long-term investment, is not a trader or dealer in securities, did not acquire, hold or dispose of the Common Share in one or more transactions considered to be an adventure or concern in the nature of trade, and does not hold the Common Share as inventory in the course of carrying on a business. Special rules, which are not discussed below, may apply to a U.S. Resident who is an insurer that carries on business in Canada and elsewhere.

Generally, a holder’s Common Share will not constitute "taxable Canadian property" at a particular time if all of the following conditions are satisfied:

(i)	the Common Shares are listed on a “designated stock exchange” as defined in the Canadian Tax Act, which currently includes the Toronto Stock Exchange, at the particular time;

(ii)
neither the holder nor any one or more persons with whom the holder does not deal at arm’s length owned, either alone or in any combination, 25% or more of the issued shares of any class of our capital stock at any time in the 60 months preceding the particular time; and

(iii)
the Common Share did not directly or indirectly derive more than 50% of its fair market value from, or from any combination of, real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Canadian Tax Act), "timber resource properties" (as so defined), or options or interests in any of the preceding types of property, at any time in the 60 months preceding the particular time.

This summary is based on the current provisions of the Canadian Tax Act and the Convention in effect on the date hereof, all specific proposals to amend the Canadian Tax Act and Convention publicly announced by or on behalf of the Minister of Finance (Canada) on or before the date hereof (the "Tax Proposals"), and the current published administrative and assessing policies of the CRA. It is assumed that all such amendments will be enacted as currently proposed, and that there will be no other material change to any applicable law or administrative practice, although no assurance can be given in these respects. Except as otherwise expressly provided, this summary does not take into account any provincial, territorial or foreign tax considerations.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations, and is not intended to be and should not be construed as legal or tax advice to any U.S. Resident. U.S. Residents are urged to consult their own tax advisors for advice with respect to their particular circumstances. The discussion below is qualified accordingly.

Disposition of Common Shares

A U.S. Resident who disposes or is deemed to dispose of a Common Share should not thereby incur any liability for Canadian federal income tax in respect of any capital gain thereby arising.

Taxation of Dividends on Common Shares

A U.S. Resident on whose Common Shares we pay or credit, or are deemed to pay or credit, a dividend generally will be subject to Canadian withholding tax at the rate of 15% or, if the U.S. Resident is a company that beneficially owns at least 10% of our voting stock , 5% of the gross amount of the dividend. We will be required to withhold the requisite amount of tax from the dividend and remit it to the CRA for the U.S. Resident’s account.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material U.S. federal income tax considerations applicable to a U.S. Holder (as defined below) arising from and relating to the acquisition, ownership, and disposition of common shares, the acquisition, ownership and the disposition of the Compensation Option Shares issuable upon the exercise of the Compensation Options.  This summary does not discuss all tax consequences applicable to the Compensation Option holders.  Each Compensation Option holder should consult its own tax advisor regarding the tax consequences of purchasing the Compensation Option Shares issuable upon the exercise of the Compensation Options.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a U.S. Holder arising from and relating to the acquisition, ownership, and disposition of the Compensation Option Shares issuable upon the exercise of the Compensation Options.  In addition, this summary does not take into account the individual facts and circumstances of any particular U.S. Holder that may affect the U.S. federal income tax consequences to such U.S. Holder, including specific tax consequences to a U.S. Holder under an applicable tax treaty.  Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any U.S. Holder.  This summary does not address the U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences to U.S. Holders of the acquisition, ownership, and disposition of the Compensation Option Shares issuable upon the exercise of the Compensation Options.  Each U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences relating to the acquisition, ownership and disposition of the Compensation Option Shares issuable upon the exercise of the Compensation Options.

No legal opinion from U.S. legal counsel or ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of the Compensation Option Shares issuable upon the exercise of the Compensation Options. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary.  In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the U.S. courts could disagree with one or more of the positions taken in this summary.

Scope of this Summary

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between Canada and the United States of America with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-U.S. Tax Convention”), and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this document.  Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive or prospective basis which could affect the U.S. federal income tax considerations described in this summary.  This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis.

U.S. Holders

For purposes of this summary, the term "U.S. Holder" means a beneficial owner of the Compensation Option Shares issuable upon the exercise of the Compensation Options pursuant to this prospectus that is for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the U.S.;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) organized under the laws of the U.S., any state thereof or the District of Columbia;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●
a trust that (1) is subject to the primary supervision of a court within the U.S. and the control of one or more U.S. persons for all substantial decisions or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

Non-U.S. Holders

For purposes of this summary, a “non-U.S. Holder” is a beneficial owner the Compensation Option Shares issuable upon the exercise of the Compensation Options that is not a U.S. Holder.  This summary does not address the U.S. federal income tax consequences to non-U.S. Holders arising from and relating to the acquisition, ownership, and disposition the Compensation Option Shares issuable upon the exercise of the Compensation Options.  Accordingly, a non-U.S. Holder should consult its own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences (including the potential application of and operation of any income tax treaties) relating to the acquisition, ownership, and disposition of the Compensation Option Shares issuable upon the exercise of the Compensation Options.

U.S. Holders Subject to Special U.S. Federal Income Tax Rules Not Addressed

This summary does not address the U.S. federal income tax considerations applicable to U.S. Holders that are subject to special provisions under the Code, including, but not limited to, the following:  (a) U.S. Holders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) U.S. Holders that are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) U.S. Holders that are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) U.S. Holders that have a “functional currency” other than the U.S. dollar; (e) U.S. Holders that own the Compensation Option Shares issuable upon the exercise of the Compensation Options as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) U.S. Holders that acquired the Compensation Option Shares issuable upon the exercise of the Compensation Options in connection with the exercise of employee stock options or otherwise as compensation for services; (g) U.S. Holders that hold the Compensation Option Shares issuable upon the exercise of the Compensation Options other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); or (h) U.S. Holders that own or have owned  (directly, indirectly, or by attribution) 10% or more of the total combined voting power of our outstanding shares .  This summary also does not address the U.S. federal income tax considerations applicable to U.S. Holders who are:  (a) U.S. expatriates or former long-term residents of the U.S.; (b) persons that have been, are, or will be a resident or deemed to be a resident in Canada for purposes of the Income Tax Act (Canada) (the “Tax Act”); (c) persons that use or hold, will use or hold, or that are or will be deemed to use or hold the Compensation Option Shares issuable upon the exercise of the Compensation Options in connection with carrying on a business in Canada; (d) persons whose Compensation Option Shares issuable upon the exercise of the Compensation Options constitute “taxable Canadian property” under the Tax Act; or (e) persons that have a permanent establishment in Canada for the purposes of the Canada-U.S. Tax Convention.  U.S. Holders that are subject to special provisions under the Code, including, but not limited to, U.S. Holders described immediately above, should consult their own tax advisor regarding the U.S. federal, U.S. federal alternative minimum, U.S. federal estate and gift, U.S. state and local, and foreign tax consequences relating to the acquisition, ownership and disposition of the Compensation Option Shares issuable upon the exercise of the Compensation Options.

If an entity or arrangement that is classified as a partnership (or “pass-through” entity) for U.S. federal income tax purposes holds the Compensation Option Shares issuable upon the exercise of the Compensation Options, the U.S. federal income tax consequences to such partnership and the partners of such partnership generally will depend on the activities of the partnership and the status of such partners (or owners).  Partners of entities or arrangements that are classified as partnerships for U.S. federal income tax purposes should consult their own tax advisors regarding the U.S. federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of the Compensation Option Shares issuable upon the exercise of the Compensation Options.

Passive Foreign Investment Company Rules

If we were to constitute a “passive foreign investment company” under the meaning of Section 1297 of the Code (a “PFIC”, as defined below) for any year during a U.S. Holder’s holding period, then certain different and potentially adverse rules will affect the U.S. federal income tax consequences to a U.S. Holder resulting from the acquisition, ownership and disposition of the Compensation Option Shares issuable upon the exercise of the Compensation Options.  In addition, in any year in which we are classified as a PFIC, such holder may be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidelines may require.  U.S. Holders should consult their own tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file a IRS Form 8621.

Our PFIC Status

We generally will be a PFIC if, for a tax year, (a) 75% or more of our gross income for such tax year is passive income (the “income test”) or (b) 50% or more of the value of our assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the “asset test”).  “Gross income” generally includes all sales revenues less the cost of goods sold, plus income from investments and from incidental or outside operations or sources and “passive income” generally includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions.

Active business gains arising from the sale of commodities generally are excluded from passive income if substantially all of a foreign corporation’s commodities are (a) stock in trade of such foreign corporation or other property of a kind which would properly be included in inventory of such foreign corporation, or property held by such foreign corporation primarily for sale to customers in the ordinary course of business, (b) property used in the trade or business of such foreign corporation that would be subject to the allowance for depreciation under Section 167 of the Code, or (c) supplies of a type regularly used or consumed by such foreign corporation in the ordinary course of its trade or business.

For purposes of the PFIC income test and asset test described above, if we own, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, we will be treated as if we (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation.  In addition, for purposes of the PFIC income test and asset test described above, and assuming certain other requirements are met, “passive income” does not include certain interest, dividends, rents, or royalties that are received or accrued by us from certain “related persons” (as defined in Section 954(d)(3) of the Code), to the extent such items are properly allocable to the income of such related person that is not passive income.

In addition, under certain attribution rules, we are a PFIC, U.S. Holders will be deemed to own their proportionate share of the stock of any subsidiary of us which is also a PFIC (a ‘‘Subsidiary PFIC’’), and will be subject to U.S. federal income tax on their proportionate share of (a) a distribution on the stock of a Subsidiary PFIC and (b) a disposition or deemed disposition of the stock of a Subsidiary PFIC, both as if such U.S. Holders directly held the shares of such Subsidiary PFIC.

We believe that we were classified as a PFIC during the tax year ended December 31, 2011, and based on current business plans and financial expectations, we believe there is a significant likelihood that we will be a PFIC for the current tax year.  The determination of whether any corporation was, or will be, a PFIC for a tax year depends, in part, on the application of complex U.S. federal income tax rules, which are subject to differing interpretations.  In addition, whether any corporation will be a PFIC for any tax year depends on the assets and income of such corporation over the course of each such tax year and, as a result, cannot be predicted with certainty as of the date of this document.  Accordingly, there can be no assurance that the IRS will not challenge any determination made by us (or a Subsidiary PFIC) concerning our PFIC status.  Each U.S. Holder should consult its own tax advisor regarding our PFIC status and  the PFIC of each of our subsidiaries.

Default PFIC Rules Under Section 1291 of the Code

If we are a PFIC, the U.S. federal income tax consequences to a U.S. Holder of the acquisition, ownership, and disposition of the the Compensation Option Shares issuable upon the exercise of the Compensation Options will depend on whether such U.S. Holder makes an election to treat us and each Subsidiary PFIC, if any, as a “qualified electing fund” or “QEF” under Section 1295 of the Code (a “QEF Election”) or a mark-to-market election under Section 1296 of the Code (a “Mark-to-Market Election”).  A U.S. Holder that does not make either a QEF Election or a Mark-to-Market Election will be referred to in this summary as a “Non-Electing U.S. Holder.”
A Non-Electing U.S. Holder will be subject to the rules of Section 1291 of the Code with respect to (a) any gain recognized on the sale or other taxable disposition of the Compensation Option Shares issuable upon the exercise of the Compensation Options and (b) any excess distribution received on the common shares.  A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a U.S. Holder’s holding period for the common shares, if shorter).

Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of the Compensation Option Shares issuable upon the exercise of the Compensation Options, and any “excess distribution” received on common shares, must be ratably allocated to each day in a Non-Electing U.S. Holder’s holding period for the respective common shares.  The amount of any such gain or excess distribution allocated to the tax year of disposition or distribution of the excess distribution and to years before the entity became a PFIC, if any, would be taxed as ordinary income.  The amounts allocated to any other tax year would be subject to U.S. federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year.  A Non

Electing U.S. Holder that is not a corporation must treat any such interest paid as “personal interest,” which is not deductible.

If we are a PFIC for any tax year during which a Non-Electing U.S. Holder holds the Compensation Option Shares issuable upon the exercise of the Compensation Options, we will continue to be treated as a PFIC with respect to such Non-Electing U.S. Holder, regardless of whether we cease to be a PFIC in one or more subsequent tax years.  A Non-Electing U.S. Holder may terminate this deemed PFIC status by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such common shares were sold on the last day of the last tax year for which the we were a PFIC.

Under proposed Treasury Regulations, if a U.S. holder has an option, warrant, or other right to acquire stock of a PFIC (such as the Compensation Options), such option, warrant or right is considered to be PFIC stock subject to the default rules of Section 1291 of the Code.  Under rules described below, the holding period for the Compensation Option Shares issuable upon the exercise of the Compensation Options will begin on the date a U.S. Holder acquired such options.  This will impact the availability of the QEF Election and Mark-to-Market Election with respect to the Compensation Option Shares received upon exercise of the Compensation Options.  Thus, a U.S. Holder will have to account for the Compensation Option Shares issuable upon the exercise of the Compensation Options under the PFIC rules and the applicable elections differently than the other common shares.  See discussion below under “QEF Election” and under “Market-to-Market Election”.

QEF Election

A U.S. Holder that makes a timely and effective QEF Election for the first tax year in which its holding period of its common shares begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its common shares.  A U.S. Holder that makes a timely and effective QEF Election will be subject to U.S. federal income tax on such U.S. Holder’s pro rata share of (a) our net capital gain , which will be taxed as long-term capital gain to such U.S. Holder, and (b) our the ordinary earnings , which will be taxed as ordinary income to such U.S. Holder.  Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain.  A U.S. Holder that makes a QEF Election will be subject to U.S. federal income tax on such amounts for each tax year in which we are a PFIC, regardless of whether such amounts are actually distributed to such U.S. Holder by the us.  However, for any tax year in which we are a PFIC and have no net income or gain, U.S. Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election.  If a U.S. Holder that made a QEF Election has an income inclusion, such a U.S. Holder may, subject to certain limitations, elect to defer payment of current U.S. federal income tax on such amounts, subject to an interest charge.  If such U.S. Holder is not a corporation, any such interest paid will be treated as “personal interest,” which is not deductible.

A U.S. Holder that makes a QEF Election generally (a) may receive a tax-free distribution from us to the extent that such distribution represents our “earnings and profits” that were previously included in income by the U.S. Holder because of such QEF Election and (b) will adjust such U.S. Holder’s tax basis in the common shares to reflect the amount included in income or allowed as a tax-free distribution because of such QEF Election.  In addition, a U.S. Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of common shares.

The procedure for making a QEF Election, and the U.S. federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is timely.  A QEF Election will be treated as “timely” if such QEF Election is made for the first year in the U.S. Holder’s holding period for the common shares in which we were a PFIC.  A U.S. Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such U.S. Holder files a U.S. federal income tax return for such year.

A QEF Election will apply to the tax year for which such QEF Election is timely made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election.  If a U.S. Holder makes a QEF Election and, in a subsequent tax year, we cease to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which we are not a PFIC.  Accordingly, if we become a PFIC in another subsequent tax year, the QEF Election will be effective and the U.S. Holder will be subject to the QEF rules described above during any subsequent tax year in which we qualified as a PFIC.

As discussed above, under proposed Treasury Regulations, if a U.S. Holder has an option, warrant or other right to acquire stock of a PFIC (such as the Compensation Options), such option, warrant or right is considered to be PFIC stock subject to the default rules of Section 1291 of the Code.  However, a holder of an option, warrant or other right to acquire stock of a PFIC may not make a QEF Election that will apply to the option, warrant or other right or to acquire PFIC stock.  In addition, under proposed Treasury Regulations, if a U.S. Holder holds an option, warrant or other right to acquire stock of a PFIC, the holding period with respect to shares of stock of the PFIC acquired upon exercise of such option, warrant or other right will include the period that the option, warrant or other right was held.

Consequently, if a U.S. Holder makes a QEF Election, such election generally will not be treated as a timely QEF Election with respect to Compensation Option Shares received upon exercise of the Compensation Options, and the rules of Section 1291 of the Code discussed above will continue to apply with respect to such U.S. Holder’s Compensation Options received upon exercise of the Compensation Options.  However, a U.S. Holder of Compensation Option Shares received upon exercise of the Compensation Options should be eligible to make a timely QEF Election if such U.S. Holder elects in the tax year in which such shares are received to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such shares were sold for fair market value on the date such US Holder acquired them.  Each U.S. Holder should consult its own tax advisor regarding the application of the PFIC rules to the common shares and the Compensation Option Shares received upon exercise of the Compensation Options.

U.S. Holders should be aware that there can be no assurances that we will satisfy the record keeping requirements that apply to a QEF, or that the we will supply U.S. Holders with information that such U.S. Holders require to report under the QEF rules, in the event that the we are a PFIC and a U.S. Holder wishes to make a QEF Election. Thus, U.S. Holders may not be able to make a QEF Election with respect to their Compensation Option Shares and other common shares.  Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a QEF Election

Mark-to-Market Election

A U.S. Holder may make a Mark-to-Market Election only if the common shares are marketable stock.  The common shares generally will be “marketable stock” if the common shares are regularly traded on (a) a national securities exchange that is registered with the Securities and Exchange Commission, (b) the national market system established pursuant to section 11A of the Securities and Exchange Act of 1934, or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and meets other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange ensure active trading of listed stocks.  If such stock is traded on such a qualified exchange or other market, such stock generally will be “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter.

A U.S. Holder that makes a Mark-to-Market Election with respect to its common shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such common shares.  However, if a U.S. Holder does not make a Mark-to-Market Election beginning in the first tax year of such U.S. Holder’s holding period for the common shares or such U.S. Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, the common shares.

Any Mark-to-Market Election made by a U.S. Holder for the common shares will also apply to such U.S. Holder’s Compensation Option Shares issuable upon the exercise of the Compensation Options.  As a result, if a Mark-to-Market Election has been made by a U.S. Holder with respect to the common shares, any Compensation Option Shares received upon exercise of the Compensation Options will automatically be marked-to-market in the year of exercise.  Because a U.S. Holder’s holding period for Compensation Option Shares received upon exercise of the Compensation Options includes the period during which such U.S. Holder held the Compensation Options, a U.S. Holder will be treated as making a Mark-to-Market Election with respect to such shares after the beginning of such U.S. Holder’s holding period for such shares unless such shares are acquired in the same tax year as the year in which the U.S. Holder acquired its other common shares.  Consequently, the default rules under Section 1291 described above generally will apply to the mark-to-market gain realized in the tax year in which the Compensation Option Shares issuable upon the exercise of the Compensation Options are received.  However, the general mark-to-market rules will apply to subsequent tax years.

A U.S. Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which we are a PFIC, an amount equal to the excess, if any, of (a) the fair market value of the common shares, as of the close of such tax year over (b) such U.S. Holder’s tax basis in such common shares.  A U.S. Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (a) such U.S. Holder’s adjusted tax basis in the common shares, over (b) the fair market value of such common shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A U.S. Holder that makes a Mark-to-Market Election generally also will adjust such U.S. Holder’s tax basis in the common shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election.  In addition, upon a sale or other taxable disposition of common shares, a U.S. Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years).

A Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless the common shares cease to be “marketable stock” or the IRS consents to revocation of such election.  Each U.S. Holder should consult its own tax advisor regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a U.S. Holder may be eligible to make a Mark-to-Market Election with respect to the common shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a U.S. Holder is treated as owning, because such stock is not marketable.  Hence, the Mark-to-Market Election will not be effective to eliminate the interest charge described above with respect to deemed dispositions of Subsidiary PFIC stock or distributions from a Subsidiary PFIC.

Other PFIC Rules

Under Section 1291(f) of the Code, the IRS has issued proposed Treasury Regulations that, subject to certain exceptions, would cause a U.S. Holder that had not made a timely QEF Election to recognize gain (but not loss) upon certain transfers of common shares that would otherwise be tax-deferred (e.g., gifts and exchanges pursuant to corporate reorganizations).  However, the specific U.S. federal income tax consequences to a U.S. Holder may vary based on the manner in which common shares are transferred.

Certain additional adverse rules will apply with respect to a U.S. Holder if we are a PFIC, regardless of whether such U.S. Holder makes a QEF Election.  For example under Section 1298(b)(6) of the Code, a U.S. Holder that uses common shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such common shares.

Special rules also apply to the amount of foreign tax credit that a U.S. Holder may claim on a distribution from a PFIC.  Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit.  The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a U.S. Holder should consult with their own tax advisor regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

The PFIC rules are complex, and each U.S. Holder should consult its own tax advisor regarding the PFIC rules and how the PFIC rules may affect the U.S. federal income tax consequences of the acquisition, ownership, and disposition of common shares and options.

Ownership and Disposition of common shares

The following discussion is subject to the rules described above under the heading “Passive Foreign Investment Company Rules.”  In the following discussion, the term “common shares” also includes the Compensation Option Shares issuable upon the exercise of the Compensation Options.

Distributions on common shares

Subject to the PFIC rules discussed above, a U.S. Holder that receives a distribution, including a constructive distribution, with respect to a common share will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution) to the extent of the current or accumulated our “earnings and profits” , as computed for U.S. federal income tax purposes.  A dividend generally will be taxed to a U.S. Holder at ordinary income tax rates.  To the extent that a distribution exceeds our current and accumulated “earnings and profits” , such distribution will be treated first as a tax-free return of capital to the extent of a U.S. Holder's tax basis in the common shares and thereafter as gain from the sale or exchange of such common shares.  (See “ Sale or Other Taxable Disposition of common shares” below).  However, we may not maintain the calculations of earnings and profits in accordance with U.S. federal income tax principles, and each U.S. Holder should therefore assume that any distribution by us with respect to the common shares will constitute ordinary dividend income.  Dividends received on common shares generally will not be eligible for the “dividends received deduction”.  In addition, we do not anticipate that our distributions will be eligible for the preferential tax rates applicable to long-term capital gains.  The dividend rules are complex, and each U.S. Holder should consult its own tax advisor regarding the application of such rules.

Sale or Other Taxable Disposition of common shares

Subject to the PFIC rules discussed above, upon the sale or other taxable disposition of common shares, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount of cash plus the fair market value of any property received and such U.S. Holder's tax basis in such common shares sold or otherwise disposed of.  Subject to the PFIC rules discussed above, gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, the common shares have been held for more than one year.

Preferential tax rates apply to long-term capital gain of a U.S. Holder that is an individual, estate, or trust.  There are currently no preferential tax rates for long-term capital gain of a U.S. Holder that is a corporation.  Deductions for capital losses are subject to significant limitations under the Code.

Additional Considerations

Receipt of Foreign Currency

The amount of any distribution paid to a U.S. Holder in foreign currency, or on the sale, exchange or other taxable disposition of common shares, generally will be equal to the U.S. dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into U.S. dollars at that time).  A U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt.  Any U.S. Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be U.S. source income or loss for foreign tax credit purposes.  Each U.S. Holder should consult its own U.S. tax advisor regarding the U.S. federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the PFIC rules discussed above, a U.S. Holder that pays (whether directly or through withholding) Canadian income tax with respect to dividends paid on the common shares generally will be entitled, at the election of such U.S. Holder, to receive either a deduction or a credit for such Canadian income tax paid.  Generally, a credit will reduce a U.S. Holder’s U.S. federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a U.S. Holder’s income subject to U.S. federal income tax.  This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a U.S. Holder during a year.

Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a U.S. Holder’s U.S. federal income tax liability that such U.S. Holder’s “foreign source” taxable income bears to such U.S. Holder’s worldwide taxable income.  In applying this limitation, a U.S. Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.”  Generally, dividends paid by a foreign corporation should be treated as foreign source for this purpose, and gains recognized on the sale of stock of a foreign corporation by a U.S. Holder should be treated as U.S. source for this purpose, except as otherwise provided in an applicable income tax treaty, and if an election is properly made under the Code.  However, the amount of a distribution with respect to the common shares that is treated as a

“dividend” may be lower for U.S. federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a U.S. Holder.  In addition, this limitation is calculated separately with respect to specific categories of income.  The foreign tax credit rules are complex, and each U.S. Holder should consult its own U.S. tax advisor regarding the foreign tax credit rules.

Additional Tax on Passive Income

For tax years beginning after December 31, 2012, certain individuals, estates and trusts whose income exceeds certain thresholds will be required to pay a 3.8% Medicare surtax on “net investment income” including, among other things, dividends and net gain from dispositions of property (other than property held in a trade or business).  U.S. Holders should consult with their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of common shares.

Backup Withholding and Information Reporting

Under U.S. federal income tax law and Treasury Regulations, certain categories of U.S. Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation.  For example, recently enacted legislation generally imposes new U.S. return disclosure obligations (and related penalties) on individuals who are U.S. Holders that hold certain specified foreign financial assets in excess of $50,000.  The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-U.S. person, any financial instrument or contract held for investment that has an issuer or counterparty other than a U.S. person and any interest in a foreign entity.  U.S. Holders may be subject to these reporting requirements unless their common shares are held in an account at a domestic financial institution.  Penalties for failure to file certain of these information returns are substantial.  U.S. Holders should consult with their own tax advisors regarding the requirements of filing information returns, and, if applicable, filing obligations relating to a Mark-to-Market or QEF Election.

Payments made within the U.S. or by a U.S. payor or U.S. middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, the common shares issuable upon the exercise of the Compensation Options will generally be subject to information reporting and backup withholding tax, at the rate of 28% (and increasing to 31% for payments made after December 31, 2012), if a U.S. Holder (a) fails to furnish such U.S.  Holder’s correct U.S. taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect U.S. taxpayer identification number, (c) is notified by the IRS that such U.S. Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such U.S. Holder has furnished its correct U.S. taxpayer identification number and that the IRS has not notified such U.S. Holder that it is subject to backup withholding tax.  However, certain exempt persons generally are excluded from these information reporting and backup withholding rules.  Any amounts withheld under the U.S. backup withholding tax rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability, if any, or will be refunded, if such U.S. Holder furnishes required information to the IRS in a timely manner.  Each U.S. Holder should consult its own tax advisor regarding the information reporting and backup withholding rules.

THE ABOVE SUMMARY IS NOT INTENDED TO CONSTITUTE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS APPLICABLE TO U.S. HOLDERS WITH RESPECT TO THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF SHARES.  U.S. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE TAX CONSIDERATIONS APPLICABLE TO THEM IN THEIR OWN PARTICULAR CIRCUMSTANCES

PLAN OF DISTRIBUTION

This prospectus supplement relates to the offering of up to 225,000 Compensation Option Shares issuable from time to time upon the exercise of 225,000 Compensation Options issued by us to the Underwriters as compensation in addition to the cash commission payable by us to the Underwriters in connection with our April 2011 offering of 9,000,000 of our common shares.  Each Compensation Option entitles the holder to purchase one Compensation Option Share, at a price of Cdn$3.30 per Compensation Option Share at any time up to 5:00 p.m. Vancouver time, on April 20, 2013.

The Compensation Option Shares to which this prospectus supplement relates will be sold directly by the Company to holders of the Compensation Options upon the exercise of the Compensation Options.  No underwriters, dealers or agents are involved in these sales other than the Underwriters that hold the Compensation Options.

TRANSFER AGENT AND REGISTRAR

Our registrar and transfer agent for our common shares is Computershare Investor Services Inc. at its principal offices in Vancouver and Toronto, Canada.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Macdonald and Company.  As of the date of this prospectus, the partners and associates of Macdonald and Company, as a group, beneficially own, directly or indirectly less than 1% of our outstanding common shares.

EXPERTS

Information relating to our mineral properties in this prospectus and the documents incorporated by reference herein has been derived from reports, statements or opinions prepared or certified by SRK Consulting (US), Inc., Golder Associates Inc., Gustavson Associates, LLC, Tetra Tech MM, Inc., Pincock, Allen & Holt, Mine Development Associates Inc., Resource Development Inc., Terry Braun, John W. Rozelle (now our Senior Vice President), Steven Ristorcelli, Thomas L. Dyer, Neil B. Prenn, David Kidd, Leonel Lopez, Rex Clair Bryan and Deepak Malhotra, and this information has been included in reliance on such companies and persons' expertise. Each of Terry Braun, John W. Rozelle, Steven Ristorcelli, Thomas L. Dyer, Neil B. Prenn, David Kidd, Leonel Lopez, Rex Clair Bryan and Deepak Malhotra is a qualified person as such term is defined in National Instrument 43-101 — Standards of Disclosure for Mineral Projects.

None of SRK Consulting (US), Inc., Golder Associates Inc., Gustavson Associates, LLC, Tetra Tech MM, Inc., Pincock, Allen & Holt, Mine Development Associates Inc., Resource Development Inc., Terry Braun, John W. Rozelle, Steven Ristorcelli, Thomas L. Dyer, Neil B. Prenn, David Kidd, Leonel Lopez, Rex Clair Bryan and Deepak Malhotra, each being companies and persons who have prepared or certified the preparation of reports, statements or opinions relating to ourmineral properties, or any director, officer, employee or partner thereof, as applicable, received or has received a direct or indirect interest in our property or of any of our associates or affiliates. As at the date hereof, the aforementioned persons, companies and persons at the companies specified above who participated in the preparation of such reports, statements or opinions, as a group, beneficially own, directly or indirectly, less than 1% of our outstanding common shares.

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this registration statement by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, Canada,  independent accountants , given on the authority of said firm as experts in auditing and accounting.

Deloitte & Touche LLP, the auditors of Midas Gold, report that they are independent of Midas Gold in accordance with the Rules of Professional conduct of the Institute of Chartered Accountants of British Columbia.  The

Consolidated financial statements of Midas Gold as of December 31, 2011 and for the year ended December 31, 2011 have been audited by Deloitte & Touche LLP and are incorporated by reference herein.

WHERE TO FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

This prospectus is part of a registration statement and, as permitted by SEC rules, does not contain all of the information included in the registration statement.  Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement.  You may call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges.   You may also read and copy any document we file with the SEC at the SEC’s public reference rooms at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549

Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-180154

VISTA GOLD CORP.

$200,000,000 Common Shares Warrants Subscription Receipts Units

Vista Gold Corp. may offer and sell, from time to time, up to $200,000,000 aggregate initial offering price of the Company’s common shares, without par value (which we refer to herein as “Common Shares”), warrants to purchase Common Shares (which we refer to herein as “Warrants”), subscription receipts for Common Shares, Warrants or any combination thereof (which we refer to herein as “Subscription Receipts”), or any combination thereof (which we refer to herein as “Units”) (collectively, the Common Shares, Warrants, Subscription Receipts, and Units are referred to herein as the “Securities”) in one or more transactions under this base prospectus (which we refer to herein as the “Prospectus”).

This Prospectus provides you with a general description of the Securities that the Company may offer. Each time the Company offers Securities, it will provide you with a prospectus supplement (which we refer to herein as the “Prospectus Supplement”) that describes specific information about the particular Securities being offered and may add, update or change information contained in this Prospectus. You should read both this Prospectus and the Prospectus Supplement, together with any additional information which is incorporated by reference into this Prospectus.  This Prospectus may not be used to offer or sell securities without the Prospectus Supplement which includes a description of the method and terms of that offering.

The Company may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which the Company will provide to you each time it offers Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them.  For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this Prospectus.

The Common Shares are traded on the NYSE Amex Equities exchange (which we refer to as “NYSE Amex”) and on the Toronto Stock Exchange (which we refer to as the “TSX”) under the symbol “VGZ”. On April 18, 2012, the last reported sale price of the Common Shares on the NYSE Amex was $2.85 per share and on the TSX was Cdn$2.83 per share. There is currently no market through which the Securities, other than the Common Shares, may be sold and purchasers may not be able to resell the Securities purchased under this Prospectus.  This may affect the pricing of the Securities, other than the Common Shares, in the secondary market, the transparency and availability of trading prices, the liquidity of these Securities and the extent of issuer regulation.  See “Risk Factors and Uncertainties”.

Investing in the Securities involves risks.  See “Risk Factors and Uncertainties” on page 6.

These Securities have not been approved or disapproved by the U.S. Securities and Exchange Commission (“SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this Prospectus.   Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS APRIL 19, 2012

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1

SUMMARY	2

THE COMPANY	2

BUSINESS OF THE COMPANY	2

RECENT DEVELOPMENTS	3

THE SECURITIES OFFERED UNDER THIS PROSPECTUS	4

RISK FACTORS	6

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION	20

CAUTIONARY NOTE FOR U.S. INVESTORS REGARDING RESERVE AND RESOURCE ESTIMATES	25

DOCUMENTS INCORPORATED BY REFERENCE	26

PRESENTATION OF FINANCIAL INFORMATION AND EXCHANGE RATE DATA	27

USE OF PROCEEDS	27

MARKET FOR COMMON SHARES AND WARRANTS	27

CHANGES TO CONSOLIDATED CAPITALIZATION	28

CERTAIN INCOME TAX CONSIDERATIONS	28

DESCRIPTION OF COMMON SHARES	29

DESCRIPTION OF WARRANTS	29

DESCRIPTION OF SUBSCRIPTION RECEIPTS	31

DESCRIPTION OF UNITS	35

PLAN OF DISTRIBUTION	36

AUDITORS, TRANSFER AGENT AND REGISTRAR	38

EXPERTS	38

LEGAL MATTERS	38

WHERE YOU CAN FIND MORE INFORMATION	39

ABOUT THIS PROSPECTUS

This Prospectus is a part of a registration statement that the Company filed with the SEC utilizing a “shelf” registration process.  Under this shelf registration process, the Company may sell any combination of the Securities described in this Prospectus in one or more offerings up to a total dollar amount of initial aggregate offering price of $200,000,000. This Prospectus provides you with a general description of the Securities that we may offer. The specific terms of the Securities in respect of which this Prospectus is being delivered will be set forth in a Prospectus Supplement and may include, where applicable: (i) in the case of Common Shares, the number of Common Shares offered, the offering price and any other specific terms of the offering; (ii) in the case of Warrants, the designation, number and terms of the Common Shares purchasable upon exercise of the Warrants, any procedures that will result in the adjustment of those numbers, the exercise price, dates and periods of exercise, and the currency or the currency unit in which the exercise price must be paid and any other specific terms; (iii) in the case of Subscription Receipts, the designation, number and terms of the Common Shares or Warrants receivable upon satisfaction of certain release conditions, any procedures that will result in the adjustment of those numbers, any additional payments to be made to holders of Subscription Receipts upon satisfaction of the release conditions, the terms of the release conditions, terms governing the escrow of all or a portion of the gross proceeds from the sale of the Subscription Receipts, terms for the refund of all or a portion of the purchase price for Subscription Receipts in the event the release conditions are not met and any other specific terms; and (iv) in the case of Units, the designation, number and terms of the Common Shares, Warrants, or Subscription Receipts comprising the Units.  A Prospectus Supplement may include specific variable terms pertaining to the Securities that are not within the alternatives and parameters set forth in this Prospectus.

In connection with any offering of the Securities (unless otherwise specified in a Prospectus Supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a higher level than that which might exist in the open market.  Such transactions, if commenced, may be interrupted or discontinued at any time.  See “Plan of Distribution”.

Please carefully read both this Prospectus and any Prospectus Supplement together with the documents incorporated herein by reference under “Documents Incorporated by Reference” and the additional information described below under “Where You Can Find More Information.”

Owning securities may subject you to tax consequences both in Canada and the United States.  This Prospectus or any applicable Prospectus Supplement may not describe these tax consequences fully.  You should read the tax discussion in any Prospectus Supplement with respect to a particular offering and consult your own tax advisor with respect to your own particular circumstances.

References in this Prospectus to “$” are to United States dollars. Canadian dollars are indicated by the symbol “Cdn$”.

You should rely only on the information contained in this Prospectus.  The Company has not authorized anyone to provide you with information different from that contained in this Prospectus.  The distribution or possession of this Prospectus in or from certain jurisdictions may be restricted by law.  This Prospectus is not an offer to sell these Securities and is not soliciting an offer to buy these Securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale.  The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of the Securities.  The Company’s business, financial condition, results of operations and prospects may have changed since that date.

In this Prospectus and in any Prospectus Supplement, unless the context otherwise requires, references to “Vista” and the “Company” refer to Vista Gold Corp., either alone or together with its subsidiaries.

SUMMARY

THE COMPANY

Vista Gold Corp. was originally incorporated on November 28, 1983 under the name “Granges Exploration Ltd.” In November 1983, Granges Exploration Ltd. acquired all the mining interests of Granges AB in Canada. On June 28, 1985, Granges Exploration Ltd. and Pecos Resources Ltd. amalgamated under the name “Granges Exploration Ltd.” and on June 9, 1989, Granges Exploration Ltd. changed its name to “Granges Inc.” On May 1, 1995, Granges Inc. and Hycroft Resources & Development Corporation were amalgamated under the name “Granges Inc.” Effective November 1, 1996, Granges Inc. and Da Capo Resources Ltd. amalgamated under the name “Vista Gold Corp.” Effective December 17, 1997, Vista Gold Corp. was continued from British Columbia to the Yukon Territory, Canada under the Business Corporations Act (Yukon Territory). On September 22, 2006, the Company entered into an Arrangement and Merger Agreement (the “Arrangement Agreement”) with Allied Nevada Gold Corp. (“Allied Nevada”), Carl Pescio and Janet Pescio (the ”Pescios”), pursuant to which the Company’s Nevada-based mining properties and related assets were transferred to Allied Nevada and the Pescios’ interests in certain Nevada-based mining properties and related assets were transferred to Allied Nevada. Completion of the transaction occurred on May 10, 2007. The current addresses, telephone and facsimile numbers of the offices of the Company are:

Executive Office	Registered and Records Office
Suite 5 - 7961 Shaffer Parkway Littleton, Colorado, USA 80127 Telephone: (720) 981-1185 Facsimile: (720) 981-1186	200 - 204 Lambert Street Whitehorse, Yukon Territory, Canada Y1A 3T2 Telephone: (867) 667-7600 Facsimile: (867) 667-7885

BUSINESS OF THE COMPANY

The Company is currently engaged in the evaluation, acquisition, exploration and advancement of gold exploration and potential development projects, which may lead to gold production, as well as the realization of the market value of its assets.  Historically, the Company’s approach to acquisitions of gold projects has generally been to seek projects within political jurisdictions with well established mining, land ownership and tax laws, which have adequate drilling and geological data to support the completion of a third-party review of the geological data and to complete an estimate of mineral resources and/or mineral reserves. In addition, the Company looks for opportunities to improve the value of its gold projects, including through exploration drilling and re-engineering the operating assumptions underlying previous engineering work.

Beginning in 2007, the Company’s Board of Directors and management implemented the strategy of moving the Company’s more advanced projects forward through technical, engineering and feasibility studies in preparation for mine development so that production decisions can be made on those projects.

Currently, the Company’s holdings include the Mt. Todd gold project in Australia; the Guadalupe de los Reyes gold/silver project in Mexico; the Concordia gold project in Mexico; the Awak Mas gold project in Indonesia; the Long Valley gold project in California; and mining claims in Utah.  The Company also owns approximately 27.8% of the shares of Midas Gold Corp. (“Midas Gold”), a company exploring for gold and developing the Golden Meadows project in the Yellow Pine – Stibnite District in Idaho. Additional information about these projects is available herein under the heading “Recent Developments” and in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, under “Item 2. Properties”.

On February 7, 2012, the Company entered into an earn-in right agreement (the “Earn-in Right Agreement”) with Invecture Group, S.A. de C.V. (“Invecture”) with respect to the Concordia gold project in Baja California Sur, Mexico.  Pursuant to the terms of the Earn-in Right Agreement, Invecture has a right, exercisable by February 7, 2014 (subject to extension), to earn a 60% interest (subject to adjustment) in the Concordia gold project.  See “Recent Developments” for additional information on the Earn-in Right Agreement.

On April 6, 2011, the Company completed a combination (the “Combination”) with Midas Gold, Inc.  As part of the Combination, each of Midas Gold, Inc. and Vista Gold U.S. Inc. (“Vista US”) contributed their respective interests in gold assets in the Yellow Pine-Stibnite District in Idaho to Midas Gold.  In exchange for the contribution of its equity interests in Idaho Gold Holding Company, Vista US was issued 30,402,615 common shares in the capital of Midas Gold (“Midas Gold Shares”).  Concurrently with the Combination, Midas Gold completed a private placement of 6,129,800 Midas Gold Shares at a purchase price of Cdn$2.50 per share to raise gross proceeds of Cdn$15,324,500 (the “Private Placement”).  The Company purchased 1,400,000 Midas Gold Shares through the

Private Placement for an aggregate purchase price of Cdn$3,500,000. On July 14, 2011, Midas Gold successfully completed an initial public offering, issuing 13,930,855 Midas Gold Shares and Midas Gold Shares began trading on the Toronto Stock Exchange under the symbol “MAX”.  The Company and Vista US together hold 31,802,615 Midas Gold Shares representing as at April 18, 2012 approximately 27.8% of the issued and outstanding Midas Gold Shares.  The Midas Gold Shares are currently subject to a contractual restriction on transfer from the date of the initial public offering of the Midas Gold Shares, which occurred on July 14, 2011.

The Company does not produce gold and does not currently generate operating earnings. Through fiscal 2011, funding to acquire and explore gold properties and to operate the Company has been principally acquired through an equity financing (consisting of a public offering of Common Shares).  The Company expects to continue to raise capital through additional equity and/or debt financings, and through the exercise of stock options and warrants.

RECENT DEVELOPMENTS

Filing of Canadian Preliminary Short Form Base Shelf Prospectus

On April 19, 2012, the Company filed a short form base shelf prospectus with certain Canadian securities regulators which upon final receipt, will permit the Company to offer and sell the Securities for gross proceeds of up to $200 million in certain of the provinces of Canada.  The Securities that may be sold in Canada, together with the Securities that the Company may sell in Canada, are expected to generate aggregate gross proceeds of up to $200 million.

Concordia Gold Project – Earn-in Right Agreement

On February 7, 2012, the Company entered into the Earn-in Right Agreement with Invecture with respect to its Concordia gold project in Baja California Sur, Mexico.

The Company holds the Concordia gold project through its wholly-owned, Mexican subsidiary, Desarrollos Zapal, S.A. de C.V. (“DZ Mexico”).  Under the terms of the Earn-in Right Agreement, Invecture made a non-refundable payment of US$2.0 million in exchange for the right to earn a 60% interest (subject to adjustment) in DZ Mexico (the “Earn-in Right”).  The Earn-in Right will expire if not exercised by February 7, 2014, subject to extension in certain circumstances (the “Earn-in Period”).  The Earn-in Right Agreement provides that during the Earn-in Period, Invecture will, at its sole expense, manage and operate the Concordia gold project and will undertake all commercially reasonable efforts to obtain the Change of Forest Land Use Permit (“CUSF”) and the Authorization of Environmental Impact which are required to develop the Concordia gold project.

The Agreement provides that the exercise of the Earn-in Right by Invecture is conditional upon, among other things: (i) receipt of the CUSF and the Authorization of Environmental Impact; (ii) the completion of a feasibility report on the Concordia gold project, which updates the existing feasibility report with respect to costs; (iii) Invecture funding the Concordia gold project during the Earn-in Period; and (iv) Invecture making an additional payment of US$20.0 million to DZ Mexico, which amount will be used to repay intercompany loans owed by DZ Mexico to Vista.

During the Earn-in Period and subject to the terms of the Earn-in Right Agreement, the Company will hold 40% of the DZ Mexico shareholder voting rights.  The remaining 60% of the DZ Mexico shareholder voting rights will be held in a trust that will be instructed by representatives from the Company and Invecture.  Upon Invecture’s exercise of the Earn-in Right, the Company will continue to hold a 40% interest (subject to adjustment) in DZ Mexico and the Concordia gold project.

As part of the Earn-in Right Agreement, DZ Mexico has transferred all of its other material assets, including the mill equipment acquired by the Company for the Concordia gold project in 2008 and the Guadalupe de los Reyes gold/silver project, to other entities in the Company’s group of companies.  The Company has granted Invecture the option to cause DZ Mexico to acquire the mill equipment for US$16.0 million plus storage, insurance and transportation costs and any applicable taxes.  This option is exercisable by Invecture by February 7, 2013.

THE SECURITIES OFFERED UNDER THIS PROSPECTUS

The Company may offer the Common Shares, Warrants, Subscription Receipts or Units with a total value of up to US$200 million from time to time under this Prospectus, together with any applicable Prospectus Supplement, at prices and on terms to be determined by market conditions at the time of offering.  This Prospectus provides you with a general description of the Securities the Company may offer.  Each time the Company offers Securities, it will provide a Prospectus Supplement that will describe the specific amounts, prices and other important terms of the Securities, including, to the extent applicable:

●	designation or classification;
●	aggregate offering price;
●	original issue discount, if any;
●	rates and times of payment of dividends, if any;
●	redemption, conversion or exchange terms, if any;
●
conversion or exchange prices, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices and in the securities or other property receivable upon conversion or exchange;

●	restrictive covenants, if any;
●	voting or other rights, if any; and
●	important United States and Canadian federal income tax considerations.

A Prospectus Supplement may also add, update or change information contained in this Prospectus or in documents the Company has incorporated by reference.  However, no Prospectus Supplement will offer a security that is not described in this Prospectus.

The Company may sell the Securities on a continuous or delayed basis to or through underwriters, dealers or agents or directly to purchasers. The Prospectus Supplement, which the Company will provide each time it offers Securities, will set forth the names of any underwriters, dealers or agents involved in the sale of the Securities, and any applicable fee, commission or discount arrangements with them.

Common Shares

The Company may offer Common Shares.  Holders of Common Shares are entitled to one vote per Common Share on all matters that require shareholder approval.  Holders of Common Shares are entitled to dividends when and if declared by the Board of Directors of the Company.  The Common Shares are described in greater detail in this Prospectus under “Description of Common Shares.”

Warrants

The Company may offer Warrants for the purchase of Common Shares, in one or more series, from time to time.  The Company may issue Warrants independently or together with Common Shares or Subscription Receipts, and the Warrants may be attached to or separate from such securities.  Certain warrants to purchase Common Shares of the Company (“Listed Warrants”) are listed on the TSX under the symbol VGZ.WT.U.

The Warrants will be evidenced by warrant certificates and may be issued under one or more warrant indentures, which are contracts between the Company and a warrant trustee for the holders of the Warrants.  In this Prospectus, the Company has summarized certain general features of the Warrants under “Description of Warrants.”  The Company urges you, however, to read any Prospectus Supplement related to the series of Warrants being offered, as well as the complete warrant indentures and warrant certificates that contain the terms of the Warrants.  Specific warrant indentures will contain additional important terms and provisions and will be filed on Form 8-K with the SEC.

Subscription Receipts

The Company may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants or any combination thereof.  Subscription Receipts will be issued pursuant to one or more subscription receipt agreements, each to be entered into between the Company and an escrow agent, which will establish the terms and conditions of the Subscription Receipts.  Each escrow agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee.  A copy of the form of subscription receipt agreement will be filed on Form 8-K with the SEC.

Units

The Company may offer Units consisting of Common Shares, Warrants and/or Subscription Receipts to purchase any of such securities in one or more series.  This Prospectus contains a summary of certain general features of the Units under “Description of Units.”  The Company urges you, however, to read any Prospectus Supplement related to the series of Units being offered.  The Company may evidence each series of units by unit certificates that the Company will issue under a separate unit agreement with a unit agent.  The Company will file on Form 8-K with the SEC the unit agreements that describe the terms of the series of Units the Company is offering before the issuance of the related series of Units.

THIS PROSPECTUS MAY NOT BE USED TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

RISK FACTORS

Investing in the Securities involves a high degree of risk.  Prospective investors in a particular offering of Securities should carefully consider the following risks as well as the other information contained in this Prospectus, any applicable Prospectus Supplement, and the documents incorporated by reference herein before investing in the Securities.  If any of the following risks actually occurs, the Company’s business could be materially harmed.  The risks and uncertainties described below are not the only ones the Company faces.  Additional risks and uncertainties, including those of which the Company is currently unaware or that the Company deems immaterial, may also adversely affect the Company’s business.

The Company cannot be certain that its acquisition, exploration and development activities will be commercially successful or that any transaction it enters into will maximize the realization of the market value of the Company’s assets.

The Company currently has no properties that produce gold in commercial quantities. Substantial expenditures are required to acquire existing gold properties, to establish mineral reserves through drilling and analysis, to develop metallurgical processes to extract metal from the ore and, in the case of new properties, to develop the mining and processing facilities and infrastructure at any site chosen for mining. The Company cannot be assured that any mineral reserves or mineral resources acquired or discovered will be in sufficient quantities to justify commercial operations or that the funds required for development can be obtained on a timely basis.  In addition, the Company has entered, may in the future enter, into agreements with third parties to realize the market value of certain of the Company’s assets.  There is no assurance that transactions resulting from such agreements will maximize or realize the market value of the Company’s assets.

The Company has no history of producing metals from its current mineral properties and limited recent experience with producing mines; there can be no assurance that the Company will successfully establish mining operations or profitably produce precious metals.

The Company has no history of producing metals from its current mineral properties.  The Company does not produce gold and does not currently generate operating earnings.  While the Company seeks to move the Mt. Todd and Concordia gold projects into production, such efforts will be subject to all of the risks associated with establishing new mining operations and business enterprises, including:

●	the timing and cost, which are considerable, of the construction of mining and processing facilities;

●	the ability to find sufficient gold reserves to support a profitable mining operation;

●	the availability and costs of skilled labor and mining equipment;

●	compliance with environmental and other governmental approval and permit requirements;

●	the availability of funds to finance construction and development activities;

●	potential opposition from non-governmental organizations, environmental groups, local groups or local inhabitants that may delay or prevent development activities; and

●	potential increases in construction and operating costs due to changes in the cost of labor, fuel, power, materials and supplies.

The costs, timing and complexities of mine construction and development may be increased by the remote location of the Company’s properties.  It is common in new mining operations to experience unexpected problems and delays during construction, development and mine start-up.  In addition, management of the Company will need to be expanded.  This could result in delays in the commencement of mineral production and increased costs of production.  Accordingly, the Company cannot assure you that its activities will result in profitable mining operations or that the Company will successfully establish mining operations.

The Company has a history of losses and may incur losses in the future.

The Company has incurred losses in all periods since inception, except for the year ended December 31, 2011, and may incur net losses in the future.  The Company reported the following earnings/(losses) from operations during each of the following periods:

●	approximately $50 million for the year ended December 31, 2011;

●	approximately ($20 million) for the year ended December 31, 2010; and

●	approximately ($6 million) for the year ended December 31, 2009.

The Company had an accumulated deficit of approximately $265 million as at December 31, 2011 and $315 million and $295 million as at December 31, 2010 and December 31, 2009, respectively.  Additionally, the Company had negative cash flows from its operating activities of $25 million for the year ended December 31, 2011.

The Company expects to continue to incur losses unless and until such time as one of its properties enters into commercial production and generates sufficient revenues to fund continuing operations.  The Company has committed and plans to continue to commit substantial capital and other resources to the ongoing development of the Mt. Todd gold project.  The amount and timing of future expenditures will depend on a number of factors, including, but not limited to, the progress of ongoing development and operations, permitting matters, the timing of development, the costs of production, the commercial viability of production and other factors, some of which are beyond the Company’s control.  The Company cannot assure investors that it will ever achieve profitability

Feasibility study results and preliminary assessment results are based on estimates that are subject to uncertainty.

Feasibility studies are used to determine the economic viability of a deposit, as are pre-feasibility studies and preliminary assessments. Feasibility studies are the most detailed and reflect a higher level of confidence in the reported capital and operating costs. Generally accepted levels of confidence are plus or minus 15% for feasibility studies, plus or minus 25-30% for pre-feasibility studies and plus or minus 35-40% for preliminary assessments. These levels reflect the levels of confidence that exist at the time the study is completed. While these studies are based on the best information available to the Company for the level of study, the Company cannot be certain that actual costs will not significantly exceed the estimated cost. While the Company incorporates what management believes is an appropriate contingency factor in cost estimates to account for this uncertainty, there can be no assurance that the contingency factor is adequate.

The economic viability of a mineral deposit is based on many factors that are subject to uncertainty.

Many factors are involved in the determination of the economic viability of a mineral deposit, including the achievement of satisfactory mineral reserve estimates, the level of estimated metallurgical recoveries, capital and operating cost estimates and estimates of future gold prices. Resource estimates are based on the assay results of many intervals from many drill holes and the interpolation of those results between holes. Mineral reserve estimates may be materially affected by metallurgical, environmental, permitting, legal title, socio-economic factors, marketing, political and other factors. There is no certainty that metallurgical recoveries obtained in bench scale or pilot plant scale tests will be achieved in commercial operations. Capital and operating cost estimates are based upon many factors, including anticipated tonnage and grades of ore to be mined and processed, the configuration of the mineral deposit, ground and mining conditions, expected recovery rates of the gold from the ore and anticipated environmental and regulatory compliance costs. Each of these factors involves uncertainties and as a result, the Company cannot give any assurance that its development or exploration projects will become operating mines. Further, it may take many years from the initial phase of drilling before production is possible and, during that time, the economic feasibility of exploiting a discovery may change as the result of changing commodity and supply costs. If a mine is developed, actual operating results may differ from those anticipated in a feasibility study.

The Company requires certain governmental authorizations and permits for its business, including its exploration activities, development plans and operating activities.  The Company could incur substantial costs or disruptions to its business if it cannot obtain, renew or maintain the necessary authorizations and permits.

A major risk inherent in the Company’s business is the requirement to obtain authorizations and permits from governmental authorities.  Delays in obtaining authorizations or permits, failure to obtain an authorization or permit or receipt of an authorization or permit with unreasonable conditions or costs could have a material adverse effect on the Company’s ability to develop one or more of its gold projects, including, but not limited to, the Mt. Todd gold project.  The failure to obtain necessary permits could result in an impairment and write down of the carrying value of the Company’s projects.

As the Company proceeds with development at the Mt. Todd gold project, it may experience delays in the commencement of construction due to delays in receiving any required permits.  There can be no assurance whether or when construction at the Mt. Todd gold project will commence.  If the Company is unable to acquire the necessary permits for construction and mining at the Mt. Todd gold project, then it will not have mineral reserves under SEC Industry Guide 7 or Canadian National Instrument 43-101—Standards of Disclosure for Mineral Projects (“NI 43-101”), which could result in an impairment and write down of the carrying value of the project.

The Company depends on the issuance of certain permits for the exploration activities at the Guadalupe de los Reyes gold/silver project.  There can be no assurance that the Company will obtain the additional permits for drilling.  If the Company is unable to acquire the necessary permits, then it may not be able to advance the project to more detailed levels of technical and economic evaluation

The Company is awaiting receipt of certain permits needed before construction can begin at the Concordia gold project. The Company continues to experience delays in the commencement of construction on the Concordia gold project due to delays in receiving the required permits.  There can be no assurance of whether or when construction at the Concordia gold project will commence.  If the Company (whether itself or through Invecture as part of Invecture’s exercise of the Earn-in Right) is unable to acquire the required permits to mine the Concordia gold project, then the Concordia gold project will not have mineral reserves under SEC Industry Guide 7 or NI 43-101, which could result in an impairment and write down of the carrying value of the project.

Potential development at the Mt. Todd gold project depends, in part, on obtaining a positive definitive feasibility study.

The Company has engaged independent consultants to prepare a definitive feasibility study on the Mt. Todd gold project.  There can be no assurance that the results of the definitive feasibility study will be positive or that such study will be completed when expected.  If the results of the definitive feasibility study are positive, the Company may be unable to raise additional capital required to construct a mine at the Mt. Todd gold project (see “The Company may be unable to raise additional capital on favorable terms” below).

There may be delays in commencement of construction on the Mt. Todd gold project.

Delays in commencement of construction could result from delays in receiving the required governmental permits or from factors such as availability and performance of engineering and construction contractors, suppliers and consultants; availability of required equipment and receipt of required governmental approvals. Any delay in the performance of any one or more of the contractors, suppliers, consultants or other persons on which the Company depends, or lack of availability of required equipment, or delay or failure to receive required governmental approvals, could delay or prevent commencement of construction at the Mt. Todd gold project. There can be no assurance of whether or when construction at the Mt. Todd gold project will commence or that the necessary personnel, equipment or supplies will be available to the Company if and when construction is commenced. If the Company is unable to acquire permits to mine the property, then it will have no reserves under SEC Industry Guide 7 and NI 43-101, which could result in an impairment and write down of the carrying value of the project.

The Company requires the authorization of the Ejido (communal landowners) for access to the surface land in the area of Guadalupe de los Reyes gold/silver project.

The Company presently has a two-year contract with the Ejido that owns the land in the Guadalupe de los Reyes gold-silver project to have un-restricted access to the surface for the purpose of undertaking exploration activities.  Delays in re-negotiating or agreeing to a new contract would delay any planned exploration or development activities related to the project.

There may be delays in commencement of construction on the Concordia gold project.

Delays in commencement of construction could result from delays in receiving the required governmental permits, including permits related to the construction of the desalination plant, pipeline, power line; or widening of the public access road; or from factors such as availability and performance of engineering and construction contractors, suppliers and consultants, availability of required equipment and receipt of required governmental approvals. Any delay in the performance of any one or more of the contractors, suppliers, consultants, Invecture or other persons on which the Company depends, or lack of availability of required equipment, or delay at or failure to receive required governmental approvals, could delay or prevent commencement of construction at the Concordia gold project. There can be no assurance of whether or when construction at the Concordia gold project will commence or that the necessary personnel, equipment or supplies will be available if and when construction is commenced. If the Company (whether itself or through Invecture as part of Invecture’s exercise of the Earn-in Right) is unable to acquire permits to mine the property, then the Concordia gold project will have no reserves under SEC Industry Guide 7 and NI 43-101, which could result in an impairment and write down of the carrying value of the project.

Failure to secure permits for the Mt. Todd gold project could negatively impact the Company’s mineral reserves.

The Company has not received all of the governmental permits for the Mt. Todd gold project. There are many variables and uncertainties involved throughout the permitting process and approval is not guaranteed. If the Company is unable to secure all necessary permits, Australian law will prohibit it from mining the Mt. Todd gold project and, accordingly, the Company will have no reserves at the Mt. Todd gold project under SEC Industry Guide 7 and NI 43-101, which could result in an impairment and write down of the carrying value of the project.

There may be delays in obtaining the CUSF or a failure in obtaining the CUSF for the Concordia gold project, which could negatively impact the Company’s mineral reserves..

The Company’s initial CUSF application was dismissed on administrative grounds by Mexican Secretariat of the Environment and Natural Resources (“SEMARNAT”).  Specifically, SEMARNAT dismissed the CUSF application, without a review of its substantive merit, for the alleged failure by the Company’s Mexican subsidiary, Desarrollos Zapal S.A. de C.V., to provide certain information and satisfy procedural requirements.  The Company is currently working to clarify SEMARNAT’s specific requirements.  The Company (whether itself or through Invecture as part of Invecture’s exercise of the Earn-in Right) intends to make the appropriate amendments and re-file a new CUSF application.  The CUSF is required before the Company can commence construction of the Concordia gold project.  Amending and resubmitting the CUSF application for review by SEMARNAT will cause unknown delays in the commencement of the Concordia gold project.  There are many variables and uncertainties involved throughout the CUSF application approval process, which could further delay the application and therefore further delay commencement of the Concordia gold project.  If the Company is unable to secure a CUSF, Mexican law will prohibit it from mining the Concordia gold project and, accordingly, the Company will have no reserves at the Concordia gold project under SEC Industry Guide 7 and NI 43-101, which could result in an impairment and write down of the carrying value of the project.

Increased costs could affect the Company’s financial condition.

The Company anticipates that costs at its projects, including the Mt. Todd gold project, Guadalupe de Los Reyes gold/silver project, Concordia gold project and Awak Mas gold project, as well as other properties that it may explore or develop, will frequently be subject to variation from one year to the next due to a number of factors, such as changing ore grade, metallurgy and revisions to mine plans in response to the physical shape and location of the mineral deposit. In addition, costs are affected by the costs of labor and the price of commodities such as fuel and electricity. Such commodities are at times subject to volatile price movements, including increases that could make production at certain operations less profitable.  A material increase in costs at any project could have a significant effect on the Company’s profitability and could result in an impairment charge.

A shortage of equipment and supplies could adversely affect the Company’s ability to operate its business.

The Company is dependent on various supplies and equipment to carry out its mining exploration and development operations. The shortage of such supplies, equipment and parts could have a material adverse effect on the Company’s ability to carry out its operations and therefore limit or increase the cost of production.

Joint ventures and other partnerships in relation to the Company’s properties may expose the Company to risks.

The Company has entered into, and may enter into, joint ventures or other partnership arrangements with other parties in relation to the exploration, development and production of properties in which the Company has an interest.  Joint ventures can often require unanimous approval of the parties to the joint venture or their representatives for certain fundamental decisions, such as an increase or reduction of registered capital, merger, division, dissolution, amendments of constating documents, and the pledge of joint venture assets, which means that each joint venture party may have a veto right with respect to such decisions, which could lead to a deadlock in the operations of the joint venture or partnership.  Further, the Company may be unable to exert control over strategic decisions made in respect of such properties.  Any failure of such other companies to meet their obligations to the Company or to third parties, or any disputes with respect to the parties’ respective rights and obligations, could have a material adverse effect on the joint ventures or their properties and therefore could have a material adverse effect on the Company’s results of operations, financial performance, cash flows and the price of the Company’s securities.

The Company relies on third parties to fulfill their obligations under agreements, which may not be successful, and non-managed projects may not comply with the Company’s standards or meet the Company’s objectives.

The Company has entered into agreements with Awak Mas Holdings Pty. Ltd. (“Awak Mas Holdings”) pursuant to which Awak Mas Holdings has an option to acquire up to an 80% beneficial interest in the Awak Mas gold project.  In addition, the Company has granted Invecture the right to earn a 60% interest in the Concordia gold project.  The Company may enter into similar arrangements with respect to its properties in the future.  Awak Mas Holdings currently operates the Awak Mas gold project and Invecture currently operates the Concordia gold project.  Although the Company has sought to protect its interests in relation to its arrangements with Awak Mas Holdings and Invecture, these transactions necessarily involve special risks.  Whether or not the Company holds majority interest or maintains operational control in the projects it holds an interest in, its partners may (i) have economic or business interests or goals that are inconsistent with or opposed to those of the Company, (ii) exercise veto rights so as to block actions that the Company believes to be in the best interests of the project, (iii) take action contrary to the Company’s policies or objectives with respect to its investments, or (iv) as a result of financial or other difficulties, be unable or unwilling to fulfill their obligations under the joint venture, option, earn-in right or other agreements, such as contributing capital for the expansion or maintenance of projects.  Where projects and operations are controlled and managed by the Company’s partners, the Company may provide expertise and advice, but it has limited control with respect to compliance with its standards and objectives.  Improper management or ineffective policies, procedures or controls could adversely affect the value of the related non-managed projects and operations and, by association, damage the Company’s reputation and thereby harm the Company’s operations, value of assets and access to new assets.

In addition, the exploration and development of the Company’s projects (including Awak Mas and Concordia gold projects) require substantial additional financing.  If Awak Mas Holdings, Invecture or any of the Company’s other partners are unable to satisfy the funding obligations under their respective agreements with the Company, the Company will have to raise funds from external sources in order to maintain and advance its projects.  See “The Company may be unable to raise additional capital on favorable terms”.

Acquisitions and integration issues may expose the Company to risks.

The Company’s business strategy includes making targeted acquisitions.  Any acquisition that the Company makes may be of a significant size, may change the scale of the Company’s business and operations, and may expose the Company to new geographic, political, operating, financial and geological risks.  The Company’s success in its acquisition activities depends on its ability to identify suitable acquisition candidates, negotiate acceptable terms for any such acquisition and integrate the acquired operations successfully with the Company’s operations.  Any acquisitions would be accompanied by risks.  For example, there may be significant decreases in commodity prices after the Company has committed to complete the transaction and has established the purchase price or exchange ratio; a material mineral deposit may prove to be below expectations; the Company may have difficulty integrating and assimilating the operations and personnel of any acquired companies, realizing anticipated synergies and maximizing the financial and strategic position of the combined enterprise and maintaining uniform standards, policies and controls across the organization; the integration of the acquired business or assets may disrupt the Company’s ongoing business and its relationships with employees, customers, suppliers and contractors; and the acquired business or assets may have unknown liabilities that may be significant.  If the Company chooses to use equity securities as consideration for such an acquisition, existing shareholders may suffer dilution.  Alternatively, the Company may choose to finance any such acquisition with its existing resources.  There can be no assurance that the Company would be successful in overcoming these risks or any other problems encountered in connection with such acquisitions.

The issuance of additional Common Shares may negatively impact the trading price of the Company’s securities.

The Company has issued equity securities in the past and may continue to issue equity securities to finance its activities in the future, including to finance future acquisitions, or as consideration for acquisitions of businesses or assets.  In addition, outstanding options, restricted stock units, warrants and broker warrants to purchase Common Shares may be exercised, resulting in the issuance of additional Common Shares.  The issuance by the Company of additional Common Shares would result in dilution to the Company’s shareholders, and even the perception that such an issuance may occur could have a negative impact on the trading price of the Company’s securities.

The price of the Company’s securities may fluctuate and may result in losses to investors.

The trading price of Common Shares has been and may continue to be subject to large fluctuations, which may result in losses to investors.  The high and low intraday sale prices of Common Shares, respectively, on the NYSE Amex were $3.38 and $1.16 in 2009; $3.45 and $1.30 in 2010 and $4.59 and $2.39 in 2011 and on the TSX were Cdn$3.63 and Cdn$1.40 in 2009; Cdn$3.59 and Cdn$1.33 in 2010 and Cdn$4.55 and Cdn$2.40 in 2011.  The trading price of the Listed Warrants may be subject to large fluctuations, which may result in losses to investors.  The high and low intraday sale prices of the Listed Warrants, respectively, on the TSX were Cdn$0.90 and Cdn$0.60 between January 1, 2011 and April 16, 2012.  The trading price of the Common Shares and Listed Warrants may increase or decrease in response to a number of events and factors, including:

●	material events in the Company’s business;

●	trends in the gold mining industry and the markets in which the Company operates;

●	changes in the price of gold;

●	changes in financial estimates and recommendations by securities analysts;

●	acquisitions and financings;

●	global and regional political and economic conditions and other factors;

●	general stock market conditions;

●	the operating and share performance of other companies that investors may deem comparable to the Company; and

●	purchase or sales of blocks of the Common Shares or Warrants.

This volatility may adversely impact the price of the Common Shares or Warrants regardless of the Company’s operating performance.

The Company has never declared dividends.

The Company has never declared or paid any dividends on the Common Shares.  Currently, the Company intends to retain its earnings, if any, to finance the growth and development of the business and does not expect to pay dividends or to make any other distributions in the future, which may limit the way in which investors may realize any returns on their investment.

The Company cannot be certain that the market price of securities held by the Company will be sustained or increased.

The Company’s investments in securities of other public companies (including its investment in Midas Gold) are subject to volatility in the share prices of such companies.  There can be no assurance that an active trading market for any of the subject shares is sustainable.  The trading prices of the subject shares could be subject to wide fluctuations in response to various factors beyond the Company’s control, including success (or failure) of exploration and development activities, quarterly variations in the subject companies’ results of operations, changes in earnings (if any), estimates made by analysts, conditions in the industry of such companies and macroeconomic developments in North America and globally, currency fluctuations and market perceptions of the mining industry.  Such market fluctuations could adversely affect the market price of the Company’s investments and the value that the Company could realize on such investments.

The Company’s continuing historical reclamation obligations at the Mt. Todd gold project and its reclamation requirements on its other properties could require significant additional expenditures.

The Company could be responsible for the reclamation obligations related to previous disturbances located on all of its properties, including the Mt. Todd gold project.  The Mt. Todd site was not reclaimed when the original mine closed and as a result, the dumps and heap-leach pad require ongoing care and maintenance.  The Company provides that care and maintenance, but will not be responsible for the environmental liability resulting from previous operations until the Company makes the decision to re-open the mine, has received the appropriate permits and has funded the reclamation bond required by the permits. The reclamation obligations of the historic operations involve substantially the same areas that the Company would be required to reclaim, if it was to undertake a proposed operation on the property. The obligation therefore would not necessarily involve a substantially greater obligation than the Company would assume for its own proposed operations. The award of the permits to the Company would require an agreement by the Company to provide a bond in a form satisfactory to the Northern Territory Government that would cover the expense of the reclamation of the property. The satisfaction of any bonding requirements and continuing or future reclamation obligations on the Company’s properties will require a significant amount of capital.  There is a risk that the Company will be unable to fund these historical and future reclamation requirements, and further, that the regulatory authorities may increase reclamation and bonding requirements to such a degree that it would not be commercially reasonable to continue exploration or development activities on such properties, including at the Mt. Todd gold project.  Such events could have a material adverse effect on the Company’s results of operations, financial performance, cash flows and the price of the Company’s securities.

Historical production of gold at the Company’s Mt. Todd gold project may not be indicative of the potential for future development or revenue.

The Mt. Todd gold project was an operating mine in the late 1990’s.  Based on a review of project files, management of the Company believes that approximately 27.1 million short tons grading 0.031 gold ounces per ton and containing 826,000 ounces of gold were extracted between 1996 and the termination of mining in 2000.  Processing was by a combination of heap-leach production from oxide ore and cyanidation of sulfide ore.  The remaining mineralization consists of sulfide mineralization lying below and along strike of the existing open pit.  Historical production of gold from the Mt. Todd gold project may not be indicative of the potential for future development of the property.  Due to the uncertainties associated with exploration and development, including variations in geology and structure, there is no assurance that the Company’s development efforts will be successful or that prior operating results are reflective of additional or economically developable deposits.  Investors in the Company’s securities should not rely on historical operations as an indication that the Company’s mining properties will be placed into commercial production again or that such properties will produce revenues or be profitable.

The Company cannot assure you that it will have an adequate supply of water to complete desired exploration or development of its mining properties.

The Company has obtained permits and water rights that it currently uses to service the activities on its various properties and the Company plans to obtain all required permits and water rights to serve other properties it may develop or acquire in the future.

However, the amount of water that the Company is entitled to use pursuant to its water rights must be determined by the appropriate regulatory authorities in the jurisdictions in which it operates.  Such regulatory authorities may amend the regulations regarding such water rights, increase the cost of maintaining such water rights or eliminate the Company’s current water rights, and the Company may be unable to retain all or a portion of such water rights.

In addition, water at the Mt. Todd gold project is expected to be provided from a raw water dam and reservoir.  Drought or drought-like conditions in the area feeding the reservoir could limit or extinguish this water supply.  Accordingly, there is no assurance that the Company will have access to the amount of water needed to explore or develop its properties or to operate a mine at its properties, which may prevent the Company from generating revenue, and which could materially adversely affect the Company’s financial condition, cash flows and the price of the Company’s securities.

The Company could be subject to environmental lawsuits.

Neighboring landowners and other third parties could file claims based on environmental statutes and common law for personal injury and property damage allegedly caused by the release of hazardous substances or other waste material into the environment on or around the Company’s properties.  There can be no assurance that the Company’s defense of such claims will be successful.  A successful claim against the Company could have a material adverse affect on the Company’s business prospects, financial condition, results of operation and the price of the Company’s securities.

The Company does not insure against all risks to which it may be subject in its planned operations.

The Company does not maintain insurance to cover all of the potential risks associated with its operations or future operations.  The Company may also be unable to obtain insurance to cover other risks at economically feasible premiums or at all.  Insurance coverage may not continue to be available, or may not be adequate to cover all liabilities.  The Company might also become subject to liability for environmental, pollution or other hazards associated with mineral exploration and production that it may not be insured against, which may exceed the limits of its insurance coverage or which it may elect not to insure against because of premium costs or other reasons.  Losses from these events may cause the Company to incur significant costs that could materially adversely affect the Company’s financial condition and its ability to fund activities on its properties.  A significant loss or liability could force the Company to reduce or terminate its operations on a specific project or altogether.

If the Company fails to hire and retain its key personnel, it may have an adverse effect on the Company’s operations.

The Company depends on a number of key personnel, including Frederick H. Earnest, the President and Chief Executive Officer of the Company, and Terri L. Eggert, the Interim Chief Financial Officer of the Company.  The Company relies heavily on these individuals for the conduct of its business.  The Company believes that its success depends on the continued service of its key officers and there can be no assurance that it will be able to retain any or all of such officers.  The loss of any one of these personnel could have an adverse effect on the Company’s operations.  The Company has employment contracts with each of these key personnel.  The Company does not have key man life insurance.

The Company’s ability to manage growth effectively will require it to continue to implement and improve its management systems and to recruit and train new employees.  Although the Company has done so in the past and expects to do so in the future, it cannot assure you that it will be successful in attracting and retaining skilled and experienced personnel.

The price of gold is subject to fluctuations, which could adversely affect the realizable value of the Company’s assets and potential future results of operations and cash flows.

The Company’s principal assets are mineral reserves and mineral resources, cash, certain mill equipment and the Midas Gold Shares.  The Company intends to attempt to acquire additional properties containing mineral reserves and mineral resources.  The price that the Company pays to acquire these properties will be, in large part, influenced by the price of gold at the time of the acquisition. The Company’s potential future revenues are expected to be, in large part, derived from the mining and sale of gold from these properties or from the outright sale or joint venture of some of these properties. The value of these mineral reserves and mineral resources, and the value of any potential gold production therefrom, will vary in proportion to variations in gold prices. The price of gold has fluctuated widely, and is affected by numerous factors beyond the Company’s control, including, but not limited to, international, economic and political trends; expectations of inflation; currency exchange fluctuations; central bank activities; interest rates; global or regional consumption patterns and speculative activities. The effect of these factors on the price of gold, and therefore the economic viability of any of the Company’s projects, cannot accurately be predicted. Any drop in the price of gold would adversely affect the Company’s asset values, cash flows, potential revenues and profits.

Mining exploration, development and operating activities are inherently hazardous.

Mineral exploration involves many risks that even a combination of experience, knowledge and careful evaluation may not be able to overcome. Operations in which the Company has direct or indirect interests will be subject to all the hazards and risks normally incidental to exploration, development and production of gold and other metals, any of which could result in work stoppages, damage to property and possible environmental damage. The nature of these risks is such that liabilities might exceed any liability insurance policy limits. It is also possible that the liabilities and hazards might not be insurable, or, the Company could elect not to be insured against such liabilities due to high premium costs or other reasons, in which event, the Company could incur significant costs that could have a material adverse effect on its financial condition.

Calculations of mineral reserves and of mineral resources are estimates only, subject to uncertainty due to factors, including metal prices, inherent variability of the ore and recoverability of metal in the mining process.

There is a degree of uncertainty attributable to the calculation of reserves and corresponding grades dedicated to future production. Until mineral reserves are actually mined and processed, the quantity of ore and grades must be considered as an estimate only. In addition, the quantity of mineral reserves and ore may vary depending on metal prices. Estimates of mineral resources are subject to uncertainty as well. The estimating of mineral reserves and mineral resources is a subjective process and the accuracy of such estimates is a function of the quantity and quality of available data and the assumptions used and judgments made in interpreting engineering and geological information. There is significant uncertainty in any reserve or resource estimate, and the actual deposits encountered and the economic viability of mining a deposit may differ materially from the Company’s estimates. Estimated mineral reserves or mineral resources may have to be recalculated based on changes in metal prices, further exploration or development activity or actual production experience. This could materially and adversely affect estimates of the volume or grade of mineralization, estimated recovery rates or other important factors that influence estimates of mineral reserves or mineral resources. Any material change in the quantity of mineral reserves, mineral resources, mineralization, grade or stripping ratio may affect the economic viability of the Company’s properties. In addition, there can be no assurance that gold recoveries or other metal recoveries in small-scale laboratory tests will be duplicated in larger scale tests under on-site conditions or during production.

The Company’s exploration and development operations are subject to environmental regulations, which could result in the Company incurring additional costs and operational delays.

All phases of the Company’s operations are subject to environmental regulation. Environmental legislation is evolving in some countries or jurisdictions in a manner that will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. There is no assurance that future changes in environmental regulation, if any, will not adversely affect the Company’s projects. The Company is currently subject to U.S. federal and state government environmental regulations with respect to its project in California in the United States. The Company is also currently subject to environmental regulations with respect to its properties in Australia, Mexico and Indonesia.

U.S. Federal Laws

The U.S. Bureau of Land Management requires that mining operations on lands subject to its regulation obtain an approved plan of operations subject to environmental impact evaluation under the National Environmental Policy Act. Any significant modifications to the plan of operations may require the completion of an environmental assessment or Environmental Impact Statement (“EIS)” prior to approval. Mining companies must post a bond or other surety to guarantee the cost of post-mining reclamation. These requirements could add significant additional cost and delays to any mining project the Company undertakes.

Under the U.S. Resource Conservation and Recovery Act, mining companies may incur costs for generating, transporting, treating, storing, or disposing of hazardous waste, as well as for closure and post-closure maintenance once they have completed mining activities on a property.  The Company’s mining operations may produce air emissions, including fugitive dust and other air pollutants, from stationary equipment, storage facilities, and the use of mobile sources, such as trucks and heavy construction equipment, that are subject to review, monitoring and/or control requirements under the Federal Clean Air Act and state air quality laws. Permitting rules may impose limitations on the Company’s production levels or create additional capital expenditures in order to comply with the rules.

The U.S. Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict, joint and several liability on parties associated with releases or threats of releases of hazardous substances. Those liable groups include, among others, the current owners and operators of facilities who release hazardous substances into the environment and past owners and operators of properties who owned such properties at the time the disposal of the hazardous substances occurred. This liability could include the cost of removal or remediation of the release and damages for injury to the surrounding property.  The Company cannot predict the potential for future CERCLA liability with respect to its U.S. properties.

California Laws

A new mining operation in California, such as the Long Valley gold project which is on federal unpatented mining claims within a National Forest, requires various federal, state and local permits. Mining projects require the establishment and presentation of environmental baseline conditions for air, water, vegetation, wildlife, cultural, historical, geological, geotechnical, geochemical, soil and socioeconomic parameters. An EIS would be required for any mining activities proposed on public lands. Also required would be a Plan of Operations/Reclamation Plan, and permits for waste-water discharge and wetland disturbance (dredge and fill); a county mining plan and reclamation plan; a county mining operations permit; special use permits from the U.S. Forest Service; and possibly others. In addition, compliance must be demonstrated with the Endangered Species Act and the National Historical Preservation Act consultation process. Possible county zoning and building permits and authorization may be required. Baseline environmental conditions are the basis by which direct and indirect project-related impacts are evaluated and by which potential mitigation measures are proposed. If the Long Valley gold project is found to significantly adversely impact any of these baseline conditions, the Company could incur significant costs to correct the adverse impact, or delay the start of production. In addition, on December 12, 2002, California adopted a “backfilling law” requiring open-pit surface mining operations for metallic minerals to back-fill the mines. While the Company has determined that the geometry of the Long Valley gold project would lend itself to compliance with this law, future adverse changes to this law could have a corresponding adverse impact on the Company’s financial performance and results of operations, for example, by requiring changes to operating constraints, technical criteria, fees or surety requirements.

Australia Laws

Mineral projects in the Northern Territory are subject to Australian federal and Northern Territory laws and regulations regarding environmental matters and the discharge of hazardous wastes and materials. As with all mining projects, the Mt. Todd gold project would be expected to have a variety of environmental impacts should development proceed. The Company is required under Australian laws and regulations (federal, state and territorial) to acquire permits and other authorizations before the Mt. Todd gold project can be developed and mined. In Australia, environmental legislation plays a significant role in the mining industry. Various environmental documents, such as the EIS over the Mt. Todd gold project, covering studies on inter alia, air, water, pollution, hazardous and toxic wastes, reclamation of mining area, etc., must be prepared and submitted to the Northern Territory Government Department of Natural Resources, Environment, The Arts and Sport.  Additionally, Northern Territory Government Department of Resources Minerals and Energy Aboriginal Areas Protection Authority; and Australian Government Department of Sustainability, Environment, Water, Population and Communities are also involved in the project.

The preparation of the EIS and related documents and other relevant environmental licenses would involve incurrence of time and costs and there is no assurance that those approvals/licenses can be obtained in a timely manner. The Northern Territory government also has administrative discretion not to approve the EIS documents or grant the required environmental licenses (including any renewal or extensions of such documents). The Company has entered into an agreement with the Northern Territory relating to environmental and rehabilitation issues. The Company must also comply with Aboriginal heritage legislation requirements, which require heritage survey work to be undertaken prior to the commencement of mining operations. All these conditions may result in the occurrence of significant production costs and may delay the production activity of the Mt. Todd gold project.

These conditions could frustrate investors seeking certainty in their investments and as a result, the Company may incur costs and time to manage any issues that may arise and that could possibly affect the overall mining activity of the Mt. Todd gold project.

Mexico Laws

The Company is required under Mexican laws and regulations to acquire permits and other authorizations before the Guadalupe de los Reyes gold/silver project or the Concordia gold project  can be developed and mined. Since the passage of Mexico’s 1988 General Law on Ecological Equilibrium and Environmental Protection, a sophisticated system for environmental regulation has evolved. In addition, the North American Free Trade Agreement requirements for regulatory standards in Mexico equivalent to those of the United States and Canada have obligated the Mexican government to continue further development of environmental regulation. Most regulatory programs are implemented by various divisions of SEMARNAT.

There can be no assurance that the Company will be able to acquire the necessary permits or authorizations on a timely basis to complete evaluation activities or to place the Guadalupe de los Reyes gold/silver project into production. Delays in acquiring any permit, authorization or updates could increase the development cost of the Guadalupe de los Reyes gold/silver project or delay the start of production. The most significant environmental permitting requirements, as they relate to the Guadalupe de los Reyes gold/silver project, are developing reports on environmental impacts; regulation and permitting of discharges to air, water and land; new source performance standards for specific air and water pollutant emitting sources; solid and hazardous waste management regulations; developing risk assessment reports; developing evacuation plans; and monitoring inventories of hazardous materials. If the Guadalupe de los Reyes gold/silver project is found to not be in compliance with any of these requirements, the Company could incur significant compliance costs, or might have to delay the start of production.

While the Company believes that it has or that it or Invecture will be able to obtain the necessary permits to place the Concordia gold project into production, there can be no assurance that the Company will be able to acquire updates to necessary permits or authorizations on a timely basis.  Delays in acquiring any permit, authorization or updates could increase the development cost of the Concordia gold project, or delay the start of production. The most significant environmental permitting requirements, as they relate to the Concordia gold project, are developing reports on environmental impacts; regulation and permitting of discharges to air, water and land; new source performance standards for specific air and water pollutant emitting sources; solid and hazardous waste management regulations; developing risk assessment reports; developing evacuation plans; and monitoring inventories of hazardous materials.  In order to exercise its earn-in right, Invecture will need to obtain such reports on environmental impact. There is no certainty that Invecture will be successful or that it will meet the conditions necessary to exercise its earn-in right with respect to the Concordia gold project.  If the Concordia gold project is found to not be in compliance with any of these requirements, the Company could incur significant compliance costs, or might have to delay the start of production.

Indonesia Laws

The Company is required under Indonesian laws and regulations to acquire permits and other authorizations before its Indonesian mining project, the Awak Mas gold project, can be developed and mined. In Indonesia, environmental legislation plays a significant role in the mining industry. Various environmental documents, such as the analysis of environmental impact (“AMDAL”) concerning the Awak Mas gold project, covering studies on inter alia, air, water, land, pollution, hazardous and toxic wastes and reclamation of mining area, must be prepared and submitted to the Ministry of Environment for approval. In addition, the Company is also required to submit periodical environmental reports to the relevant environmental government agencies pursuant to the AMDAL and other required environmental licenses (e.g. license for tailing waste).

The preparation of AMDAL documents and other relevant environmental license documents involves incurrence of time and costs and there is no assurance that those approvals/licenses can be obtained in a timely manner. The Indonesian government also has administrative discretion not to approve AMDAL documents or grant the required environmental licenses (including any renewal or extensions of such documents). All these conditions may delay the production activity of the Awak Mas gold project.

Failure to meet all of the requirements with respect to the above environmental documents, licensing and report submissions could cause the Company to be subject to administrative and criminal sanctions as well as fines. In extreme cases, the administrative sanctions can also be imposed in the form of revocation of the Company’s business license and the contract of work that the Company has with the Indonesian government.

As well, from time to time, the implementation of the regional autonomy law in Indonesia can cause uncertainty as to the existence and applicability of national and regional regulations (including in the environmental sector). Often regional regulations are in conflict with higher regulations that apply nationally. As a result, the Company may incur cost and time to manage any issues that may arise and that could possibly affect the overall mining activity of the Awak Mas gold project.

Regulations and pending legislation governing issues involving climate change could result in increased operating costs, which could have a material adverse effect on the Company’s business.

A number of governments or governmental bodies have introduced or are contemplating regulatory changes in response to various climate change interest groups and the potential impact of climate change. Legislation and increased regulation regarding climate change could impose significant costs on the Company, its venture partners and its suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting and other costs to comply with such regulations. Any adopted future climate change regulations could also negatively impact the Company’s ability to compete with companies situated in areas not subject to such limitations. Given the emotion, political significance and uncertainty around the impact of climate change and how it should be dealt with, the Company cannot predict how legislation and regulation will affect its financial condition, operating performance and ability to compete. Furthermore, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by the Company or other companies in the Company’s industry could harm the Company’s reputation. The potential physical impacts of climate change on the Company’s operations are highly uncertain, and would be particular to the geographic circumstances in areas in which the Company operates.

The Company’s business is subject to evolving corporate governance and public disclosure regulations that have increased both the Company’s compliance costs and the risk of noncompliance, which could have an adverse effect on the price of the Company’s securities.

The Company is subject to changing rules and regulations promulgated by a number of governmental and self-regulated organizations, including Canadian securities regulatory authorities, the SEC, the NYSE Amex, the TSX and the Financial Accounting Standards Board. These rules and regulations continue to evolve in scope and complexity and many new requirements have been created in response to laws enacted by Congress, making compliance more difficult and uncertain. For example, on July 21, 2010, Congress passed the Dodd-Frank Act. The Company’s efforts to comply with the Dodd-Frank Act and other new regulations have resulted in, and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

The Company’s receipt of future payments in connection with its disposal of the Amayapampa gold project is subject to uncertainty.

In April 2008, the Company announced the disposal of its wholly-owned subsidiary Vista Gold (Antigua) Corp. (“Vista Gold Antigua”) to Republic Gold Limited (“Republic”). Vista Gold Antigua indirectly held the Company’s interest in the Amayapampa gold project in Bolivia. Under the terms of the transaction, Republic agreed to pay the Company $3.0 million in three equal payments of $1.0 million. The first of these payments is due and payable upon the start of commercial production at Amayapampa, followed by $1.0 million payments on each of the first and second anniversaries of the start of commercial production. In addition, Republic has agreed to pay the Company a net smelter return royalty on the gold produced by or on behalf of Republic from the Amayapampa gold project in varying percentages depending on the price of gold per ounce.  In February 2012, Republic reported that it had suspended activities at the Amayapampa gold project.

The Amayapampa gold project is not currently in production and the Company cannot assure that the project will ever become a producing mine or, if production is commenced at the mine, the timing and amounts for any such production. Further, having disposed of the Amayapampa gold project, the Company has no control over the development of the project. Depending on whether and when production commences at Amayapampa and levels of production achieved, receipt by the Company of the future payments contemplated by the purchase and sale agreement for the Amayapampa gold project is subject to uncertainty.  At this time, it is uncertain whether Republic will advance the Amayapampa gold project.

The Company faces intense competition in the mining industry.

The mining industry is intensely competitive in all of its phases. As a result of this competition, some of which is with large established mining companies with substantial capabilities and with greater financial and technical resources than the Company’s, the Company may be unable to acquire additional attractive mining claims or financing on terms it considers acceptable. The Company also competes with other mining companies in the recruitment and retention of qualified managerial and technical employees. If the Company is unable to successfully compete for qualified employees, its exploration and development programs may be slowed down or suspended. The Company competes with other gold companies for capital. If the Company is unable to raise sufficient capital, its exploration and development programs may be jeopardized or the Company may not be able to acquire, develop or operate gold projects.

The Company may be unable to raise additional capital on favorable terms, if at all.

The exploration and development of the Company’s properties, specifically the construction of mining facilities and commencement of mining operations, require substantial additional financing. Significant capital investment is required to achieve commercial production from each of the Company’s properties. The Company will have to raise additional funds from external sources in order to maintain and advance its existing property positions and to acquire new gold projects. There can be no assurance that additional financing will be available at all or on acceptable terms, and, if additional financing is not available, the Company may have to substantially reduce or cease its operations.

Some of the Company’s directors may have conflicts of interest as a result of their involvement with other natural resource companies.

Some of the Company’s directors are directors or officers of other natural resource or mining-related companies. Michael B. Richings and Frederick H. Earnest are each a director of Midas Gold.  John Clark is a director of Crown Point Ventures, APIC Petroleum Corporation and Zephyr Minerals Ltd..  C. Thomas Ogryzlo is a director of Aura Minerals Inc. and Baja Mining Corp.  W. Durand Eppler is director of Augusta Resource Corporation, Golden Minerals Company and Frontier Mining Limited. Tracy Stevenson is the non-executive chairman and a director of Quaterra Resources Inc. and a director of Ivanhoe Mines Ltd.  These associations may give rise to conflicts of interest from time to time. In the event that any such conflict of interest arises, a director who has such a conflict is required to disclose the conflict at a meeting of the directors of the company in question and to abstain from voting for or against approval of any matter in which such director may have a conflict. In appropriate cases, the company in question will establish a special committee of independent directors to review a matter in which any directors, or management, may have a conflict. In accordance with the laws of the Yukon Territory, the directors of all Yukon Territory companies are required to act honestly, in good faith and in the best interests of a company for which they serve as a director.

There may be challenges to the title in the Company’s mineral properties.

There may be challenges to title to the mineral properties in which the Company holds a material interest. If there are title defects with respect to any of the Company’s properties, the Company might be required to compensate other persons or perhaps reduce its interest in the affected property. Also, in any such case, the investigation and resolution of title issues would divert management’s time from ongoing exploration and development programs.

The Company’s property interests in Mexico and Indonesia are subject to risks from political and economic instability in those countries.

The Company has property interests in Mexico and Indonesia that may be affected by risks associated with political or economic instability in those countries. The risks include, but are not limited to, military repression, extreme fluctuations in currency exchange rates, labor instability or militancy, mineral title irregularities and high rates of inflation. In addition, changes in mining or investment policies or shifts in political attitude in Mexico or Indonesia may adversely affect the Company’s business. The Company may be affected in varying degrees by government regulation with respect to restrictions on production, price controls, export controls, income taxes, expropriation of property, maintenance of claims, environmental legislation, land use, land claims of local people, water use and mine safety. The effect of these factors cannot be accurately predicted.

The Company’s financial position and results are subject to fluctuations in foreign currency values.

Because the Company has mining exploration and evaluation operations in North America and in Australia and Indonesia, it is subject to foreign currency fluctuations, which may materially affect the Company’s financial position and results. The Company does not engage in currency hedging to offset any risk of currency fluctuations.

The Company measures and reports its financial results in U.S. dollars. The Company has mining projects in the United States, Australia, Mexico and Indonesia, and the Company is looking for other projects elsewhere in the world. Economic conditions and monetary policies in these countries can result in severe currency fluctuations.

Currently all the Company’s material transactions in Australia, Mexico and Indonesia are denominated in U.S. dollars. However, if the Company were to begin commercial operations in any of these or other countries, it is possible that material transactions incurred in the local currency, such as engagement of local contractors for major projects, will be settled at a U.S. dollar value that is different from the U.S. dollar value of the transaction at the time it was incurred. This could have the effect of undermining profits from operations in that country.

The Company is likely a “passive foreign investment company”, which will likely have adverse U.S. federal income tax consequences for U.S. shareholders.

U.S. shareholders of the Common Shares should be aware that the Company believes it was classified as a passive foreign investment company (“PFIC”) during the taxable year ended December 31, 2011, and based on current business plans and financial projections, management believes there is a significant likelihood that the Company will be a PFIC during the current taxable year.  If the Company is a PFIC for any year during a U.S. shareholder’s holding period, then such U.S. shareholder generally will be required to treat any gain realized upon a disposition of Common Shares, or any so-called “excess distribution” received on their Common Shares, as ordinary income, and to pay an interest charge on a portion of such gain or distributions, unless the shareholder makes a timely and effective “qualified electing fund” (“QEF Election”) or a “mark-to-market” election with respect to the Common Shares.  A U.S. shareholder who makes a QEF Election generally must report on a current basis its share of the net capital gain and ordinary earnings for any year in which the Company is PFIC, whether or not the Company distributes any amounts to its shareholders.  However, U.S. shareholders should be aware that there can be no assurance that the Company will satisfy record keeping requirements that apply to a QEF Election, or that the Company will supply U.S. shareholders with information that such U.S. shareholders require to report under the QEF Election rules, in event that the Company is a PFIC and a U.S. shareholder wishes to make a QEF Election.  Thus, U.S. shareholders may not be able to make a QEF Election with respect to their Common Shares.  A U.S. shareholder who makes the mark-to-market election generally must include as ordinary income each year the excess of the fair market value of the Common Shares over the taxpayer’s basis therein.  This paragraph is qualified in its entirety by the discussion in the Company’s Annual Report on Form 10-K for the year ended December 30, 2011 under the heading “Certain U.S. Federal Income Tax Considerations.”  Each U.S. shareholder should consult his or her own tax advisor regarding the U.S. federal, U.S. state and local, and foreign tax consequences of the PFIC rules and the acquisition, ownership, and disposition of the Common Shares.

It may be difficult to enforce judgments or bring actions outside the United States against the Company and certain of its directors.

The Company is a Canadian corporation and certain of its directors are neither citizens nor residents of the United States. A substantial part of the assets of several of these persons, and of the Company, are located outside the United States. As a result, it may be difficult or impossible for an investor:

●
to enforce in courts outside the United States judgments obtained in United States courts based upon the civil liability provisions of United States federal securities laws against these persons and the Company; or

●	to bring in courts outside the United States an original action to enforce liabilities based upon United States federal securities laws against these persons and the Company.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This Prospectus and any documents that are incorporated by reference as set forth under “Documents Incorporated By Reference”, contains “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995 and “forward-looking information” under Canadian securities laws, that are intended to be covered by the safe harbor created by such legislation.  All statements, other than statements of historical facts, included in this Prospectus, and documents incorporated herein by reference and filed with the SEC and with securities commissions and other similar authorities in Canada that address activities, events or developments that the Company expects or anticipates will or may occur in the future are forward-looking statements and forward-looking information, including, but not limited to, such things as those listed below:

●	proposed use of proceeds from the Company’s private placement completed in October 2010 and its public offering completed in April 2011;

●	estimates of future operating and financial performance;

●	potential funding requirements and sources of capital;

●	the timing, performance and results of feasibility studies;

●	plans and anticipated effects of the holding of approximately 27.8% of the issued and outstanding shares of Midas Gold;

●	timing and receipt of required land use, environmental and other permits for the Concordia gold project and timing for completion of drilling and testing programs at the Concordia gold project;

●	timing and outcome for the amendment to the Company's application for the CUSF for the Concordia gold project and the anticipated re-filling of the application with the SEMARNAT;

●	capital and operating cost estimates for the Concordia gold project and anticipated timing for the commencement of construction at the Concordia gold project

●	plans for evaluation of the Mt. Todd gold project;

●	definitive feasibility study and resource estimate results at the Mt. Todd gold project;

●	exploration, resource estimate and preliminary assessment results at the Guadalupe de los Reyes gold-silver project;

●	future business strategy, competitive strengths, goals and expansion and growth of the Company’s business;

●	the Company’s potential status as a producer;

●	plans and estimates concerning potential project development, including matters such as schedules, estimated completion dates and estimated capital and operating costs;

●	estimates of mineral reserves and mineral resources; and

●	Invecture’s success in meeting the exercise conditions of the Earn-in Right Agreement.

Forward-looking statements and forward-looking information have been based upon the Company’s current business and operating plans, as approved by the Company’s board of directors; the business’ cash and other funding requirements and timing and sources thereof; results of pre-feasibility and feasibility studies, mineral resource and reserve estimates, preliminary economic assessments and exploration activities; advancements of the Company’s required permitting processes; current market conditions’ and project development plans.  The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe”, “will”, “may” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause or actual results, performance or achievements to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements and forward-looking information.  These factors include risks such as:

●	feasibility study results and preliminary assessment results and the accuracy of estimates on which they are based;

●	resource estimates results and the accuracy of assay reports and geologic interpretations on which they are based;

●	the economic viability of deposits;

●	the Company’s ability to obtain, renew or maintain the necessary authorizations and permits for its business, including its development plans and operating activities;

●	the timing and results of a definitive feasibility study on the Mt. Todd gold project;

●	delays in commencement of construction at the Mt. Todd gold project;

●	the Company's ability to secure the permits for the Mt. Todd gold project;

●	delays in commencement of construction on the Concordia gold project;

●	status of the Company's required governmental permits for the Concordia gold project;

●	the amendment and re-filling of the Company's CUSF application and uncertainty regarding SEMARNAT's review of the Company's amended CUSF application;

●	political factors influencing the approval of the Company's CUSF application;

●	possible impairment or write down of the carrying value of the Concordia gold project if the CUSF is not granted;

●	increased costs that affect the Company's financial condition;

●	the Company's reliance on third parties to fulfill their obligations under its agreements;

●	whether projects not managed by the Company will comply with its standards or meet its objectives;

●	a shortage of equipment and supplies;

●	whether the Company's acquisition, exploration and development activities, as well as the realization of the market value of the Company's assets will be commercially successful;

●	acquisition and integration issues;

●
trading price of the Company's securities and the Company's ability to raise funds in new share offerings due to future sales of Common Shares in the public or private market and the Company's ability to raise funds from the exercise of its warrants;

●	fluctuations in the price of the Company's securities;

●	the lack of dividend payments by the Company;

●	the success of future joint ventures and partnerships relating to the Company's properties;

●	the market price of the securities held by the Company;

●	the Company's lack of recent production and limited experience in producing;

●	reclamation liabilities, including reclamation requirements at the Mt. Todd gold project;

●	the Company's history of losses from operations;

●	historical production not being indicative of potential future production;

●	future water supply issues;

●	environmental lawsuits;

●	lack of adequate insurance to cover potential liabilities;

●	the Company's ability to retain and hire key personnel;

●	fluctuations in the price of gold;

●	inherent hazards of mining exploration, development and operating activities;

●
the accuracy of calculations of mineral resources, mineral reserves and mineralized material fluctuations therein based on metal prices, inherent vulnerability of the ore and recoverability of metal in the mining process;

●	changes in environmental regulations to which the Company's exploration and development operations are subject;

●	changes in climate change regulations;

●	changes in corporate governance and public disclosure regulations;

●	uncertainty related to the Company's receipt of future payments in connection with the Company's disposal of the Amayapampa gold project;

●	intense competition in the mining industry;

●	ability to raise additional capital on favorable terms, if at all;

●	conflicts of interest of some of the Company's directors as a result of their involvement with other natural resource companies;

●	potential challenges to the title to the Company's mineral properties;

●	political and economic instability in Mexico and Indonesia;

●	fluctuation in foreign currency values; and

●	the Company’s likely status as a passive foreign investment company for U.S. federal tax purposes.

For a more detailed discussion of such risks and other important factors that could cause actual results to differ materially from those in such forward-looking statements and forward-looking information, please see “Risk Factors” in this Prospectus.  Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurances that these statements will prove to be accurate as actual results and future events could differ materially from those anticipated in the statements. Except as required by law, the Company assumes no obligation to publicly update any forward-looking statements and forward-looking information, whether as a result of new information, future events or otherwise.

CAUTIONARY NOTE FOR U.S. INVESTORS REGARDING RESERVE AND RESOURCE ESTIMATES

The terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with NI 43-101 and the Canadian Institute of Mining, Metallurgy and Petroleum (the ”CIM”)—CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended. These definitions differ from the definitions in the SEC Industry Guide 7 under Regulation S-K of the U.S. Securities Act of 1933 (the “U.S. Securities Act”). Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

In addition, the terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in and required to be disclosed by NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all, or any part, of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian rules, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Disclosure of “contained ounces” in a resource is permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC standards as in place tonnage and grade without reference to unit measures.

Accordingly, information contained in this Prospectus and the documents incorporated by reference herein and any Prospectus Supplement contain descriptions of our mineral deposits that may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows the Company to “incorporate by reference” information it files with the SEC.  This means that the Company can disclose important information to you by referring you to those documents.  Any information the Company references in this manner is considered part of this Prospectus.  Information the Company files with the SEC after the date of this Prospectus will automatically update and, to the extent inconsistent, supersede the information contained in this Prospectus.

The following documents which have been filed by the Company with securities commissions or similar authorities in Canada and with the SEC, are specifically incorporated by reference into, and form an integral part of, this Prospectus.

(a)
the Annual Report on Form 10-K of the Company, for the year ended December 31, 2011, which report contains the audited consolidated financial statements of the Company and the notes thereto as at December 31, 2011 and 2010 and for the years ended December 31, 2011, 2010 and 2009, together with the auditors’ report thereon and the related management’s discussion and analysis of financial condition and results of operations for the years ended December 31, 2011 and 2010, as filed with the SEC on March 14, 2012;

(b)	the Annual Report Amendment 1 on Form 10-K/A of the Company for the year ended December 31, 2011, as filed with the SEC on April 5, 2012;

(c)
the Company’s Proxy Statement on Schedule 14A, dated March 28, 2012, in connection with the Company’s April 30, 2012 annual general meeting of shareholders, including the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC on March 27, 2012;

(d)	the Company’s Current Reports on Form 8-K as filed on January 5, 2012 and February 13, 2012;

(e)
the description of the Company’s common stock contained in its registration statement on Form 8-A filed on January 4, 1988, including any amendment or report filed for purposes of updating such description; and

(f)
all other documents filed by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding, unless otherwise provided therein or herein, information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K), after the date of this Prospectus but before the end of the offering of the securities made by this Prospectus.

We also hereby specifically incorporate by reference all filings filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of Amendment No. 1 to the registration statement on Form S-3/A to which this Prospectus relates and prior to effectiveness of such registration statement.

You may obtain copies of any of these documents by contacting us at the address and telephone number indicated below or by contacting the SEC as described below. You may request a copy of these documents, and any exhibits that have specifically been incorporated by reference as an exhibit in this prospectus supplement, at no cost, by writing or telephoning to:

Vista Gold Corp.
7961 Shaffer Parkway, Suite 5
Littleton, Colorado 80127
Attention: Terri Eggert, Chief Financial Officer
(720) 981-1185

PRESENTATION OF FINANCIAL INFORMATION AND EXCHANGE RATE DATA

The Company presents its consolidated financial statements in United States dollars.  All references in this Prospectus to “dollars”, “$” or “US$” are to United States dollars and all references to “Cdn$” are to Canadian dollars, unless otherwise noted.  Except as otherwise indicated, all financial statements and financial data contained in, or incorporated by reference into, this Prospectus have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), which differ in certain significant respects from International Financial Reporting Standards (“IFRS”).

The following table sets forth, for each period indicated, the exchange rates of the Canadian dollar to the U.S. dollar for the end of each period indicated and the high, low and average (based on the exchange rate on the last day of each month during such period) exchange rates for each of such periods (such rates, which are expressed in Canadian dollars are based on the noon buying rates for U.S. dollars reported by the Bank of Canada).

	Year Ended December 31,	Year Ended December 31,	Year Ended December 31,
	2011	2010	2009
High	Cdn$1.0258	Cdn$1.3000	Cdn$1.2969
Low	0.9553	1.0292	0.9719
Average	0.9893	1.1420	1.0660
End of Period	0.9833	1.0466	1.2246

On April 16, 2012, the noon buying rate reported by the Bank of Canada was $1.00 = Cdn$1.0024.

 USE OF PROCEEDS

Unless otherwise indicated in the applicable Prospectus Supplement, the net proceeds from the sale of the Securities will be used by the Company for development of existing or acquired mineral properties and may also be used for acquisitions, working capital requirements, to repay indebtedness outstanding from time to time or for other general corporate purposes.  The Company may, from time to time, issue Common Shares or other securities otherwise than through the offering of Securities pursuant to this Prospectus.

MARKET FOR COMMON SHARES AND WARRANTS

The Common Shares are listed on the NYSE Amex and the TSX under the symbol VGZ.  The majority of the trading of the Common Shares takes place on the NYSE Amex.  The following table sets out the reported high and low sale prices and volume of sales traded on the NYSE Amex and on the TSX by month during the last 12-month period before the date hereof.

NYSE Amex (US$)				TSX (CDN$)
Month	High	Low	Volume	Month	High	Low	Volume
2011				2011
April	4.09	3.10	11,973,802	April	3.98	2.97	2,836,655
May	3.33	2.61	9,438,245	May	3.20	2.57	2,190,118
June	3.00	2.52	17,180,517	June	2.89	2.48	651,432
July	3.66	2.80	9,034,316	July	3.49	2.70	653,981
August	3.44	2.59	14,529,398	August	3.35	2.60	1,512,222
September	4.59	3.22	35,959,445	September	4.55	3.30	2,984,715
October	3.90	3.02	14,704,416	October	3.88	3.10	1,533,966
November	4.16	3.12	12,743,031	November	4.24	3.25	1,208,415
December	3.82	2.77	13,117,800	December	3.76	2.83	1,296,422
2012				2012
January	3.96	3.12	8,281,500	January	3.96	3.16	803,931
February	4.00	3.31	9,678,200	February	3.99	3.32	1,225,800
March	3.59	2.94	10,019,917	March	3.54	2.92	608,497

On April 18, 2012, the closing price of the Common Shares on the TSX was Cdn$2.83 per Common Share.  On April 18, 2012, the closing price of the Common Shares on the NYSE Amex was $2.85 per Common Share.

Certain warrants to purchase Common Shares (the “Listed Warrants”) of the Company are listed on the TSX under the symbol VGZ.WT.U.

The following table sets out the reported high and low sale prices and volume of sales traded on the TSX by month since the Listed Warrants began trading.

TSX (CDN$)
Month	High	Low	Volume
2011
April	0.98	0.98	0
May	0.98	0.98	0
June	0.98	0.98	0
July	0.98	0.98	0
August	1.25	1.25	1,023
September	1.25	0.70	100,070
October	0.88	0.50	208,430
November	0.88	0.45	123,812
December	0.80	0.51	93,195
2012
January	0.85	0.69	146,000
February	0.90	0.68	277,360
March	0.80	0.60	64,600

On April 18, 2012, the closing price of the Listed Warrants on the TSX was Cdn$0.60 per Listed Warrant.

CHANGES TO CONSOLIDATED CAPITALIZATION

The following table sets forth the consolidated capitalization of the Company as at the dates indicated.  The table should be read in conjunction with the consolidated financial statements of the Company for the year ended December 31, 2011 and management’s discussion and analysis thereof, which are incorporated by reference herein.

In thousands of US dollars	March 31, 2012	December 31, 2011

Short-term debt	$--	$--
Long-term debt, including current portion	635	635
Shareholders’ equity	131,850	141,223
Total capitalization	$132,485	$141,858

CERTAIN INCOME TAX CONSIDERATIONS

The applicable Prospectus Supplement will describe certain Canadian federal income tax consequences to investors described therein of acquiring Securities including, in the case of investors who are not residents of Canada for purposes of the Income Tax Act (Canada), whether payment of any amount in respect of a security will be subject to Canadian non-resident withholding tax.

The applicable Prospectus Supplement will also describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of Securities by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code), if applicable, including, to the extent applicable, any such consequences relating to Securities payable in a currency other than the U.S. dollar, issued at an original issue discount for U.S. federal income tax purposes or containing early redemption provisions or other special terms.

DESCRIPTION OF COMMON SHARES

The Company is authorized to issue an unlimited number of Common Shares, without par value, of which 71,728,883 are issued and outstanding as at the date of this Prospectus.  There are 15,219,802 Listed Warrants to acquire 15,219,802 Common Shares, which expire on October 22, 2015 (subject to any acceleration event).  The Listed Warrants were issued on December 15, 2010 and each Listed Warrant can be exercised to acquire one Common Share at a purchase price of US$3.50 during the first year (ended October 24, 2011), US$4.00 during the second year, US$4.50 during the third year and US$5.00 until the expiry of the Listed Warrant.  There are options outstanding to purchase up to 3,195,000 Common Shares at prices ranging from US$1.77 to US$7.45.  There are 855,436 broker warrants outstanding to purchase 855,436 Common Shares at prices ranging from US$2.30 to US$3.50 per Common Share.  The Company has granted 1,310,000 restricted stock units.  Upon the vesting conditions being met a holder of restricted stock units is entitled to receive one Common Share for each restricted stock unit held.

Holders of Common Shares are entitled to one vote per Common Share at all meetings of shareholders, to receive dividends as and when declared by the directors of the Company and to receive a pro rata share of the assets of the Company available for distribution to the shareholders in the event of the liquidation, dissolution or winding-up of the Company.  There are no pre-emptive, conversion or redemption rights attached to the Common Shares.

DESCRIPTION OF WARRANTS

The following description, together with the additional information the Company may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Warrants that the Company may offer under this Prospectus, which will consist of Warrants to purchase Common Shares and may be issued in one or more series.  Warrants may be offered independently or together with Common Shares or Subscription Receipts offered by any Prospectus Supplement, and may be attached to or separate from those Securities.  While the terms the Company has summarized below will apply generally to any Warrants that it may offer under this Prospectus, the Company will describe the particular terms of any series of Warrants that it may offer in more detail in the applicable Prospectus Supplement.  The terms of any Warrants offered under a Prospectus Supplement may differ from the terms described below.

General

Warrants will be issued under and governed by the terms of one or more warrant indentures (each a “Warrant Indenture”) between the Company and a warrant trustee (the “Warrant Trustee”) that the Company will name in the relevant Prospectus Supplement.  Each Warrant Trustee will be a financial institution organized under the laws of Canada or any province thereof and authorized to carry on business as a trustee.

This summary of some of the provisions of the Warrants is not complete.  The statements made in this Prospectus relating to any Warrant Indenture and Warrants to be issued under this Prospectus are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Warrant Indenture.  Prospective investors should refer to the Warrant Indenture relating to the specific Warrants being offered for the complete terms of the Warrants.  The Company will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that the Company files with the SEC, any Warrant Indenture describing the terms and conditions of Warrants the Company is offering before the issuance of such Warrants.

The applicable Prospectus Supplement relating to any Warrants offered by the Company will describe the particular terms of those Warrants and include specific terms relating to the offering.

Warrants

The particular terms of each issue of Warrants will be described in the applicable Prospectus Supplement. This description will include, where applicable:

●	the designation and aggregate number of Warrants;

●	the price at which the Warrants will be offered;

●	the currency or currencies in which the Warrants will be offered;

●	the date on which the right to exercise the Warrants will commence and the date on which the right will expire;

●
the number of Common Shares that may be purchased upon exercise of each Warrant and the price at which and currency or currencies in which the Common Shares may be purchased upon exercise of each Warrant;

●	the designation and terms of any Securities with which the Warrants will be offered, if any, and the number of the Warrants that will be offered with each Security;

●	the date or dates, if any, on or after which the Warrants and the other Securities with which the Warrants will be offered will be transferable separately;

●	whether the Warrants will be subject to redemption and, if so, the terms of such redemption provisions;

●	whether the Company will issue the Warrants as global securities and, if so, the identity of the depositary of the global securities;

●	whether the Warrants will be listed on any exchange;

●	material United States and Canadian federal income tax consequences of owning the Warrants; and

●	any other material terms or conditions of the Warrants.

Rights of Holders Prior to Exercise

Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Common Shares issuable upon exercise of the Warrants.

Exercise of Warrants

Each Warrant will entitle the holder to purchase the Common Shares that the Company specifies in the applicable Prospectus Supplement at the exercise price that the Company describes therein.  Unless the Company otherwise specifies in the applicable Prospectus Supplement, holders of the Warrants may exercise the Warrants at any time up to the specified time on the expiration date that the Company sets forth in the applicable Prospectus Supplement.  After the close of business on the expiration date, unexercised warrants will become void.

Holders of the Warrants may exercise the Warrants by delivering the Warrant Certificate representing the Warrants to be exercised together with specified information, and paying the required amount to the Warrant Trustee in immediately available funds, as provided in the applicable Prospectus Supplement.  The Company will set forth on the Warrant Certificate and in the applicable Prospectus Supplement the information that the holder of the Warrant will be required to deliver to the Warrant Trustee.

Upon receipt of the required payment and the Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Trustee or any other office indicated in the applicable Prospectus Supplement, the Company will issue and deliver the Common Shares purchasable upon such exercise.  If fewer than all of the Warrants represented by the Warrant Certificate are exercised, then the Company will issue a new Warrant Certificate for the remaining amount of Warrants.  If the Company so indicates in the applicable Prospectus Supplement, holders of the Warrants may surrender securities as all or part of the exercise price for Warrants.

Anti-Dilution

The Warrant Indenture will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares or any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets, the Warrants will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for, or on the conversion of, or in respect of, the Common Shares to which the holder of a Common Share would have been entitled immediately after such event.  Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Warrants.

Global Securities

The Company may issue Warrants in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement.  The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement will describe the exchange, registration and transfer rights relating to any global security.
Modifications

The Warrant Indenture will provide for modifications and alterations to the Warrants issued thereunder by way of a resolution of holders of Warrants at a meeting of such holders or a consent in writing from such holders.  The number of holders of Warrants required to pass such a resolution or execute such a written consent will be specified in the Warrant Indenture.

The Company may amend any Warrant Indenture and the Warrants, without the consent of the holders of the Warrants, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Warrants.

DESCRIPTION OF SUBSCRIPTION RECEIPTS

The Company may issue Subscription Receipts, which will entitle holders to receive upon satisfaction of certain release conditions and for no additional consideration, Common Shares, Warrants or a combination thereof.  Subscription Receipts will be issued pursuant to one or more subscription receipt agreements (each, a “Subscription Receipt Agreement”), each to be entered into between the Company and an escrow agent (the “Escrow Agent”), which will establish the terms and conditions of the Subscription Receipts.  Each Escrow Agent will be a financial institution organized under the laws of Canada or a province thereof and authorized to carry on business as a trustee.  The Company will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that the Company files with the SEC, any Subscription Receipt Agreement describing the terms and conditions of Subscription Receipts the Company is offering before the issuance of such Subscription Receipts.

The following description sets forth certain general terms and provisions of Subscription Receipts and is not intended to be complete.  The statements made in this Prospectus relating to any Subscription Receipt Agreement and Subscription Receipts to be issued thereunder are summaries of certain anticipated provisions thereof and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Subscription Receipt Agreement and the Prospectus Supplement describing such Subscription Receipt Agreement.

The Prospectus Supplement relating to any Subscription Receipts the Company offers will describe the Subscription Receipts and include specific terms relating to their offering.  All such terms will comply with the requirements of the TSX and NSYE Amex relating to Subscription Receipts.  If underwriters or agents are used in the sale of Subscription Receipts, one or more of such underwriters or agents may also be parties to the Subscription Receipt Agreement governing the Subscription Receipts sold to or through such underwriters or agents.

General

The Prospectus Supplement and the Subscription Receipt Agreement for any Subscription Receipts the Company offers will describe the specific terms of the Subscription Receipts and may include, but are not limited to, any of the following:

●	the designation and aggregate number of Subscription Receipts offered;

●	the price at which the Subscription Receipts will be offered;

●	the currency or currencies in which the Subscription Receipts will be offered;

●
the designation, number and terms of the Common Shares, Warrants or combination thereof to be received by holders of Subscription Receipts upon satisfaction of the release conditions, and the procedures that will result in the adjustment of those numbers;

●	the conditions (the “Release Conditions”) that must be met in order for holders of Subscription Receipts to receive for no additional consideration Common Shares, Warrants or a combination thereof;

●	the procedures for the issuance and delivery of Common Shares, Warrants or a combination thereof to holders of Subscription Receipts upon satisfaction of the Release Conditions;

●
whether any payments will be made to holders of Subscription Receipts upon delivery of the Common Shares, Warrants or a combination thereof upon satisfaction of the Release Conditions (e.g., an amount equal to dividends declared on Common Shares by the Company to holders of record during the period from the date of issuance of the Subscription Receipts to the date of issuance of any Common Shares pursuant to the terms of the Subscription Receipt Agreement);

●
the terms and conditions under which the Escrow Agent will hold all or a portion of the gross proceeds from the sale of Subscription Receipts, together with interest and income earned thereon (collectively, the “Escrowed Funds”), pending satisfaction of the Release Conditions;

●	the terms and conditions pursuant to which the Escrow Agent will hold Common Shares, Warrants or a combination thereof pending satisfaction of the Release Conditions;

●	the terms and conditions under which the Escrow Agent will release all or a portion of the Escrowed Funds to the Company upon satisfaction of the Release Conditions;

●
if the Subscription Receipts are sold to or through underwriters or agents, the terms and conditions under which the Escrow Agent will release a portion of the Escrowed Funds to such underwriters or agents in payment of all or a portion of their fees or commission in connection with the sale of the Subscription Receipts;

●
procedures for the refund by the Escrow Agent to holders of Subscription Receipts of all or a portion of the subscription price for their Subscription Receipts, plus any pro rata entitlement to interest earned or income generated on such amount, if the Release Conditions are not satisfied;

●
any contractual right of rescission to be granted to initial purchasers of Subscription Receipts in the event this Prospectus, the Prospectus Supplement under which Subscription Receipts are issued or any amendment hereto or thereto contains a misrepresentation;

●	any entitlement of the Company to purchase the Subscription Receipts in the open market by private agreement or otherwise;

●	whether the Company will issue the Subscription Receipts as global securities and, if so, the identity of the depositary for the global securities;

●	whether the Company will issue the Subscription Receipts as bearer securities, registered securities or both;

●	provisions as to modification, amendment or variation of the Subscription Receipt Agreement or any rights or terms attaching to the Subscription Receipts;

●	the identity of the Escrow Agent;

●	whether the Subscription Receipts will be listed on any exchange;

●	material United States and Canadian federal tax consequences of owning the Subscription Receipts; and

●	any other terms of the Subscription Receipts.

The holders of Subscription Receipts will not be shareholders of the Company.  Holders of Subscription Receipts are entitled only to receive Common Shares, Warrants or a combination thereof on exchange of their Subscription Receipts, plus any cash payments provided for under the Subscription Receipt Agreement, if the Release Conditions are satisfied.  If the Release Conditions are not satisfied, the holders of Subscription Receipts shall be entitled to a refund of all or a portion of the subscription price therefor and all or a portion of the pro rata share of interest earned or income generated thereon, as provided in the Subscription Receipt Agreement.

Escrow

The Escrowed Funds will be held in escrow by the Escrow Agent, and such Escrowed Funds will be released to the Company (and, if the Subscription Receipts are sold to or through underwriters or agents, a portion of the Escrowed Funds may be released to such underwriters or agents in payment of all or a portion of their fees in connection with the sale of the Subscription Receipts) at the time and under the terms specified by the Subscription Receipt Agreement.  If the Release Conditions are not satisfied, holders of Subscription Receipts will receive a refund of all or a portion of the subscription price for their Subscription Receipts plus their pro rata entitlement to interest earned or income generated on such amount, in accordance with the terms of the Subscription Receipt Agreement.

Common Shares or Warrants may be held in escrow by the Escrow Agent, and will be released to the holders of Subscription Receipts following satisfaction of the Release Conditions at the time and under the terms specified in the Subscription Receipt Agreement.

Anti-Dilution

The Subscription Receipt Agreement will specify that upon the subdivision, consolidation, reclassification or other material change of the Common Shares or Warrants or any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets, the Subscription Receipts will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for, or on the conversion of, or in respect of, the Common Shares or Warrants to which the holder of a Common Share or Warrant would have been entitled immediately after such event.  Similarly, any distribution to all or substantially all of the holders of Common Shares of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of Common Shares to be issued to holders of Subscription Receipts whose Subscription Receipts entitle the holders thereof to receive Common Shares.  Alternatively, such securities, evidences of indebtedness or assets may, at the option of the Company, be issued to the Escrow Agent and delivered to holders of Subscription Receipts on exercise thereof.  The Subscription Receipt Agreement will also provide that if other actions of the Company affect the Common Shares or Warrants, which, in the reasonable opinion of the directors of the Company, would materially affect the rights of the holders of Subscription Receipts and/or the rights attached to the Subscription Receipts, the number of Common Shares or Warrants which are to be received pursuant to the Subscription Receipts shall be adjusted in such manner, if any, and at such time as the directors of the Company may in their discretion reasonably determine to be equitable to the holders of Subscription Receipts in such circumstances.

Rescission

The Subscription Receipt Agreement will also provide that any misrepresentation in this Prospectus, the Prospectus Supplement under which the Subscription Receipts are offered, or any amendment thereto, will entitle each initial purchaser of Subscription Receipts to a contractual right of rescission following the issuance of the Common Shares or Warrants to such purchaser entitling such purchaser to receive the amount paid for the Subscription Receipts upon surrender of the Common Shares or Warrants, provided that such remedy for rescission is exercised in the time stipulated in the Subscription Receipt Agreement.  This right of rescission does not extend to holders of Subscription Receipts who acquire such Subscription Receipts from an initial purchaser, on the open market or otherwise, or to initial purchasers who acquire Subscription Receipts in the United States.

Global Securities

The Company may issue Subscription Receipts in whole or in part in the form of one or more global securities, which will be registered in the name of and be deposited with a depositary, or its nominee, each of which will be identified in the applicable Prospectus Supplement.  The global securities may be in temporary or permanent form. The applicable Prospectus Supplement will describe the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global security. The applicable Prospectus Supplement also will describe the exchange, registration and transfer rights relating to any global security.

Modifications

The Subscription Receipt Agreement will provide for modifications and alterations to the Subscription Receipts issued thereunder by way of a resolution of holders of Subscription Receipts at a meeting of such holders or a consent in writing from such holders.  The number of holders of Subscriptions Receipts required to pass such a resolution or execute such a written consent will be specified in the Subscription Receipt Agreement.

The Company may amend the Subscription Receipt Agreement, without the consent of the holders of the Subscription Receipts, to cure any ambiguity, to cure, correct or supplement any defective or inconsistent provision, or in any other manner that will not materially and adversely affect the interests of holders of outstanding Subscription Receipts.

DESCRIPTION OF UNITS

The following description, together with the additional information the Company may include in any applicable Prospectus Supplements, summarizes the material terms and provisions of the Units that the Company may offer under this Prospectus.  While the terms the Company has summarized below will apply generally to any Units that the Company may offer under this Prospectus, the Company will describe the particular terms of any series of Units in more detail in the applicable Prospectus Supplement.  The terms of any Units offered under a Prospectus Supplement may differ from the terms described below.

The Company will enter into a form of unit agreement (“Unit Agreement”) between the Company and a unit agent (“Unit Agent”) that describes the terms and conditions of the series of Units the Company is offering, and any supplemental agreements, before the issuance of the related series of Units.  The Company will file as exhibits to the registration statement of which this Prospectus is a part, or will incorporate by reference from a current report on Form 8-K that the Company files with the SEC, the form of Unit Agreement that describes the terms and conditions of the series of Units the Company is offering, and any supplemental agreements, before the issuance of the related series of Units.

The following summary of material terms and provisions of the Units are subject to, and qualified in their entirety by reference to, all the provisions of the Unit Agreement and any supplemental agreements applicable to a particular series of Units.  The Company urges you to read the applicable Prospectus Supplements related to the particular series of Units that the Company sells under this Prospectus, as well as the complete Unit Agreement and any supplemental agreements that contain the terms of the Units.

General

The Company may issue units comprising two or more of Common Shares, Warrants and Subscription Receipts in any combination.  Each Unit will be issued so that the holder of the Unit is also the holder of each security included in the Unit.  Thus, the holder of a Unit will have the rights and obligations of a holder of each included security.  The Unit Agreement under which a Unit is issued may provide that the Securities included in the Unit may not be held or transferred separately, at any time or at any time before a specified date.

The Company will describe in the applicable Prospectus Supplement the terms of the series of Units, including:

●	the designation and terms of the Units and of the securities comprising the Units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing Unit Agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the Units or of the securities comprising the Units.

The provisions described in this section, as well as those described under “Description of Common Shares”, “Description of Warrants” and “Description of Subscription Rights” will apply to each Unit and to any Common Share, Warrant or Subscription Receipt included in each Unit, respectively.

Issuance in Series

The Company may issue Units in such amounts and in numerous distinct series as the Company determines.

Enforceability of Rights by Holders of Units

Each Unit Agent will act solely as the Company’s agent under the applicable Unit Agreement and will not assume any obligation or relationship of agency or trust with any holder of any Unit.  A single bank or trust company may act as Unit Agent for more than one series of Units.  A Unit Agent will have no duty or responsibility in case of any default by the Company under the applicable Unit Agreement or Unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon the Company.  Any holder of a Unit may, without the consent of the related Unit Agent or the holder of any other Unit, enforce by appropriate legal action its rights as holder under any security included in the Unit.

The Company, the Unit Agents and any of their agents may treat the registered holder of any Unit Certificate as an absolute owner of the Units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the Units so requested, despite any notice to the contrary.

PLAN OF DISTRIBUTION
General

The Company may offer and sell the Securities, separately or together: (a) to one or more underwriters or dealers; (b) through one or more agents; or (c) directly to one or more other purchasers. The Securities offered pursuant to any Prospectus Supplement may be sold from time to time in one or more transactions at: (i) a fixed price or prices, which may be changed from time to time; (ii) market prices prevailing at the time of sale; (iii) prices related to such prevailing market prices; or (iv) other negotiated prices.  The Company may only offer and sell the Securities pursuant to a Prospectus Supplement during the 25-month period that this Prospectus, including any amendments hereto, remains effective.  The Prospectus Supplement for any of the Securities being offered thereby will set forth the terms of the offering of such Securities, including the type of Security being offered, the name or names of any underwriters, dealers or agents, the purchase price of such Securities, the proceeds to the Company from such sale, any underwriting commissions or discounts and other items constituting underwriters’ compensation and any discounts or concessions allowed or re-allowed or paid to dealers.  Only underwriters so named in the Prospectus Supplement are deemed to be underwriters in connection with the Securities offered thereby.

By Underwriters

If underwriters are used in the sale, the Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  Unless otherwise set forth in the Prospectus Supplement relating thereto, the obligations of underwriters to purchase the Securities will be subject to certain conditions, but the underwriters will be obligated to purchase all of the Securities offered by the Prospectus Supplement if any of such Securities are purchased.  The Company may agree to pay the underwriters a fee or commission for various services relating to the offering of any Securities.  Any such fee or commission will be paid out of the general corporate funds of the Company.

By Dealers

If dealers are used, and if so specified in the applicable Prospectus Supplement, the Company will sell such Securities to the dealers as principals.  The dealers may then resell such Securities to the public at varying prices to be determined by such dealers at the time of resale.  Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

By Agents

The Securities may also be sold through agents designated by the Company.  Any agent involved will be named, and any fees or commissions payable by the Company to such agent will be set forth, in the applicable Prospectus Supplement.  Any such fees or commissions will be paid out of the general corporate funds of the Company.  Unless otherwise indicated in the Prospectus Supplement, any agent will be acting on a best efforts basis for the period of its appointment.

Direct Sales

Securities may also be sold directly by the Company at such prices and upon such terms as agreed to by the Company and the purchaser.  In this case, no underwriters, dealers or agents would be involved in the offering.

General Information

Underwriters, dealers and agents that participate in the distribution of the Securities offered by this Prospectus may be deemed underwriters under the U.S. Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the U.S. Securities Act.

With respect to the sale of Securities under this Prospectus and any Prospectus Supplement, the maximum commission or discount to be received by any member of the Financial Industry Regulatory Authority, Inc. or independent broker or dealer will not be greater than eight percent (8%).

Underwriters, dealers or agents who participate in the distribution of Securities may be entitled under agreements to be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under Canadian provincial and territorial and United States securities legislation, or to contribution with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof.  Such underwriters, dealers or agents may be customers of, engage in transactions with, or perform services for, the Company in the ordinary course of business.

The Company may enter into derivative transactions with third parties, or sell securities not covered by this Prospectus to third parties in privately negotiated transactions. If the applicable Prospectus Supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this Prospectus and the applicable Prospectus Supplement, including in short sale transactions. If so, the third parties may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be identified in the applicable Prospectus Supplement.

One or more firms, referred to as “remarketing firms,” may also offer or sell the Securities, if the Prospectus Supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the Securities in accordance with the terms of the Securities. The Prospectus Supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the Securities they remarket.

In connection with any offering of Securities, underwriters may over-allot or effect transactions which stabilize or maintain the market price of the Securities offered at a level above that which might otherwise prevail in the open market.  Such transactions may be commenced, interrupted or discontinued at any time.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditors of the Company are PricewaterhouseCoopers LLP, Chartered Accountants.

The transfer agent and registrar for the Common Shares of the Company is Computershare Investor Services Inc. at its principal offices in Vancouver and Toronto.  The transfer agent and registrar for the Listed Warrants is Computershare Trust Company of Canada at its principal offices in Vancouver and Toronto.

EXPERTS

Information relating to the Company’s mineral properties in this Prospectus and the documents incorporated by reference herein has been derived from reports, statements or opinions prepared or certified by SRK Consulting (US), Inc., Golder Associates Inc., Gustavson Associates, LLC, Tetra Tech MM, Inc., Pincock, Allen & Holt, Mine Development Associates Inc., Resource Development Inc., Terry Braun, John W. Rozelle (now the VP Technical Services of the Company), Steven Ristorcelli, Thomas L. Dyer, Neil B. Prenn, David Kidd, Leonel Lopez, Rex Clair Bryan and Deepak Malhotra, and this information has been included in reliance on such companies and persons’ expertise.  Each of Terry Braun, John W. Rozelle, Steven Ristorcelli, Thomas L. Dyer, Neil B. Prenn, David Kidd, Leonel Lopez, Rex Clair Bryan and Deepak Malhotra is a qualified person as such term is defined in National Instrument 43-101 – Standards of Disclosure for Mineral Projects.

None of SRK Consulting (US), Inc., Golder Associates Inc., Gustavson Associates, LLC, Tetra Tech MM, Inc., Pincock, Allen & Holt, Mine Development Associates Inc., Resource Development Inc., Terry Braun, John W. Rozelle, Steven Ristorcelli, Thomas L. Dyer, Neil B. Prenn, David Kidd, Leonel Lopez, Rex Clair Bryan and Deepak Malhotra, each being companies and persons who have prepared or certified the preparation of reports, statements or opinions relating to the Company’s mineral properties, or any director, officer, employee or partner thereof, as applicable, received or has received a direct or indirect interest in the property of the Company or of any associate or affiliate of the Company.  As at the date hereof, the aforementioned persons, companies and persons at the companies specified above who participated in the preparation of such reports, statements or opinions, as a group, beneficially own, directly or indirectly, less than 1% of the Company’s outstanding Common Shares.

The auditors of the Company are PricewaterhouseCoopers LLP, Chartered Accountants.  PricewaterhouseCoopers LLP, Chartered Accountants, report that they are independent of the Company in accordance with the Rules of Professional Conduct of the Institute of Chartered Accountants of British Columbia and in accordance with the applicable rules and regulations of the SEC.  PricewaterhouseCoopers LLP is registered with the Public Company Accounting Oversight Board. The audited consolidated financial statements of the Company as at December 31, 2011 and 2010 and for the years ended December 31, 2011, 2010 and 2009 have been audited by PricewaterhouseCoopers LLP and are incorporated by reference herein in reliance on the authority of said firm as experts in auditing and accounting.

Deloitte & Touche LLP, the auditors of Midas Gold, report that they are independent of Midas Gold in accordance with the Rules of Professional Conduct of the Institute of Chartered Accountants of British Columba.  The consolidated financial statements of Midas Gold as of December 31, 2011 and for the year ended December 31, 2011 have been audited by Deloitte & Touche LLP and are incorporated by reference herein.

LEGAL MATTERS

Certain legal matters related to the Securities offered by this Prospectus will be passed upon on the Company’s behalf by Borden Ladner Gervais LLP and MacDonald & Company LLP, with respect to matters of Canadian law, and Dorsey & Whitney LLP, with respect to matters of United States law.  As of the date of this Prospectus, the partners and associates of Borden Ladner Gervais LLP, as a group, MacDonald & Company LLP, as a group, and Dorsey & Whitney LLP, as a group, beneficially own, directly or indirectly less than 1% of the Company’s outstanding Common Shares.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC.  Our SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.

This Prospectus is part of a registration statement and, as permitted by SEC rules, does not contain all of the information included in the registration statement.  Whenever a reference is made in this Prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement.  You may call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges.   You may also read and copy any document we file with the SEC at the SEC’s public reference rooms at:

100 F Street, N.E.
Room 1580
Washington, D.C. 20549

PROSPECTUS SUPPLEMENT

September 28, 2012